Exhibit 10.1
Execution Version
FIFTH AMENDMENT TO THE CREDIT AGREEMENT
FIFTH AMENDMENT TO THE CREDIT AGREEMENT, dated as of December 20, 2022 (this “Amendment”), by and among SOFTBANK GROUP CORP. (“SBG” and, in its capacity as Obligor, the “SoftBank Obligor”), SOFTBANK VISION FUND II-2 L.P., a limited partnership established in Jersey with registration number 2995, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD (the “Partnership”) acting by the Manager (as defined below) (the Partnership, acting by the Manager or the Jersey General Partner (as defined below) in its capacity as general partner, as the case may be, the “SVF Obligor” and together with the SoftBank Obligor, the “SB Obligors”), WEWORK COMPANIES LLC (the “WeWork Obligor” and, collectively with the SB Obligors, the “Obligors”), SB GLOBAL ADVISERS LIMITED, a limited company incorporated under the laws of England and Wales with registered number 13552691, and whose registered office is at 69 Grosvenor Street, London W1K 3JP, United Kingdom in its capacity as manager of the Partnership (the “Manager”), SVF II GP (JERSEY) LIMITED, a private limited company incorporated in Jersey with registration number 129289, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD in its capacity as general partner of the Partnership and in its own corporate capacity (the “Jersey General Partner”), the Senior Tranche Issuing Creditors and the Senior Tranche L/C Participants party hereto (each, as defined below), GOLDMAN SACHS INTERNATIONAL BANK (“GSIB”), as the administrative and collateral agent with respect to the SVF Collateral for the Senior Tranche Issuing Creditors (as defined below) and the Senior Tranche L/C Participants (as defined below) (in such capacities, the “Senior Tranche Administrative Agent”), to the Credit Agreement, dated as of December 27, 2019 (as amended by the First Amendment dated as of February 10, 2020, the Second Amendment dated as of April 1, 2020, the Third Amendment dated as of December 6, 2021, the Fourth Amendment dated as of May 10, 2022 and as may be further amended, modified, restated and supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”), among the SoftBank Obligor, the WeWork Obligor, the several banks and other financial institutions or entities from time to time parties thereto prior to the Amendment Effective Date (as defined below) as issuing creditors (collectively, the “Issuing Creditors”), the several banks and other financial institutions or entities from time to time parties thereto prior to the Amendment Effective Date as L/C participants (collectively, the “L/C Participants”) the Senior Tranche Administrative Agent and KROLL AGENCY SERVICES LIMITED, the administrative agent for the Junior Tranche Issuing Creditors and Junior Tranche L/C Participations (the “Junior Tranche Administrative Agent” and, together with the Senior Tranche Administrative Agent, the “Administrative Agents”). The Existing Credit Agreement as amended by this Amendment shall be referred to as the “Amended Credit Agreement”.

W I T N E S S E T H:
WHEREAS, the SoftBank Obligor, the WeWork Obligor, the Issuing Creditors, the L/C Participants and the Administrative Agents are parties to the Existing Credit Agreement;
WHEREAS, pursuant to the Existing Credit Agreement, the Issuing Creditors and the L/C Participants agreed to issue Letters of Credit or provide L/C Commitments, as applicable, to the Obligors;
WHEREAS, the SoftBank Obligor and the WeWork Obligor have requested to (i) extend the Senior Tranche Termination Date, (ii) replace the SoftBank Obligor with the SVF Obligor as an Obligor with respect to the Senior Tranche Obligations and (iii) to amend certain provisions of the existing Credit Agreement as set forth in Annex A hereto and certain provisions of the WeWork Security Agreement as set forth in Annex E hereto;
WHEREAS, the Obligors have requested certain amendments to the Existing Credit Agreement to implement the foregoing, and the Senior Tranche L/C Participants party hereto (constituting all of the Senior Tranche L/C Participants), the Senior Tranche Issuing Creditors party hereto (constituting all of the Senior Tranche Issuing Creditors) have, by delivering an executed signature page to this Amendment, consented to those amendments on the terms of and subject to the provisions of this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.  General Provisions.
1.1    Defined Terms; Rules of Construction. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction set forth in Section 1.2 of the Amended Credit Agreement shall apply herein.
1.2    References Generally. On and after the Amendment Effective Date (as defined herein), each reference in the Existing Credit Agreement (including references to the Existing Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” and words of similar import) shall be deemed to be references to the Amended Credit Agreement.
SECTION 2.  Amendments. Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended to:
(a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto;
(b) add the Form of SVF Obligor Solvency Certificate attached as Annex B hereto as a new Exhibit D-3 to the Amended Credit Agreement;
(c) add the Form of SVF Obligor Compliance Certificate attached as Annex C hereto as a new Exhibit I to the Amended Credit Agreement;
(d) add the Form of Security Capital Call Notice attached as Annex D hereto as a new Exhibit J to the Amended Credit Agreement;
(e) delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the WeWork Security Agreement attached as Annex E hereto; and
(f) replace Schedule 1.1A attached to the Existing Credit Agreement with Schedule 1.1A attached as Annex F hereto and replace Schedule 1.1B attached to the Existing Credit Agreement with Schedule 1.1B attached as Annex G hereto.
SECTION 3.  Conditions to Amendment Effectiveness. The amendments set forth in Section 2 hereof shall become effective on the earliest date (the “Amendment Effective Date”) on which all of the following conditions precedent have been satisfied:
(a) The Senior Tranche Administrative Agent shall have received counterpart signature pages to this Amendment, executed and delivered by (i) a duly authorized officer of each of the Obligors, the Manager and the Jersey General Partner, (ii) the Senior Tranche Administrative Agent, (iii) each Senior Tranche L/C Participant and (iv) each Senior Tranche Issuing Creditor.
(b) The Senior Tranche Administrative Agent shall have received a customary opinion letter from (i) Weil, Gotshal & Manges LLP, as special counsel for the SoftBank Obligor and the SVF Obligor, (ii) Kirkland & Ellis LLP, counsel to the WeWork Obligor and the WeWork Guarantors, (iii) Walkers (Jersey) LLP, Jersey counsel to the Senior Tranche Administrative Agent, (iv) Carey Olsen Jersey LLP, Jersey counsel to the SVF Obligor and the Jersey General Partner, (iv) Mori Hamada & Matsumoto LLP, special Japanese counsel to the SoftBank Obligor, (v) Linklaters LLP, special Investment Company Act counsel to the SVF Obligor, (vi) Sullivan & Cromwell LLP, special Investment Company Act counsel to SBG and (vii) Milbank LLP, England and Wales counsel to the Senior Tranche Administrative Agent, in each case, (x) addressed to the Senior Tranche Administrative Agent, the Senior Tranche L/C Participants and the Senior Tranche Issuing Creditors, (y) in a form reasonably acceptable to the Senior Tranche Administrative Agent and (z) dated as of the Amendment Effective Date.
(c) The Senior Tranche Administrative Agent shall have received (i) a certificate of each Obligor, the Manager, the Jersey General Partner and WeWork Guarantor, dated the Amendment Effective Date, with appropriate insertions and attachments, including (as applicable) the certificate of incorporation or formation of such Obligor, the Manager, the Jersey General Partner and WeWork Guarantor, as applicable, certified by the relevant authority of the jurisdiction of organization of such Obligor, the Manager, the Jersey General Partner and WeWork Guarantor, or to the extent such organizational documents of such Obligor or WeWork Guarantor have not been amended since the date such organizational documents were last delivered to the Senior Tranche Administrative Agent, certify that such organizational documents for such Obligor or WeWork Guarantor have not been amended since such date of last delivery, resolutions of the board of directors or other appropriate governing body of such Obligor (or, in the case of the SoftBank Obligor, a certificate of the appropriate governing body of the SoftBank Obligor) and WeWork Guarantor and incumbency certificates, (ii) solely in respect of the SoftBank Obligor, (a) a certified copy of the seal certificate (inkan shoumei) issued within one month prior to the Amendment Effective Date, (b) a certified copy of the certificate of the corporate register (certificate of all registry records including historical records or certificate of registry records describing all present items), and (c) a certified copy of Articles of Incorporation which is effective as of the Amendment Effective Date, (iii) long form good standing certificates (or equivalent) for the WeWork Obligor and WeWork Guarantors from its jurisdiction of organization, (iv) a solvency certificate of the WeWork Obligor, dated as of the Amendment Effective Date, substantially in the form of Exhibit D-2 to the Existing Credit Agreement from a senior financial officer of the WeWork Obligor, (v) a solvency certificate of the SoftBank Obligor, dated as of the Amendment Effective Date, substantially in the form of Exhibit D-1 to the Existing Credit Agreement from a senior financial officer of the SoftBank Obligor, (vi) a solvency certificate of the SVF Obligor, dated as of the Amendment Effective Date, substantially in the form of Annex B hereto from a senior financial officer of the SVF Obligor and (vii) solely in respect of the Partnership and the Jersey General Partner, a certified copy of each consent and license issued to the Partnership and the Jersey General Partner by the Jersey Financial Services Commission, the register of directors, shareholders and secretary of the Jersey General Partner and the register of partners of the Partnership.
(d) The representations and warranties set forth in Section 5 of this Amendment will be true and correct.
(e) No Default or Event of Default shall have occurred or be continuing on the Amendment Effective Date, after giving effect to this Amendment.
(f) The Senior Tranche Administrative Agent shall have received (i) a certificate of a Responsible Officer of the WeWork Obligor certifying compliance with Sections 3(d) and (e), in each case, as to the WeWork Obligor, (ii) a certificate of a Responsible Officer of the SoftBank Obligor certifying compliance with Sections 3(d) and (e), in each case, as to the SoftBank Obligor, and (iii) a certificate of a Responsible Officer of the SVF Obligor certifying compliance with Sections 3(d) and (e).
(g) The Senior Tranche Administrative Agent shall have received executed counterpart signatures to the LPA Amendment Agreement executed and delivered by the SVF Obligor, the Jersey General Partner, and the Manager and acknowledged and agreed to by GSIB, in its capacity as Senior Tranche Administrative Agent under the Credit Agreement, dated on or prior to the date hereof.
(h) The Senior Tranche Administrative Agent shall have received counterpart signature pages to the Parent Indemnity, executed and delivered by SBG in favor of GSIB, as the Senior Tranche Administrative Agent.
(i) Each of the Senior Tranche Administrative Agent, Senior Tranche Issuing Creditors and Senior Tranche L/C Participants shall have received, at least three Business Days in advance of the

Amendment Effective Date, all documentation and other information required by any Governmental Authority under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, as required by the Patriot Act, with respect to the Partnership, the Manager, the Jersey General Partner and the WeWork Obligor as of the Amendment Effective Date that has been reasonably requested in writing by such Senior Tranche Administrative Agent, Senior Tranche Issuing Creditor or Senior Tranche L/C Participant, as applicable, by no later than ten Business Days prior to the Amendment Effective Date.
(j) All fees and expenses required to be paid on the Amendment Effective Date pursuant to (i) that certain engagement letter dated as of November 22, 2022 by and among GSIB, the WeWork Obligor and the SB Obligors and (ii) Section 4 of this Amendment, in each case, shall have been paid by the WeWork Obligor.
(k) The Senior Tranche Administrative Agent shall have received the Jersey Security Agreement, executed and delivered by the SVF Obligor, the Manager, the Jersey General Partner and the Senior Tranche Administrative Agent.
(l) The Senior Tranche Administrative Agent shall have received grantor consents to registration from each of the SVF Obligor, the Jersey General Partner and the Manager consenting to the registration of the security interests created pursuant to the Jersey Security Agreement on the security interests register established under Part 8 of the Security Interests (Jersey) Law 2012.
(m) The Senior Tranche Administrative Agent shall have received the New York law-governed SVF Security Agreement (the “SVF Security Agreement”), executed and delivered by the SVF Obligor, the Manager, the Jersey General Partner and the Senior Tranche Administrative Agent.
(n) The Senior Tranche Administrative Agent shall have received an Account Control Agreement (the “Pledged CCP Account Control Agreement”) in form and substance reasonably satisfactory to the Senior Tranche Administrative Agent, executed and delivered by the SVF Obligor, the Senior Tranche Administrative Agent and Goldman Sachs Bank USA, as depository bank.
(o) The Senior Tranche Administrative Agent shall have received a fully executed capital call notice (the “Capital Call Notice”) in form and substance reasonably satisfactory to the Senior Tranche Administrative Agent and delivered in accordance with the LP Agreement (as amended by the LPA Amendment Agreement), issued by the SVF Obligor addressed to SBG and acknowledged by the Senior Tranche Administrative Agent and SBG in its capacity as the sole limited partner of the Partnership, pursuant to which SBG agrees to fund $1,750,000,000 of capital call commitments (the “Security Capital Call”) to the Pledged CCP Account when due.
(p) The Senior Tranche Administrative Agent shall have received the results of customary lien searches with respect to the SVF Obligor, the Manager and the Jersey General Partner.
(q) The Senior Tranche Administrative Agent shall have received the Junior Tranche Acknowledgement and Consent to Fifth Amendment to Credit Agreement, executed and delivered by the Junior Tranche Required L/C Participants, the SoftBank Obligor, the WeWork Obligor and the Junior Tranche Administrative Agent.
For the purpose of determining compliance with the conditions specified in this Section 3, each Issuing Creditor and L/C Participant that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required thereunder unless the applicable Administrative Agent shall have received written notice from such Issuing Creditor or L/C Participant prior to the proposed Amendment Effective Date, specifying its objection thereto.
SECTION 4.  Payment of Fees and Expenses.
4.1    Expenses. The WeWork Obligor agrees to pay or reimburse each Administrative Agent promptly upon written demand accompanied by invoices or other reasonable back-up on the Amendment Effective Date for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the documented reasonable fees, charges and disbursements of counsel to each Administrative Agent.
4.2    Amendment Fees. The WeWork Obligor agrees to pay to the Senior Tranche Administrative Agent on the Amendment Effective Date, for the account of each Senior Tranche L/C Participant, a consent fee (the “Consent Fee”) in an aggregate amount equal to such Senior Tranche L/C Participant’s Senior Tranche L/C Commitment on the Amendment Effective Date multiplied by 25 basis points.
SECTION 5.  Representations and Warranties.
5.1    SoftBank Obligor Representations and Warranties. The SoftBank Obligor hereby represents and warrants that (a) each of the representations and warranties made by the SoftBank Obligor set forth in Section 4 of the Amended Credit Agreement shall be, both immediately before and after giving effect to this Amendment, true and correct in all material respects (or in all respects, to the extent any such representation or warranty is not qualified by materiality), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects, to the extent any such representation or warranty is not qualified by materiality) as of such earlier date, (b) both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (c) each of this Amendment and the Parent Indemnity has been duly executed and delivered by the SoftBank Obligor and constitutes a legal, valid and binding obligation of the SoftBank Obligor, enforceable against the SoftBank Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), in each case, to which such entity is party.
5.2    SVF Obligor Representations and Warranties. Each of the SVF Obligor, the Jersey General Partner and the Manager (as applicable) hereby represents and warrants that (a) each of the representations and warranties made by the SVF Obligor, the Jersey General Partner and the Manager set forth in Section 4 of the Amended Credit Agreement shall be, both immediately before and after giving effect to this Amendment, true and correct in all material respects (or in all respects, to the extent any such representation or warranty is not qualified by materiality), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects, to the extent any such representation or warranty is not qualified by materiality) as of such earlier date, (b) both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (c) each of this Amendment, the Security Capital Call Notice, the LPA Amendment Agreement and the SVF Security Documents has been duly executed and delivered by the SVF Obligor, the Jersey General Partner and the Manager, in each case, to which such entity is party, and constitutes a legal, valid and binding obligation of the SVF Obligor, the Jersey General Partner and the Manager, enforceable against the SVF Obligor, the Jersey General Partner and the Manager, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), in each case, to which such entity is party.
5.3    WeWork Obligor Representations and Warranties. The WeWork Obligor hereby represents and warrants that (a) each of the representations and warranties set forth in Section 5 of the Amended Credit Agreement and in the other Credit Documents shall be, both immediately before and after giving effect to this Amendment, true and correct in all material respects (or in all respects, to the extent any such representation or warranty is not qualified by materiality), (b) both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (c) this Amendment has been duly executed and delivered by the WeWork Obligor and constitutes a legal, valid and binding obligation of the WeWork Obligor, enforceable against the WeWork Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Administrative Agents in connection with the Credit Documents.
SECTION 6.  GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.
(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b) The provisions of Sections 13.12 and 13.17 of the Existing Credit Agreement pertaining to submission to jurisdiction, waiver of venue, service of process and waiver of right to trial by jury are hereby incorporated by reference herein, mutatis mutandis.
SECTION 7.  Amendments; Execution in Counterparts. (a) This Amendment shall not constitute an amendment of any provision of the Existing Credit Agreement or any other Credit Document not referred to herein or in the Amended Credit Agreement and shall not be construed as a waiver or consent to any further or future action on the part of the Obligors that would require a waiver or consent of the Issuing Creditors, the L/C Participants or the applicable Administrative Agent under any other provisions of the Existing Credit Agreement or the same provisions for any other date or time period. Except as expressly provided herein and in the Amended Credit Agreement, the provisions of the Existing Credit Agreement and each of the other Credit Documents are and shall remain in full force and effect and the Obligors agree, with respect to each Credit Document to which it is a party, that all of its obligations, liabilities and indebtedness under such Credit Document shall remain in full force and effect. This Amendment shall constitute a Credit Document for the purposes of the Existing Credit Agreement and the other Credit Documents. This Amendment may not be amended, nor may any provision hereof be waived, amended or modified except in writing signed by the Obligors, the Administrative Agent and the Required L/C Participants. This Amendment shall not constitute a novation of any Obligations.
(b)    This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 8.  Integration. This Amendment and the other Credit Documents represent the entire agreement between and among the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
SECTION 9.  Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.  Reaffirmation. Except as set forth in this Section 10, each of the SoftBank Obligor, the WeWork Obligor and each WeWork Guarantor confirms and agrees that each Credit Document to which such Obligor and such WeWork Guarantor is a party is, and the Obligations of such Obligor and such WeWork Guarantor contained in the Existing Credit Agreement, this Amendment or in any other Credit

Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment (including as set forth on Annex A hereto). For greater certainty and without limiting the foregoing, each of the WeWork Obligor and each WeWork Guarantor hereby confirms that the existing security interests granted by it in favor of the Secured Parties pursuant to the Credit Documents in the WeWork Collateral described therein shall continue to secure the Obligations in full force and effect.
SECTION 11.  No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the lien or priority of any Credit Document or any other security therefor or any guarantee thereof and the liens and security interests existing immediately prior to the Amendment Effective Date in favor of the Shared Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided herein or in the Amended Credit Agreement, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Obligor Party under the Existing Credit Agreement or any Credit Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment.
SECTION 12.  Non-Pro Rata Termination of L/C Commitments. DBS Bank, Ltd. (“DBS”) and the other parties hereby agree that notwithstanding anything to the contrary in the Credit Agreement, on the Amendment Effective Date, immediately prior to the effectiveness of the amendments set forth in Section 2 hereof, the Senior Tranche L/C Commitment of DBS shall be terminated, and the Senior Tranche Total Commitment shall be reduced by the amount of the Senior Tranche L/C Commitment of DBS immediately prior to such termination, and, for the avoidance of doubt, the Senior Tranche L/C Commitments of the other Senior Tranche L/C Participants shall not be reduced (other than the Senior Tranche L/C Commitment of Bank SinoPac, which shall be reduced pursuant to Section 2(f) hereof to the amount set forth on Annex F hereto) or otherwise affected. After giving effect to such termination and reduction, the participations held by the Senior Tranche L/C Participants in Letters of Credit issued under the Senior Tranche shall automatically be reallocated among the remaining Senior Tranche L/C Participants such that they are held by such Senior Tranche L/C Participants ratably in accordance with their respective Applicable Percentage under the Senior Tranche. In connection with such termination, the Senior Tranche Obligors immediately prior to occurrence of the Amendment Effective Date shall pay to DBS the amount equal to the sum of (x) all L/C Disbursements that have been funded by (and not reimbursed to) DBS, together with all then unpaid interest with respect thereto at such time and (y) all accrued but unpaid fees owing to DBS pursuant to the Credit Agreement. The Senior Tranche L/C Participants and the Senior Tranche Issuing Creditors agree that the Senior Tranche Obligors may, without the consent of any Senior Tranche L/C Participant or (subject to their satisfaction right described below) any Senior Tranche Issuing Creditor, increase the Senior Tranche Total Commitment (i) after the Amendment Effective Date and prior to February 10, 2023, to an amount not exceeding $1,250,000,000, and (ii) thereafter, to an amount not exceeding $1,050,000,000, in each case by causing (x) an existing Senior Tranche L/C Participant to increase its Senior Tranche L/C Commitment (which an existing Senior Tranche L/C Commitment may agree to or decline in its sole discretion) or (y) subject to Section 13.22 of the Credit Agreement, a new Senior Tranche L/C Participant that meets the requirements of an L/C Participant Assignee reasonably satisfactory to each any Senior Tranche Issuing Creditor to assume a Senior Tranche L/C Commitment and become a Senior Tranche L/C Participant, pursuant to increase or joinder documentation satisfactory to the Senior Tranche Obligors, the Senior Tranche Administrative Agent and each such increasing and/or assuming Senior Tranche L/C Participant (which documentation may implement technical amendments to the Credit Agreement to reflect such increase or joinder, including amendments to reallocate the participations held by the Senior Tranche L/C Participants in Letters of Credit issued under the Senior Tranche among the Senior Tranche L/C Participants such that they are held by such Senior Tranche L/C Participants ratably in accordance with their respective Applicable Percentage under the Senior Tranche after giving effect to the applicable increase in the Senior Tranche Total Commitment).

SECTION 13.  Representation Regarding Regulation S. Each Creditor Party hereto represents, warrants and agrees (as to itself only) to the SoftBank Obligor that (a) it is not a U.S. Person (as defined in Regulation S), (b) the L/C Commitments of such Creditor Party have not been and will not be offered, sold or assigned, and participations of the L/C Commitments of such Creditor Party have not been and will not be offered or sold, by it within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S), (c) it has made the L/C Commitments, and will only offer, sell or assign, or offer or sell participations in, its rights and obligations under this Amendment and the Amended Credit Agreement, in each case, in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the L/C Commitments, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S, and (d) at or prior to completing an assignment or participation of L/C Commitments it will obtain representations, warranties and agreements consistent with the foregoing from the Issuing Creditor Assignee, L/C Participant Assignee or purchaser of the L/C Commitments. As used in this Section 12, the term “L/C Commitments” includes the obligations of the SoftBank Obligor under this Amendment and the Amended Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
    SOFTBANK GROUP CORP.

    By /s/ Yoshimitsu Goto________________
        Name: Yoshimitsu Goto
        Title: Board Director, Corporate Officer,
        Senior Vice President, CFO and CISO

[Signature Page to WeWork Fifth Amendment]

SOFTBANK VISION FUND II-2 L.P.
acting by its manager, SB Global Advisers Limited

    By /s/ Navneet Govil _______________________
        Name: Navneet Govil
        Title: Director

SB GLOBAL ADVISERS LIMITED in its capacity as manager of SoftBank Vision Fund II-2 L.P.

By /s/ Navneet Govil ______________________
        Name: Navneet Govil
        Title: Director

[Signature Page to WeWork Fifth Amendment]

SVF II GP (JERSEY) LIMITED in its capacity as general partner of SoftBank Vision Fund II-2 L.P.

    By /s/ Michael Johnson_____________________
        Name: Michael Johnson
        Title: Director

SVF II GP (JERSEY) LIMITED in its own corporate capacity

    By /s/ Michael Johnson_____________________
        Name: Michael Johnson
        Title: Director
[Signature Page to WeWork Fifth Amendment]

WEWORK COMPANIES LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer & Secretary

[Signature Page to WeWork Fifth Amendment]

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1111 BROADWAY TENANT LLC
1111 WEST 6TH STREET TENANT LLC
1114 W FULTON MARKET Q LLC
1115 BROADWAY Q LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

1115 HOWELL MILL ROAD TENANT LLC
1115 W FULTON MARKET Q LLC
115 BROADWAY TENANT LLC
115 EAST 23RD STREET TENANT LLC
1150 SOUTH OLIVE STREET TENANT LLC
1155 PERIMETER CENTER WEST TENANT LLC
1155 WEST FULTON STREET TENANT LLC
1156 6TH AVENUE TENANT LLC
117 NE 1ST AVE TENANT LLC
1175 PEACHTREE TENANT LLC
11801 DOMAIN BLVD TENANT LLC
12 EAST 49TH STREET TENANT LLC
12 SOUTH 1ST STREET TENANT LLC
120 WEST TRINITY PLACE TENANT LLC
1200 17TH STREET TENANT LLC
1200 FRANKLIN AVENUE TENANT LLC
1201 3RD AVENUE TENANT LLC
1201 WILLS STREET TENANT LLC
1201 WILSON BLVD TENANT LLC
12130 MILLENNIUM DRIVE TENANT LLC
1240 ROSECRANS TENANT LLC
125 S CLARK STREET TENANT LLC
125 WEST 25TH STREET TENANT LLC
12655 JEFFERSON BLVD TENANT LLC
128 SOUTH TRYON STREET TENANT LLC
130 5TH AVENUE TENANT LLC
130 MADISON AVENUE TENANT LLC
130 W 42ND STREET TENANT LLC
1305 2ND STREET Q LLC
1330 LAGOON AVENUE TENANT LLC
1333 NEW HAMPSHIRE AVENUE NORTHWEST TENANT LLC
135 E 57TH STREET TENANT LLC
135 MADISON AVE TENANT LLC
1372 PEACHTREE STREET NE TENANT LLC
1389 PEACHTREE STREET NORTHWEST TENANT LLC
1400 LAVACA STREET TENANT LLC
1410 BROADWAY TENANT LLC
1411 4TH AVENUE TENANT LLC
142 W 57TH STREET TENANT LLC
1430 WALNUT STREET TENANT LLC
1440 BROADWAY TENANT LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

1448 NW MARKET STREET TENANT LLC
1449 WOODWARD AVENUE TENANT LLC
145 W 45TH STREET TENANT LLC
1450 BROADWAY TENANT LLC
1453 3RD STREET PROMENADE Q LLC
1455 MARKET STREET TENANT LLC
1460 BROADWAY TENANT LLC
148 LAFAYETTE STREET TENANT LLC
149 5TH AVENUE TENANT LLC
149 MADISON AVENUE TENANT LLC
15 WEST 27TH STREET TENANT LLC
150 4TH AVE N TENANT LLC
152 3RD STREET TENANT LLC
1525 11TH AVE TENANT LLC
1535 BROADWAY TENANT LLC
154 W 14TH STREET TENANT LLC
1547 9TH STREET HQ LLC
1557 WEST INNOVATION WAY TENANT LLC
1560 BROADWAY TENANT LLC
16 EAST 34TH STREET TENANT LLC
160 VARICK STREET TENANT LLC
160 W SANTA CLARA ST TENANT LLC
1600 7TH AVENUE TENANT LLC
1601 ELM STREET TENANT LLC
1601 MARKET STREET TENANT LLC
1601 VINE STREET TENANT LLC
161 AVENUE OF THE AMERICAS TENANT LLC
1615 PLATTE STREET TENANT LLC
1619 BROADWAY TENANT LLC
166 GEARY STREET HQ LLC
1660 LINCOLN STREET TENANT LLC
167 N GREEN STREET TENANT LLC
1700 LINCOLN STREET TENANT LLC
1725 HUGHES LANDING BOULEVARD TENANT LLC
1730 MINOR AVENUE TENANT LLC
17300 LAGUNA CANYON ROAD TENANT LLC
177 E COLORADO BLVD TENANT LLC
1775 TYSONS BOULEVARD TENANT LLC
18 WEST 18TH STREET TENANT LLC
180 GEARY STREET HQ LLC
180 SANSOME STREET TENANT LLC
1814 FRANKLIN ST Q LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

18191 VON KARMAN AVENUE TENANT LLC
1825 SOUTH GRANT STREET TENANT LLC
1828 WALNUT ST TENANT LLC
183 MADISON AVENUE Q LLC
1840 GATEWAY DR TENANT LLC
185 MADISON AVENUE TENANT LLC
18691 JAMBOREE ROAD TENANT LLC
1875 K STREET NW TENANT LLC
1881 BROADWAY HQ LLC
1900 MARKET STREET TENANT LLC
1900 POWELL STREET TENANT LLC
1910 NORTH OLA AVENUE TENANT LLC
1920 MCKINNEY AVE TENANT LLC
195 MONTAGUE STREET TENANT LLC
199 WATER STREET TENANT LLC
2 BELVEDERE DRIVE TENANT LLC
2 EMBARCADERO CENTER TENANT LLC
2 NORTH LASALLE STREET TENANT LLC
20 W KINZIE TENANT LLC
200 BERKELEY STREET TENANT LLC
200 MASSACHUSETTS AVE NW TENANT LLC
200 PORTLAND TENANT LLC
200 SOUTH BISCAYNE BLVD TENANT LLC
200 SOUTH ORANGE AVENUE TENANT LLC
200 SPECTRUM CENTER DRIVE TENANT LLC
201 SPEAR ST TENANT LLC
2031 3RD AVE TENANT LLC
205 HUDSON STREET TENANT LLC
205 NORTH DETROIT STREET TENANT LLC
21 PENN PLAZA TENANT LLC
210 N GREEN PARTNERS LLC
210 N GREEN PROMOTER LLC
2120 BERKELEY WAY TENANT LLC
21255 BURBANK BOULEVARD TENANT LLC
214 WEST 29TH STREET TENANT LLC
22 CORTLANDT STREET HQ LLC
2201 BROADWAY TENANT LLC
221 6TH STREET TENANT LLC
2211 MICHELSON DRIVE TENANT LLC
222 KEARNY STREET TENANT LLC
222 NORTH SEPULVEDA TENANT LLC
222 S RIVERSIDE PLAZA TENANT LLC
2221 PARK PLACE TENANT LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

2222 PONCE DE LEON BLVD TENANT LLC
225 SOUTH 6TH ST TENANT LLC
225 W 39TH STREET TENANT LLC
229 WEST 36TH STREET TENANT LLC
231 11TH AVE TENANT LLC
2323 DELGANY STREET TENANT LLC
24 FARNSWORTH STREET Q LLC
2-4 HERALD SQUARE TENANT LLC
2401 ELLIOTT AVENUE TENANT LLC
2420 17TH STREET TENANT LLC
2425 EAST CAMELBACK ROAD TENANT LLC
245 LIVINGSTON ST Q LLC
25 WEST 45TH STREET HQ LLC
250 E 200 S TENANT LLC
250 PARK AVENUE TENANT LLC
255 GIRALDA AVENUE TENANT LLC
255 GREENWICH STREET TENANT LLC
255 S KING ST TENANT LLC
2600 EXECUTIVE PARKWAY TENANT LLC
2700 POST OAK BLVD. TENANT LLC
27-01 QUEENS PLAZA NORTH TENANT LLC
2755 CANYON BLVD WW TENANT LLC
28 2ND STREET TENANT LLC
28 WEST 44TH STREET HQ LLC
29 WEST 30TH STREET TENANT LLC
30 HUDSON STREET TENANT LLC
30 WALL STREET TENANT LLC
300 MORRIS STREET TENANT LLC
300 PARK AVENUE TENANT LLC
3000 OLYM BOULEVARD TENANT LLC
3000 S ROBERTSON BLVD Q LLC
3001 BISHOP DRIVE TENANT LLC
3090 OLIVE STREET TENANT LLC
31 ST JAMES AVE TENANT LLC
3101 PARK BOULEVARD TENANT LLC
311 W 43RD STREET TENANT LLC
3120 139TH AVENUE SOUTHEAST TENANT LLC
315 EAST HOUSTON TENANT LLC
315 W 36TH STREET TENANT LLC
316 WEST 12TH STREET TENANT LLC
3200 PARK CENTER DRIVE TENANT LLC
3219 KNOX STREET TENANT LLC
3280 PEACHTREE ROAD NE TENANT LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

33 ARCH STREET TENANT LLC
33 EAST 33RD STREET TENANT LLC
33 IRVING TENANT LLC
330 NORTH WABASH TENANT LLC
3300 N. INTERSTATE 35 TENANT LLC
332 S MICHIGAN TENANT LLC
333 WEST SAN CARLOS TENANT LLC
3365 PIEDMONT ROAD TENANT LLC
340 BRYANT STREET HQ LLC
345 4TH STREET TENANT LLC
345 WEST 100 SOUTH TENANT LLC
35 EAST 21ST STREET HQ LLC
353 SACRAMENTO STREET TENANT LLC
35-37 36TH STREET TENANT LLC
360 NW 27TH STREET TENANT LLC
3600 BRIGHTON BOULEVARD TENANT LLC
38 WEST 21ST STREET TENANT LLC
385 5TH AVENUE Q LLC
3900 W ALAMEDA AVE TENANT LLC
391 SAN ANTONIO ROAD TENANT LLC
40 WATER STREET TENANT LLC
400 CALIFORNIA STREET TENANT LLC
400 CAPITOL MALL TENANT LLC
400 CONCAR DRIVE TENANT LLC
400 LINCOLN SQUARE TENANT LLC
400 SPECTRUM CENTER DRIVE TENANT LLC
4005 MIRANDA AVE TENANT LLC
401 SAN ANTONIO ROAD TENANT LLC
404 FIFTH AVENUE TENANT LLC
4041 MACARTHUR BOULEVARD TENANT LLC
405 MATEO STREET TENANT LLC
408 BROADWAY TENANT LLC
410 NORTH SCOTTSDALE ROAD TENANT LLC
414 WEST 14TH STREET HQ LLC
415 MISSION STREET TENANT LLC
419 PARK AVENUE SOUTH TENANT LLC
420 5TH AVENUE Q LLC
420 COMMERCE STREET TENANT LLC
424-438 FIFTH AVENUE TENANT LLC
428 BROADWAY TENANT LLC
429 LENOX AVE TENANT LLC
430 PARK AVENUE TENANT LLC
4311 11TH AVENUE NORTHEAST TENANT LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

433 HAMILTON AVENUE TENANT LLC
437 5TH AVENUE Q LLC
437 MADISON AVENUE TENANT LLC
44 EAST 30TH STREET HQ LLC
44 MONTGOMERY STREET TENANT LLC
44 WALL STREET HQ LLC
448 NORTH LASALLE STREET TENANT LLC
45 WEST 18TH STREET TENANT LLC
450 LEXINGTON TENANT LLC
460 PARK AVE SOUTH TENANT LLC
460 WEST 50 NORTH TENANT LLC
475 SANSOME ST TENANT LLC
483 BROADWAY TENANT LLC
49 WEST 27TH STREET HQ LLC
490 BROADWAY TENANT LLC
50 W 28TH STREET TENANT LLC
500 11TH AVE NORTH TENANT LLC
500 7TH AVENUE TENANT LLC
501 BOYLSTON STREET TENANT LLC
501 EAST KENNEDY BOULEVARD TENANT LLC
501 EAST LAS OLAS BLVD TENANT LLC
501 EASTLAKE TENANT LLC
5049 EDWARDS RANCH TENANT LLC
505 MAIN STREET TENANT LLC
505 PARK AVENUE Q LLC
50-60 FRANCISCO STREET TENANT LLC
511 W 25TH STREET TENANT LLC
515 FOLSOM STREET TENANT LLC
515 N STATE STREET TENANT LLC
5161 LANKERSHIM BOULEVARD TENANT LLC
5215 NORTH O'CONNOR BOULEVARD TENANT LLC
524 BROADWAY TENANT LLC
525 BROADWAY TENANT LLC
53 BEACH STREET TENANT LLC
540 BROADWAY Q LLC
545 BOYLSTON STREET Q LLC
546 5TH AVENUE TENANT LLC
550 7TH AVENUE HQ LLC
550 KEARNY STREET HQ LLC
57 E 11TH STREET TENANT LLC
575 5TH AVENUE TENANT LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

575 LEXINGTON AVENUE TENANT LLC
5750 WILSHIRE BOULEVARD TENANT LLC
5960 BERKSHIRE LANE TENANT LLC
599 BROADWAY TENANT LLC
6 EAST 32ND STREET WW Q LLC
600 B STREET TENANT LLC
600 CALIFORNIA STREET TENANT LLC
600 H APOLLO TENANT LLC
6001 CASS AVENUE TENANT LLC
601 SOUTH FIGUEROA STREET TENANT LLC
606 BROADWAY TENANT LLC
609 5TH AVENUE TENANT LLC
609 GREENWICH STREET TENANT LLC
609 MAIN STREET TENANT LLC
611 NORTH BRAND BOULEVARD TENANT LLC
615 S. TENANT LLC
625 MASSACHUSETTS TENANT LLC
625 WEST ADAMS STREET TENANT LLC
63 MADISON AVENUE TENANT LLC
65 EAST STATE STREET TENANT LLC
650 CALIFORNIA STREET TENANT LLC
6543 SOUTH LAS VEGAS BOULEVARD TENANT LLC
655 MONTGOMERY ST TENANT LLC
655 NEW YORK AVENUE NORTHWEST TENANT LLC
660 J STREET TENANT LLC
660 NORTH CAPITOL ST NW TENANT LLC
6655 TOWN SQUARE TENANT LLC
67 IRVING PLACE TENANT LLC
6900 NORTH DALLAS PARKWAY TENANT LLC
695 TOWN CENTER DRIVE TENANT LLC
7 WEST 18TH STREET TENANT LLC
700 K STREET NW TENANT LLC
700 SW 5TH TENANT LLC
708 MAIN ST TENANT LLC
71 5TH AVENUE TENANT LLC
71 STEVENSON STREET Q LLC
711 ATLANTIC AVENUE TENANT LLC
725 PONCE DE LEON AVE NE TENANT LLC
7272 WISCONSIN AVENUE TENANT LLC
729 WASHINGTON AVE TENANT LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

7300 DALLAS PARKWAY TENANT LLC
731 SANSOME STREET TENANT LLC
75 ARLINGTON STREET TENANT LLC
75 E SANTA CLARA STREET TENANT LLC
75 ROCK PLZ TENANT LLC
750 LEXINGTON AVENUE TENANT LLC
750 WHITE PLAINS ROAD TENANT LLC
755 SANSOME STREET TENANT LLC
756 W PEACHTREE TENANT LLC
77 SANDS TENANT LLC
77 SANDS WW CORPORATE TENANT LLC
77 SLEEPER STREET TENANT LLC
7761 GREENHOUSE RD TENANT LLC
777 6TH STREET NW TENANT LLC
78 SW 7TH STREET TENANT LLC
8 W 40TH STREET TENANT LLC
800 BELLEVUE WAY TENANT LLC
800 MARKET STREET TENANT LLC
800 NORTH HIGH STREET TENANT LLC
801 B. SPRINGS ROAD TENANT LLC
808 WILSHIRE BOULEVARD TENANT LLC
820 18TH AVE SOUTH TENANT LLC
821 17TH STREET TENANT LLC
83 MAIDEN LANE Q LLC
830 BRICKELL PLAZA TENANT LLC
830 NE HOLLADAY STREET TENANT LLC
8305 SUNSET BOULEVARD HQ LLC
8687 MELROSE AVENUE TENANT LLC
8687 MELROSE GREEN TENANT LLC
88 U PLACE TENANT LLC
880 3RD AVE TENANT LLC
881 PEACHTREE STREET NORTHEAST TENANT LLC
8910 UNIVERSITY CENTER LANE TENANT LLC
90 SOUTH 400 WEST TENANT LLC
901 NORTH GLEBE ROAD TENANT LLC
901 WOODLAND ST TENANT LLC
902 BROADWAY TENANT LLC
920 5TH AVE TENANT LLC
920 SW 6TH AVENUE TENANT LLC
9200 TIMPANOGOS HIGHWAY TENANT LLC
925 4TH AVENUE TENANT LLC
925 N LA BREA AVE TENANT LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

9777 WILSHIRE BOULEVARD Q LLC
980 6TH AVENUE TENANT LLC
9830 WILSHIRE BOULEVARD TENANT LLC
99 CHAUNCY STREET Q LLC
99 HIGH STREET TENANT LLC
BIRD INVESTCO LLC
CITIES BY WE LLC
COMMON DESK DAYMAKER LLC
COMMON DESK HOLDINGS LLC
EUCLID LLC
FIELDLENS LLC
FIVE HUNDRED FIFTH AVENUE HQ LLC
INSURANCE SERVICES BY WEWORK LLC
LEGACY TENANT LLC
MAILROOM BAR AT 110 WALL LLC
ONE GOTHAM CENTER TENANT LLC
ONE METROPOLITAN SQUARE TENANT LLC
PARKMERCED PARTNER LLC
PLAY BY WEWORK LLC
POWERED BY WE LLC
PROJECT CAESAR LLC
PROJECT STANDBY I LLC
PROLIFIC INTERACTIVE LLC
PXWE FACILITY & ASSET MANAGEMENT SERVICES LLC
SOUTH TRYON STREET TENANT LLC
SPACIOUS TECHNOLOGIES, LLC
THE HUB TENANT LLC
WALTZ MERGER SUB LLC
WE RISE SHELL LLC
WE WORK 154 GRAND LLC
WE WORK 349 5TH AVE LLC
WE WORK MANAGEMENT LLC
WE WORK RETAIL LLC
WEINSURE HOLDCO LLC
WELKIO LLC
WEWORK 156 2ND LLC
WEWORK 175 VARICK LLC
WEWORK 25 TAYLOR LLC
WEWORK 261 MADISON LLC
WEWORK 54 WEST 40TH LLC
WEWORK ASSET MANAGEMENT LLC
WEWORK COMMONS LLC
WEWORK COMPANIES PARTNER LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

WEWORK CONSTRUCTION LLC
WEWORK HOLDINGS LLC
WEWORK INTERCO LLC
WEWORK LA LLC
WEWORK LABS ENTITY LLC
WEWORK LITTLE WEST 12TH LLC
WEWORK MAGAZINE LLC
WEWORK REAL ESTATE LLC
WEWORK SERVICES LLC
WEWORK SPACE SERVICES LLC
WEWORK WELLNESS LLC
WILDGOOSE I LLC
WW 1010 HANCOCK LLC
WW 107 SPRING STREET LLC
WW 11 JOHN LLC
WW 110 WALL LLC
WW 111 WEST ILLINOIS LLC
WW 115 W 18TH STREET LLC
WW 1161 MISSION LLC
WW 120 E 23RD STREET LLC
WW 1328 FLORIDA AVENUE LLC
WW 1550 WEWATTA STREET LLC
WW 1601 FIFTH AVENUE LLC
WW 1875 CONNECTICUT LLC
WW 2015 SHATTUCK LLC
WW 205 E 42ND STREET LLC
WW 210 N GREEN LLC
WW 220 NW EIGHTH AVENUE LLC
WW 222 BROADWAY LLC
WW 2221 SOUTH CLARK LLC
WW 240 BEDFORD LLC
WW 25 BROADWAY LLC
WW 312 ARIZONA LLC
WW 350 LINCOLN LLC
WW 379 W BROADWAY LLC
WW 401 PARK AVENUE SOUTH LLC
WW 5 W 125TH STREET LLC
WW 500 YALE LLC
WW 51 MELCHER LLC
WW 520 BROADWAY LLC
WW 535 MISSION LLC
WW 555 WEST 5TH STREET LLC
WW 5782 JEFFERSON LLC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary

[Signature Page to WeWork Fifth Amendment]

WW 600 CONGRESS LLC
WW 641 S STREET LLC
WW 718 7TH STREET LLC
WW 745 ATLANTIC LLC
WW 79 MADISON LLC
WW 81 PROSPECT LLC
WW 811 WEST 7TH STREET LLC
WW 85 BROAD LLC
WW 995 MARKET LLC
WW BROOKLYN NAVY YARD LLC
WW BUILDCO LLC
WW ENLIGHTENED HOSPITALITY INVESTOR LLC
WW ONSITE SERVICES AAG LLC
WW ONSITE SERVICES EXP LLC
WW ONSITE SERVICES LLC
WW ONSITE SERVICES SFI LLC
WW ONSITE SERVICES SUM LLC
WW PROJECT SWIFT DEVELOPMENT LLC
WW PROJECT SWIFT MEMBER LLC
WW VENDORCO LLC
WWCO ARCHITECTURE HOLDINGS LLC
CD LOCATIONS, LLC
COMMON DESK DE, LLC
COMMON DESK OPERATIONS LLC
COMMON DESK OC, LLC
COMMON DESK WEST 7TH, LLC
COMMON COFFEE LLC
WW CO-OBLIGOR INC.
WEWORK SPACE SERVICES INC.
THE WE COMPANY MANAGEMENT LLC
MISSIONU PBC

/s/ Jared DeMatteis
Name:    Jared DeMatteis
Title:    Chief Legal Officer and Secretary
[Signature Page to WeWork Fifth Amendment]

655 15TH STREET NW TENANT LLC
1701 RHODE ISLAND AVENUE NORTHWEST TENANT LLC
80 M STREET SE TENANT LLC

/s/ Pamela Swidler
Name:    Pamela Swidler
Title:    Secretary

[Signature Page to WeWork Fifth Amendment]

    GOLDMAN SACHS INTERNATIONAL BANK,
as Senior Tranche Administrative Agent

By:_/s/ Douglas Tansey______________________
Name: Douglas Tansey
Title: Authorized Signatory

[Signature Page to WeWork Fifth Amendment]

GOLDMAN SACHS INTERNATIONAL BANK,
as a Senior Tranche Issuing Creditor, and a Senior Tranche L/C Participant

By:_/s/ Alisdair Fraser_______________________
Name: Alisdair Fraser
Title: Authorised Signatory

[Signature Page to WeWork Fifth Amendment]

JPMORGAN CHASE BANK, N.A. – LONDON
BRANCH, as a Senior Tranche Issuing Creditor and a Senior Tranche L/C Participant

By:_/s/ Jeffrey C Miller_____________________
Name: Jeffrey C Miller
Title: Managing Director
[Signature Page to WeWork Fifth Amendment]

DEUTSCHE BANK AG, LONDON BRANCH, as a Senior Tranche Issuing Creditor and a Senior Tranche L/C Participant

By:_/s/ Stewart Pace_________________________
Name: Stewart Pace
Title: Vice President

By:_/s/ Yesmin Timur_______________________
Name: Yesmin Timur
Title: Director, Head of Trade Finance UKI

[Signature Page to WeWork Fifth Amendment]

MIZUHO BANK, LTD., as a Senior Tranche L/C Participant

By:_/s/ Daisuke Yamauchi_______________
Name: Daisuke Yamauchi
Title: General Manager
[Signature Page to WeWork Fifth Amendment]

SOCIETE GENERALE, HONG KONG BRANCH, as a Senior Tranche L/C Participant

By: /s/ David Gore_______________________
Name: David Gore
Title: Head of Asset Finance, APAC

By: /s/ Tapan Vaishnav____________________
Name: Tapan Vaishnav
Title: Head of Advisory and Financing Group,
APAC

[Signature Page to WeWork Fifth Amendment]

CITIBANK, N.A. LONDON BRANCH, as a Senior Tranche Issuing Creditor and a Senior Tranche L/C Participant

By:_/s/ Javier Escobar_______________________
Name: Javier Escobar
Title: Vice President & Managing Director
[Signature Page to WeWork Fifth Amendment]

Natixis, Hong Kong Branch (incorporated in France and liability of its members is limited), as an Senior Tranche L/C Participant

By:_/s/ James Thomson______________________
Name: James Thomson
Title: Head of Financial Sponsor Coverage

By:_/s/ Aurelien Lasjunies____________________
Name: Aurelien Lasjunies
Title: Head of Coverage, Asia Pacific

[Signature Page to WeWork Fifth Amendment]

Bank of America, National Association,
Tokyo Branch, as a Senior Tranche L/C Participant

By:_/s/ Ryota Suzuki________________
Name: Ryota Suzuki
Title: Managing Director
[Signature Page to WeWork Fifth Amendment]

Bank SinoPac Co., Ltd., as a Senior Tranche L/C Participant

By:_/s/ Alex Tsai_________________________
Name: Alex Tsai
Title: Senior Vice President & General Manager
[Signature Page to WeWork Fifth Amendment]

Solely with respect to Section 12 of the Amendment:

DBS BANK, LTD., as a Senior Tranche L/C Participant

By:_/s/ Erny Ismail_________________________
Name: Erny Ismail
Title: Senior Vice President

[Signature Page to WeWork Fifth Amendment]

Annex A

Amended Credit Agreement

[See attached]

Annex A

$1,600,000,000
CREDIT AGREEMENT
among
SOFTBANK GROUP CORP.
SOFTBANK VISION FUND II-2 L.P. and
WEWORK COMPANIES LLC,
as Obligors,
SVF II GP (JERSEY) LIMITED and
SB GLOBAL ADVISERS LIMITED
The Several Issuing Creditors and L/C Participants from Time to Time Parties Hereto,
GOLDMAN SACHS INTERNATIONAL BANK,
as Senior Tranche Administrative Agent and Shared Collateral Agent
and
KROLL AGENCY SERVICES LIMITED,
as Junior Tranche Administrative Agent
Dated as of December 27, 2019
GOLDMAN SACHS INTERNATIONAL
and
MIZUHO BANK, LTD.,
as Co-Lead Structuring Agents,
GOLDMAN SACHS INTERNATIONAL,
MIZUHO BANK, LTD.,
DBS BANK LTD.,
DEUTSCHE BANK AG, LONDON BRANCH,
SOCIETE GENERALE, HONG KONG BRANCH
(A PUBLIC LIMITED COMPANY INCORPORATED IN FRANCE, WHOSE PRINCIPAL PLACE OF BUSINESS IS 38/F THREE PACIFIC PLACE, 1 QUEEN’S ROAD EAST, HONG KONG),
CITIBANK, N.A. LONDON BRANCH,
NATIXIS S.A. HONG KONG BRANCH
(INCORPORATED IN FRANCE AND THE LIABILITY OF ITS MEMBERS IS LIMITED)
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arranger and Joint Bookrunners,

~~i~~

TABLE OF CONTENTS
Page
SECTION 1.    DEFINITIONS    1
1.1    Defined Terms    1
1.2    Other Definitional Provisions    43~~6~~
1.3    Exchange Rates; Currency Equivalents    ~~37~~44
1.4    Divisions    ~~38~~45
1.5    [Reserved]    ~~38~~45
1.6    Letter of Credit Amount    ~~38~~45
1.7    Jersey Terms    45
SECTION 2.    TERMS OF L/C COMMITMENTS AND REIMBURSEMENT OBLIGATIONS    ~~39~~46
2.1    Commitment Fees, etc    ~~39~~46
2.2    Voluntary Termination or Reduction of L/C Commitments and Prepayment of Reimbursement Obligations    ~~39~~46
2.3    Termination or Mandatory Reduction of L/C Commitments and Payment of Reimbursement Obligations    ~~39~~47
2.4    Mandatory Cash Collateral    4~~0~~7
2.5    Interest Rates, Payment Dates    4~~0~~8
2.6    Computation of Interest and Fees; Interest Elections    4~~0~~8
2.7    Alternate Rate of Interest    4~~1~~9
2.8    Pro Rata Treatment and Payments    ~~42~~50
2.9    Requirements of Law    ~~43~~51
2.10    Taxes    ~~44~~52
2.11    Change of Lending Office    ~~49~~57
2.12    Replacement of Issuing Creditors and L/C Participants    ~~49~~57
2.13    Defaulting Issuing Creditors; Defaulting L/C Participants    5~~0~~8
2.14    Co-Obligors    ~~52~~60
2.15    German Bank Separation Act    63
SECTION 3.    LETTERS OF CREDIT    ~~5~~64
3.1    L/C Commitment    ~~5~~64
3.2    Procedure for Issuance of Letter of Credit    ~~5~~66
3.3    Fees and Other Charges    ~~5~~66
3.4    L/C Participations    ~~5~~67
3.5    Reimbursement Obligation of the Obligors    ~~5~~69
3.6    Obligations Absolute    ~~5~~69
3.7    Letter of Credit Payments    ~~6~~70
3.8    Applications    ~~6~~70
SECTION 4.    ~~SOFTBANK~~SB OBLIGOR REPRESENTATIONS AND WARRANTIES    ~~6~~70
4.1    No SoftBank Obligor Change.    ~~60~~71
4.2    SoftBank Obligor Existence; Compliance with Law    ~~60~~71
4.3    SoftBank Obligor Power; Authorization; Enforceable Obligations    ~~60~~71
4.4    No SoftBank Obligor Legal Bar    ~~6~~71
4.5    SoftBank Obligor Litigation    ~~6~~71
4.6    No SoftBank Obligor Default    ~~6~~71
4.7    SoftBank Obligor Federal Regulations    ~~61~~72
4.8    SoftBank Obligor Solvency    ~~61~~72
4.9    SoftBank Obligor Anti-Corruption Laws and Sanctions    ~~61~~72
4.10    SoftBank Obligor Accuracy of Information, etc    ~~61~~72
4.11    SoftBank Obligor Anti-Social Force    ~~6~~72
4.12    SoftBank Obligor Senior Indebtedness    ~~62~~73
4.13    No SVF Change.    73
4.14    SVF Existence; Compliance with Law    73

4.15    SVF Power; Authorization; Enforceable Obligations    73
4.16    No SVF Legal Bar    74
4.17    SVF Litigation    74
4.18    No SVF Default    74
4.19    SVF Federal Regulations    74
4.20    SVF Solvency    74
4.21    SVF Anti-Corruption Laws and Sanctions    74
4.22    SVF Accuracy of Information, etc    74
4.23    SVF Indebtedness    75
4.24    SVF Security Documents    75
4.25    SVF Taxes    75
4.26    SVF Liens    75
4.27    SVF Status under Investment Company Act    75
4.28    SVF Ownership of Property    75
4.29    No Defenses    75
4.30    SVF Net Asset Value    76
4.31    SVF Status under ERISA    76
SECTION 5.    WEWORK OBLIGOR REPRESENTATIONS AND WARRANTIES    76~~2~~
5.1    Financial Condition    76~~3~~
5.2    No Change    76~~3~~
5.3    Existence; Compliance with Law    76~~3~~
5.4    Power; Authorization; Enforceable Obligations    ~~63~~77
5.5    No Legal Bar    ~~64~~77
5.6    Litigation    ~~64~~77
5.7    No Default    ~~64~~77
5.8    Ownership of Property; Liens    ~~64~~78
5.9    Intellectual Property    ~~64~~78
5.10    Taxes    ~~65~~78
5.11    Federal Regulations    ~~65~~78
5.12    Labor Matters    ~~65~~78
5.13    ERISA    ~~65~~78
5.14    Investment Company Act    ~~66~~79
5.15    Subsidiaries    ~~66~~79
5.16    Use of Proceeds    ~~66~~80
5.17    Environmental Matters    ~~66~~80
5.18    Accuracy of Information, etc.    ~~67~~80
5.19    Security Documents    ~~6~~81
5.20    Solvency    ~~6~~81
5.21    Senior Indebtedness    ~~6~~81
5.22    Anti-Corruption Laws and Sanctions    ~~6~~81
5.23    EEA Financial Institutions    ~~6~~81
SECTION 6.    CONDITIONS PRECEDENT    ~~6~~82
6.1    Conditions to Effective Date    ~~6~~82
6.2    Conditions to Closing Date    ~~69~~83
6.3    Conditions to Each Extension of Credit    ~~71~~84
6.4    Determinations under Sections 6.1 and 6.2    ~~71~~85
SECTION 7.    ~~SOFTBANK~~SB OBLIGOR AFFIRMATIVE COVENANTS    ~~71~~85
7.1    SoftBank Obligor Financial Statements    ~~71~~85
7.2    [Reserved]    ~~72~~86
7.3    SoftBank Obligor Maintenance of Existence; Compliance    ~~72~~86
7.4    SoftBank Obligor Notices    ~~72~~86
7.5    SoftBank Obligor Accuracy of Information    ~~73~~86
7.6    SVF Financial Statements; Access to Partnership Register    87
7.7    SVF Maintenance of Existence; Compliance    87
7.8    SVF Notices    87

7.9    SVF Unfunded Capital Commitments    88
7.10    SVF Capital Contributions    89
7.11    SVF Payment of Taxes    89
7.12    SVF Compliance with Fund Documents    89
SECTION 8.    WEWORK OBLIGOR AFFIRMATIVE COVENANTS    ~~73~~89
8.1    Financial Statements    ~~73~~89
8.2    Certificates; Creditor Party Calls; Other Information    ~~74~~90
8.3    Payment of Taxes    ~~75~~91
8.4    Maintenance of Existence; Compliance    ~~75~~91
8.5    Maintenance of Property; Insurance    ~~75~~91
8.6    Inspection of Property; Books and Records; Discussions    ~~75~~91
8.7    Notices    ~~76~~92
8.8    Environmental Laws    ~~76~~92
8.9    Additional Collateral, etc.    ~~77~~93
8.10    Designation of Subsidiaries    ~~78~~94
8.11    Certain Post-Closing Obligations    ~~78~~94
8.12    Use of Factoring Disposition Proceeds    ~~7~~95
8.13    Cash Management    ~~7~~95
8.14    Maintenance of Ratings    ~~7~~95
SECTION 9.    ~~SOFTBANK~~SB OBLIGOR NEGATIVE COVENANTS    ~~7~~95
9.1    SoftBank Obligor Financial Condition Covenants    ~~80~~96
9.2    SoftBank Obligor Indebtedness    ~~80~~96
9.3    SoftBank Obligor Liens    ~~80~~96
9.4    SoftBank Obligor Investments    ~~81~~97
9.5    SoftBank Obligor Lines of Business    ~~81~~97
9.6    SoftBank Obligor Use of Proceeds    ~~81~~97
9.7    SoftBank Obligor No Subordination    ~~81~~97
9.8    SoftBank Obligor Negative Pledge    ~~81~~97
9.9    SVF Obligor Financial Condition Covenants    97
9.10    SVF Obligor Liens    97
9.11    SVF Obligor Indebtedness    98
9.12    SVF Obligor Negative Pledge    98
9.13    Capital Call Rights.    98
9.14    Alternative Vehicles    99
9.15    Conduct of Business    99
9.16    No Commingling    99
9.17    The Jersey General Partner    99
9.18    Manager    99
9.19    Transactions with Shareholders and Affiliates    100
9.20    No Material Modifications    100
9.21    Merger, Consolidation    101
SECTION 10.    WEWORK OBLIGOR NEGATIVE COVENANTS    ~~8~~102
10.1    Liens    ~~8~~103
10.2    Lines of Business    ~~82~~103
10.3    Disposition of Assets    ~~82~~103
10.4    Cash Management    ~~82~~103
10.5    Anti-Layering    ~~82~~103
SECTION 11.    EVENTS OF DEFAULT    ~~83~~104
11.1    Events of Default    ~~83~~104
11.2    Event of Default Cure    108~~6~~
11.3    Priority of Payments with Respect to the WeWork Collateral    108~~6~~
11.4    SVF Collateral.    109
SECTION 12.    THE AGENTS    ~~87~~110

12.1    Appointment    ~~87~~110
12.2    Delegation of Duties    ~~88~~111
12.3    Exculpatory Provisions    ~~88~~111
12.4    Reliance by the Applicable Agent    ~~88~~112
12.5    Notice of Default    ~~89~~112
12.6    Non-Reliance on Agents and Other L/C Participants and Other Issuing Creditors    ~~89~~112
12.7    Indemnification    ~~89~~113
12.8    Agent in Its Individual Capacity    ~~90~~113
12.9    Successor Agents    ~~90~~114
12.10    Arrangers, Documentation Agents and Syndication Agents    ~~9~~114
12.11    Erroneous Payments    ~~9~~114
12.12    Actions and Matters Relating to the Collateral    ~~94~~117
12.13    Rights, Obligations and Protections of the Shared Collateral Agent    119~~6~~
SECTION 13.    MISCELLANEOUS    ~~97~~121
13.1    Amendments and Waivers    ~~97~~121
13.2    Notices    1~~00~~24
13.3    No Waiver; Cumulative Remedies    1~~01~~26
13.4    Survival of Representations and Warranties    1~~01~~26
13.5    Payment of Expenses    1~~01~~26
13.6    Successors and Assigns; Participations and Assignments    1~~03~~27
13.7    Adjustments; Set-off    1~~09~~33
13.8    Counterparts    1~~09~~34
13.9    Severability    1~~10~~34
13.10    Integration    1~~10~~35
13.11    GOVERNING LAW    1~~10~~35
13.12    Submission To Jurisdiction; Waivers    1~~10~~35
13.13    Acknowledgements    1~~11~~35
13.14    Releases of Guarantees and Liens    1~~11~~36
13.15    Intercreditor Matters    1~~12~~37
13.16    Confidentiality    ~~1~~137
13.17    WAIVERS OF JURY TRIAL    1~~14~~39
13.18    Patriot Act and Beneficial Ownership Regulation    1~~14~~39
13.19    Usury Savings Clause    1~~14~~39
13.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    1~~14~~39
13.21    Acknowledgement Regarding Any Supported QFCs    1~~15~~40
13.22    Representation Regarding Regulation S    1~~15~~40
13.23    Judgment Currency    141~~6~~
13.24    Appointment of SoftBank Process Agent    141~~6~~
13.25    Appointment of SVF Process Agent    141
13.26    Waiver of Jersey droits    142
13.27    [Limited Recourse as to the Manager and the Jersey General Partner    142

SCHEDULES:
1.1A    L/C Commitments
1.1B    Issuing Commitments
1.1C    Existing Letters of Credit
1.1D    Existing Cash Management Agreements
1.1E    Unrestricted WeWork Subsidiaries
5.6    WeWork Litigation
5.13    Pension Plans
5.15    Subsidiaries
8.11    Post-Closing Obligations
10.1(a)    Letter of Credit
EXHIBITS:
A-1    [Reserved]
A-2    Form of WeWork Compliance Certificate
B    Form of Assignment and Assumption
C-1 to C-4    Forms of U.S. Tax Compliance Certificate
D-1    Form of SoftBank Obligor Solvency Certificate
D-2    Form of WeWork Solvency Certificate
D-3    Form of SVF Obligor Solvency Certificate
E    Form of WeWork Security Agreement
F    Form of WeWork Subsidiary Guaranty
G    Form of Notice of Specified Cash Management Agreement
H    Form of Interest Election Notice
I    Form of SVF Compliance Certificate
J    Form of Security Capital Call Notice

CREDIT AGREEMENT (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of December 27, 2019, among SOFTBANK GROUP CORP., a Japanese joint-stock company (“SBG” and, in its capacity as Obligor hereunder, the “SoftBank Obligor”), SOFTBANK VISION FUND II-2 L.P., a limited partnership established in Jersey with registration number 2995, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD (the “Partnership”) acting by the Manager (as defined below) (the Partnership, acting by the Manager or the Jersey General Partner (as defined below) in its capacity as general partner, as the case may be, the “SVF Obligor”), WEWORK COMPANIES LLC, a Delaware limited liability company (the “WeWork Obligor”, and collectively with the SoftBank Obligor and the SVF Obligor, the “Obligors”), SVF II GP (Jersey) Limited, a private limited company incorporated in Jersey with registration number 129289, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD in its capacity as general partner of the Partnership and in its own corporate capacity (the “Jersey General Partner”), SB Global Advisers Limited, an England and Wales limited company with registered number 13552691, whose registered office is at 69 Grosvenor Street, London W1K 3JP, United Kingdom in its capacity as manager of the Partnership (the “Manager”) the several banks and other financial institutions or entities from time to time parties to this Agreement as Issuing Creditors (collectively, the “Issuing Creditors”), the several banks and other financial institutions or entities from time to time parties to this Agreement as participants (collectively, the “L/C Participants”) and GOLDMAN SACHS INTERNATIONAL BANK, as senior tranche administrative agent and shared collateral agent and Kroll Agency Services Limited, as junior tranche administrative agent.
WHEREAS, the Obligors have requested that each of the Issuing Creditors issue standby Letters of Credit at the request of the applicable Obligor as the applicant thereof for the support of the WeWork Obligor or its Subsidiaries’ obligations in an aggregate face amount not to exceed the Total Commitment in effect from time to time, and the Issuing Creditors are prepared to issue such Letters of Credit upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:
SECTION 1.DEFINITIONS
1.1Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) with an interest period of one month plus 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted Term SOFR Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.7 hereof, then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“ABR Benchmark”: when used in reference to any Reimbursement Obligation, refers to whether such Reimbursement Obligation bears interest at a rate determined by reference to the ABR.
“Account Bank”: a financial institution, that is the Shared Collateral Agent or any of its affiliates, at which the WeWork Obligor or any WeWork Obligor Party maintain a Deposit Account or a Securities Account.
“Account Control Agreement”: with respect to a Deposit Account or Securities Account, an agreement, in form and substance that is reasonably satisfactory to the Controlling Administrative Agent establishing the Shared Collateral Agent’s exclusive Control (as defined in the Uniform Commercial Code) of such Deposit Account or Securities Account.
“Accounting Change”: as defined in the definition of GAAP.

“Additional Agreement”: as defined in Section 13.15.
“Adjusted Term SOFR Rate”: the higher of (a) Term SOFR Rate and (b) the Floor,
“Administrative Agents”: the Senior Tranche Administrative Agent and/or the Junior Tranche Administrative Agent, as the context may require.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.
“Agent Indemnitee”: as defined in Section 12.7.
“Agents”: the collective reference to each Applicable Agent and any other agent identified on the cover page of this Agreement.
“Agreement”: as defined in the preamble hereto.
“Alternative Currency”: Euros, Pounds Sterling, Canadian Dollars, Yen and such other freely tradable currencies (other than Dollars) as the applicable Issuing Creditor may agree in its sole discretion in accordance with Section 3.1.
“Annual Reporting Date”: as defined in Section 8.1(a).
“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction that may be applicable to the Obligors or their Affiliates from time to time concerning or relating to money laundering, bribery or corruption.
“Applicable Agent” refers to the Senior Tranche Administrative Agent, the Junior Tranche Administrative Agent and/or the Shared Collateral Agent, as the context may require.
“Applicable Cash Posting Percentage”: the percentage set forth in the row below opposite the relevant Rating Level Period:

Rating Level Period	Percentage
Rating Level 1 Period	0.00%
Rating Level 2 Period	10.00%
Rating Level 3 Period	15.00%
Rating Level 4 Period	20.00%
Rating Level 5 Period	25.00%

“Applicable Date of Full Satisfaction”: the Date of Full Satisfaction in respect of the Junior L/C Tranche and the Date of Full Satisfaction in respect of the Senior L/C Tranche, as the context may require.
“Applicable Margin”: for any day, in the case of the ~~Senior L/C Tranche, a percentage per annum equal to 2.60% and in the case of the~~ Junior L/C Tranche, a percentage per annum equal to (a) in the case of ABR Benchmark Reimbursement Obligations, 5.50% and (b) in the case of Term Benchmark Reimbursement Obligations, 6.50%~~.~~ and, in the case of the Senior L/C Tranche, the rate per annum set forth in the row below opposite the relevant Rating Level Period:

Rating Level Period	Applicable Margin
Rating Level 1 Period	6.00%
Rating Level 2 Period	6.25%
Rating Level 3 Period	6.35%
Rating Level 4 Period	6.50%
Rating Level 5 Period	6.75%

“Applicable Obligors”: the Senior Tranche Obligors and/or the Junior Tranche Obligors, as the context may require.
“Applicable Obligations”: the Senior Tranche Obligations and/or the Junior Tranche Obligations, as the context may require.
“Applicable Percentage”: as to any L/C Participant under either L/C Tranche at any time, the percentage which such L/C Participant’s L/C Commitment then constitutes of the Total Commitment under such L/C Tranche or, at any time after the applicable Total Commitment for such L/C Tranche shall have expired or terminated, the Applicable Percentages shall be determined by dividing such L/C Participant’s L/C Commitment under such L/C Tranche as in effect immediately prior to such termination by the Total Commitment for such L/C Tranche as in effect immediately prior to such termination (but also giving effect to any assignments made in accordance with Section 13.6 after the date on which the Total Commitment for such L/C Tranche has terminated). Notwithstanding the foregoing, in the case of Section 2.13 when a Defaulting L/C Participant shall exist, Applicable Percentages shall be determined without regard to any Defaulting L/C Participant’s L/C Commitment.
“Applicable Required L/C Participants”: refers to the Senior Tranche Required L/C Participants and/or the Junior Tranche Required L/C Participants, as the context may require.
“Application”: an application, in such form as any Issuing Creditor may specify from time to time, requesting such Issuing Creditor to open a Letter of Credit.
“Approved Account”: any Deposit Account or Securities Account that is the subject of an Account Control Agreement and that is maintained by any WeWork Obligor Party. “Approved Account” includes all monies on deposit in a Deposit Account or in a Securities Account and all certificates and instruments, if any, representing or evidencing such Deposit Account or Securities Account.
“Approved Fund”: as defined in Section 13.6(b).
“Arranger”: the joint lead arrangers and joint bookrunners identified on the cover page of this Agreement and the other entities designated as such by the Senior Tranche Administrative Agent and as agreed to by the Obligors; provided that on the Closing Date the cover page of this Agreement will be updated to identify all entities designated as Arrangers pursuant to this definition.
“Article 55 BRRD”: Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B.
“ASU”: as defined in the definition of Financing Lease Obligations.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers.
“Bail-In Legislation”:
(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)in relation to the United Kingdom, the UK-Bail-In Legislation; and
(c)in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Applicable Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark”: initially, the Adjusted Term SOFR Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.7, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement”: for any Available Tenor, the first alternative set forth below that can be determined by the Applicable Agent:
(1)    Daily Simple SOFR;
(2)    the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Applicable Agent and the Obligors as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Conforming Changes” : with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Applicable Agent (after consultation with the Obligors) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Applicable Agent in a manner substantially consistent with market practice (or, if the Applicable Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Applicable Agent and the Obligors decide is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Benchmark Transition Event”: with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Benefitted L/C Participant”: as defined in Section 13.7(a).
“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Business”: as defined in Section 5.17(b).
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City, London or Tokyo, Japan are authorized or required by law to close.
“Canadian Dollars”: freely transferable lawful money of Canada.
“Captive Insurance Subsidiary”: any Subsidiary of an Obligor that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Capital Call”: a call upon any Investor for payment of all or any portion of its Uncalled Capital Commitments pursuant to and in accordance with the terms of the LP Agreement.
“Capital Call Notice”: a written notice delivered to any Investor for the purpose of making a Capital Call.
“Capital Call Obligations”: the obligations of SBG to fund Capital Contributions from time to time.
“Capital Commitment”: the capital commitments of SBG to the Partnership in the amount set forth in the LP Agreement or the Subscription Agreement, including, for the avoidance of doubt, “Equity Commitments” and “Commitments” of SBG, as each such term is defined in the LP Agreement.
“Capital Contribution”: for SBG, any contribution of capital made to the Partnership, pursuant to the LP Agreement in response to a Capital Call Notice.

“Cash Equivalents”:
(a)Dollars;
(b)Canadian Dollars, Pounds Sterling, Yen, Euros, any national currency of any Participating Member State of the EMU, Swiss Franc and any other currency held in the ordinary course of business and not for speculative purposes;
(c)marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition;
(d)certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any L/C Participant or any domestic or foreign commercial bank having combined capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;
(e)commercial paper of an issuer rated at least A-2 by ~~Standard & Poor’s~~S&P Global Ratings ~~Services~~ (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months from the date of acquisition;
(f)repurchase obligations for underlying securities of the types described in clauses (c), (d) and (i) of this definition entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (d) above;
(g)securities with maturities of one year or less from the date of acquisition, which (or the unsecured unsubordinated debt securities of the issuer of which) is rated at least A- or A-2 by S&P or A3 or P-2 by Moody’s;
(h)securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any L/C Participant or any commercial bank satisfying the requirements of clause (d) of this definition;
(i)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from two of Moody’s, S&P and Fitch Ratings (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;
(j)readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from two of Moody’s, S&P and Fitch Ratings (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;
(k)money market mutual or similar funds at least 90% of the assets of which consist of assets satisfying the requirements of clauses (a) through (j) of this definition; or
(l)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AA- or better by S&P and Aa3 or better by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Cash Management Services”: any services provided from time to time by any bank or other financial institution to either Obligor or any of its Subsidiaries in the ordinary course of business in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft (so long as such overdraft is extinguished within five Business Days of incurrence), depository, information reporting, lockbox, stop payment services, credit cards and p-cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), credit card processing services, debit cards, and stored value cards. For the avoidance of doubt, Cash Management Services do not include Swap Agreements.
“Cash Posting”: as defined in Article 11.
“Cash Posting Account”: as defined in Article 11.
“CFC”: a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“CFC Holdco”: a direct or indirect Subsidiary substantially all of whose assets consist (directly or indirectly through entities that are disregarded for United States federal income Tax purposes) of the Equity Interests (including any other interest treated as an equity interest for U.S. federal income Tax purposes) and/or the Indebtedness of one or more CFCs and/or other CFC Holdcos.
“Closing Date”: the date on which the conditions precedent set forth in Section 6.2 shall have been satisfied or waived in accordance with Section 13.1, which shall be February 10, 2020.
“CME Term SOFR Administrator” : CME Group Benchmark Administration, Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code”: the Internal Revenue Code of 1986, as amended.
~~“Collateral”: all property of the WeWork Obligor Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.~~
“Commitment Fee Rate”: 0.50% per annum.
“Commitment Period”: in the case of the Senior L/C Tranche, the period from and including the Closing Date to, but excluding, the Senior Tranche Termination Date and in the case of the Junior L/C Tranche, the period from the Fourth Amendment Effective Date to, but excluding, the Junior Tranche Termination Date.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Continuing Letter of Credit”: as defined in Section 3.1(b).
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Controlling Administrative Agent”: with respect to any WeWork Collateral, (x) until the earlier of the (i) the Date of Full Satisfaction of the Senior L/C Tranche and (ii) the Non-Controlling Secured Party Enforcement Date, the Senior Tranche Administrative Agent and (y) thereafter, the Junior Tranche Administrative Agent.
“Controlling Secured Party”: with respect to any WeWork Collateral, the Secured Parties whose Administrative Agent is the Controlling Administrative Agent for such WeWork Collateral.
“Covered Entity”: any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party”: as defined in Section 13.21.
“Credit Documents”: this Agreement, the Fee Letters, the WeWork Subsidiary Guaranty, the SVF Security Documents and the WeWork Security Documents.
“Credit Document Obligations”: the Senior Tranche Credit Document Obligations and the Junior Tranche Credit Document Obligations.
“Creditor Party”: the Senior Tranche Administrative Agent, the Junior Tranche Administrative Agent, the Issuing Creditors, the L/C Participants and, for the purposes of Section 13.13 only, any other Agent and the Arrangers.
“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Applicable Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Applicable Agent decides in its reasonable discretion that any such convention is not administratively feasible for the Applicable Agent, then the Applicable Agent, in consultation with the Obligors, may establish another convention in its reasonable discretion.
“Date of Full Satisfaction”: as of any date, that on or before such date, with respect to, unless expressly provided herein, both the Senior L/C Tranche and the Junior L/C Tranche: (a) the principal of and interest accrued to such date on each Reimbursement Obligation under each L/C Tranche (other than the contingent L/C Exposure under each L/C Tranche) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Document Obligations under each L/C Tranche (other than the contingent L/C Exposure under each L/C Tranche and other contingent amounts for which no claim or demand has been made) shall have been paid in full in cash, (c) all L/C Commitments under each L/C Tranche shall have expired or been terminated, and (d) the contingent L/C Exposure under each L/C Tranche shall have been secured in a manner satisfactory to the applicable Issuing Creditor by: (i) the grant of a first priority, perfected Lien in favor of such Issuing Creditor on cash or Cash Equivalents in an amount at least equal to 105% of the amount of such L/C Exposure or other collateral which is satisfactory to the applicable Issuing Creditor or (ii) the issuance of a “back-to-back” letter of credit in form and substance satisfactory to the applicable Issuing Creditor with an original face amount at least equal to 105% of the amount of such L/C Exposure.
“Default”: any of the events specified in Section 11.1 (other than Section 11.1(f)(ii)(E)(1) (except with respect to Section 8.7(a)), whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Investor”: with respect to SBG, if SBG has failed to pay the required portion of its Capital Commitment on or prior to the date when due pursuant to a Capital Call Notice or has otherwise been declared a defaulting investor or a defaulting partner under the LP Agreement.
“Default Right”: the meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Issuing Creditor”: any Issuing Creditor that (a) has failed to promptly and in any case no earlier than three Business Days of the date requested to issue, amend, renew, or extend any Letters of Credit unless such Issuing Creditor notifies the Applicable Agent, the Obligors and the Issuing

Creditors in writing that such failure is the result of such Issuing Creditor’s determination that one or more conditions precedent to issuing (each of which conditions precedent, taken together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has become the subject of a Bankruptcy Event, or (c) has become the subject of a Bail-In Action. Any determination by the Applicable Agent that an Issuing Creditor is a Defaulting Issuing Creditor under clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Issuing Creditor shall be deemed to be a Defaulting Issuing Creditor upon delivery of written notice of such determination to the Obligors and each Issuing Creditor.
“Defaulting L/C Participant”: any L/C Participant that (a) has failed to promptly, and in any case no later than three Business Days after the date required to fund or pay, to (i) fund any portion of its participations in Letters of Credit or (ii) pay over to any other Creditor Party any other amount required to be paid by it hereunder, (b) has notified the Obligors or any other Creditor Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by another Creditor Party, acting in good faith, to provide a certification in writing from an authorized officer of such L/C Participant that it will comply with its obligations (and is financially able to meet such obligations) to fund participations in then outstanding Letters of Credit under this Agreement, provided that such L/C Participant shall cease to be a Defaulting L/C Participant pursuant to this clause (c) upon such Creditor Party’s receipt of such certification in form and substance satisfactory to it and the Applicable Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action. Any determination by the Applicable Agent that an L/C Participant is a Defaulting L/C Participant under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such L/C Participant shall be deemed to be a Defaulting L/C Participant upon delivery of written notice of such determination by the Applicable Agent to the Obligors, each Issuing Creditor and each other L/C Participant.
“Desk Business”: the WeWork Obligor and the Restricted WeWork Subsidiaries’ business of providing co-working space as a service.
“Disqualified Institution”: as of any date, (a) those banks, financial institutions and other institutional lenders separately identified in writing by either Obligor to Goldman Sachs International (in its capacity as an Arranger) prior to December 16, 2019, (b) competitors of the WeWork Obligor or any of its Subsidiaries that are in the Desk Business as of such date and, in each case, identified in writing by the WeWork Obligor to Goldman Sachs International (in its capacity as an Arranger) prior to December 16, 2019 or identified in writing by the WeWork Obligor to each Applicable Agent from time to time after the Closing Date; provided that the WeWork Obligor may only designate Competitors two times per calendar year after the Closing Date, which dates will be a Business Day between (A) June 1 and June 15 and (B) December 1 and December 15 (each entity referenced in each case of clauses (a) and (b) above, the “Primary Disqualified L/C Participant”), (c) Affiliates of any Primary Disqualified L/C Participant to the extent such affiliates are (i) clearly identifiable solely on the basis of the similarity of such affiliates’ names to a Primary Disqualified L/C Participant or (ii) designated in writing by you to Goldman Sachs International (in its capacity as an Arranger) prior to December 16, 2019 or from time to time thereafter, but excluding, in each case of clause (c)(i) and (c)(ii), any affiliates that are bona fide debt funds or investment vehicles that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (d) any U.S. Person (as defined in Regulation S); provided, however, that a list of Disqualified Institutions identified above may be made available to Issuing Creditors and L/C Participants and to potential assignees and participants on a confidential basis; provided, further that no such updates to the list (i) shall be deemed effective until the date that is three Business Days after written notice thereof is received by the Applicable Agent or (ii) shall be deemed to retroactively disqualify any parties that have previously acquired (or entered into a trade for) an assignment or participation interest in respect of L/C Commitments or Junior Tranche Reimbursement Obligations from continuing to hold or vote such previously acquired assignments and participations (or such assignments and participations that are the subject of such previous trade) on the terms set forth herein for L/C Participants that are not Disqualified Institutions.
“Deposit Account”: as defined in the Uniform Commercial Code.

“Documentation Agents”: any entities designated as such by the Senior Tranche Administrative Agent and as agreed to by the Obligors; provided that on the Closing Date the cover page of this Agreement will be updated to identify all entities designated as Documentation Agents pursuant to this definition.
“Dollar Equivalent”: for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Senior Tranche Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Senior Tranche Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Senior Tranche Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Senior Tranche Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Earned Return”: an amount equal to all interest in respect of the Junior Tranche Reimbursement Obligations paid by the Obligors in accordance with this Agreement on or prior to the date of any applicable prepayment date.
“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: the date on which the conditions precedent set forth in Section 6.1 shall have been satisfied (or waived in accordance with Section 13.1), which shall be December 27, 2019.
“EMU”: the Economic and Monetary Union of the European Union.
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and enforceable requirements of any Governmental Authority or Requirements of Law (including common law) regulating, governing or imposing liability for protection of human health or the environment.
“Environmental Permits”: as defined in Section 8.8(a).
“Equity Interests”: shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: (a) any entity, whether or not incorporated, that is under common control with a WeWork Group Member within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which a WeWork Group Member is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which a WeWork Group Member is a member; and (d) with respect to any WeWork Group Member, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that WeWork Group Member, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member.
“ERISA Event”: (a) the failure of any Plan to comply with any material provisions of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any Reportable Event; (d) the failure of any WeWork Group Member or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (e) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (g) the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any WeWork Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (h) the receipt by any WeWork Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) the failure by any WeWork Group Member or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (j) the incurrence by any WeWork Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Pension Plan or Multiemployer Plan; (k) the receipt by any WeWork Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a WeWork Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA) or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or that the PBGC has issued a partition order under Section 4233 of ERISA with respect to the Multiemployer Plan; (l) the failure by any WeWork Group Member or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (m) the withdrawal by any WeWork Group Member or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any WeWork Group Member or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (n) the imposition of liability on any WeWork Group Member or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (o) the occurrence of an act or omission which could give rise to the imposition on any WeWork Group Member or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (p) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any WeWork Group Member or any of their respective ERISA Affiliates in connection with any Plan; (q) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (r) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Pension Plan.
“Erroneous Payment”: as defined in Section 12.11(a).
“Erroneous Payment Deficiency Assignment”: as defined in Section 12.11(d).
“Erroneous Payment Return Deficiency”: as defined in Section 12.11(d).
“Erroneous Payment Subrogation Rights”: as defined in Section 12.11(e).
“EU Bail-In Legislation Schedule”: the document described as such and published by the Loan Market Association (or any successor Person), from time to time.
“Euros”: the single currency of the Participating Member States.
“Event of Default”: any of the events specified in Section 11.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Account”: (a) any accounts used for payroll, taxes or retiree and/or employee benefits, (b) any accounts used for escrow, customs or other fiduciary purposes, (c) any accounts with amounts on deposit in which do not exceed an average daily balance (determined on a monthly basis) of $50,000,000 for all such accounts in the aggregate at any one time, (d) any accounts consisting of withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the WeWork Obligor in the ordinary course of business to be paid to the Internal Revenue Service or state or local government agencies with respect to current or former employees of any of the WeWork Group Member and (e) any accounts holding solely cash collateral for a third party that constitutes a Lien permitted under Section 10.1 hereof (other than Liens permitted pursuant to clauses (1) and (30) of the definition of “Permitted Liens” in the Existing 7.875% Senior Notes Indenture and Liens permitted under Section 10.1(d)(ii); provided that Liens securing an aggregate outstanding principal amount of obligations at any one time of up to $100,000,000 shall be exempted from the requirements of this parenthetical).
“Excluded Equity Interest”: (a) margin stock, (b) Equity Interests of any Person other than any Subsidiary that is a Restricted WeWork Subsidiary directly owned by the WeWork Obligor or any WeWork Guarantor, (c) Equity Interests in joint ventures and Restricted WeWork Subsidiaries that are not wholly owned by the WeWork Obligor and its Restricted WeWork Subsidiaries to the extent a pledge of such Equity Interests would be prohibited by the applicable joint venture agreement or organizational documents of such joint venture or such non-wholly-owned Restricted WeWork Subsidiary, (d) Equity Interests (which shall include, for purposes of this clause (d), any other interest treated as an equity interest for U.S. federal income Tax purposes) of any  CFC or CFC Holdco in excess of 65% of the “total combined voting power of all classes of voting stock” (within the meaning of Treasury Regulations section 1.956-2(c)(2)) of such CFC or CFC Holdco, as the case may be, (e) [reserved], (f) any Equity Interest to the extent the pledge thereof would be prohibited by any Law (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code), (g) any Equity Interests with respect to which the Obligors and the Controlling Administrative Agent have reasonably determined that the cost or other consequences (including material adverse Tax consequences to the WeWork Obligor or any of its Subsidiaries or direct or indirect beneficial owners) of pledging or perfecting a security interest in such Equity Interests are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby and (h) the Equity Interests of any special purpose entities (or similar entities other than any ordinary course lease holding entities), any Captive Insurance Subsidiary, any not-for-profit Subsidiary, any Immaterial WeWork Subsidiary and any Unrestricted WeWork Subsidiary.
“Excluded Property”:
(a)(i) any fee owned real property and (ii) any real property leasehold rights and interests (it being understood there shall be no requirement to obtain any landlord or other third party waivers, estoppels or collateral access letters) or any fixtures affixed to any real property to the extent (x) such real property does not constitute WeWork Collateral and (y) a security interest in such fixtures may not be perfected by a Uniform Commercial Code financing statement in the jurisdiction of organization of the applicable WeWork Obligor Party;
(b)any motor vehicles, aircraft and other assets subject to certificates of title;
(c)any commercial tort claims that, in the reasonable determination of the WeWork Obligor, are not expected to result in a judgment in excess of $10,000,000;
(d)any letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights other than filing of a Uniform Commercial Code financing statement));
(e)any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code);
(f)any assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by applicable law, rule or regulation, (y) would cause the destruction, invalidation or abandonment of such asset under applicable law, rule or regulation, or (z) requires any consent, approval, license or other authorization under applicable Law, rule or regulation of any third party or Governmental Authority unless such consent, approval, license or other authorization has been obtained (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code);
(g)any Excluded Equity Interests;
(h)any lease, license or agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent that a grant of a security interest therein to secure the L/C Commitment would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than a WeWork Obligor Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition;
(i)any intent-to-use application trademark application prior to the filing, and acceptance by the USPTO, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;
(j)any pledge or deposit of cash or Cash Equivalents to the extent such pledge or deposit represents a Lien expressly permitted by Section 10.1 (other than Liens permitted pursuant to clauses (1) and (30) of the definition of “Permitted Liens” in the Existing 7.875% Senior Notes Indenture and Liens permitted under Section 10.1(d)(ii); provided that Liens securing an aggregate outstanding principal amount of obligations at any one time of up to $100,000,000 shall be exempted from the requirements of this parenthetical);
(k)assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Secured Parties afforded thereby as reasonably determined between the Obligors and the Controlling Administrative Agent;
(l)any acquired property (including property acquired through acquisition or merger of another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge;
(m)any asset of any CFC, any CFC Holdco, or any subsidiary of any CFC or CFC Holdco;
(n)the pledge of any asset to the extent the creation or perfection of pledges thereof, or security interests therein, would result in material adverse Tax consequences to the WeWork Obligor and/or the affiliates and direct or indirect beneficial owners, as reasonably determined by the WeWork Obligor; and
(o)Factoring Assets or other assets, in each case, to the extent sold, pledged or otherwise transferred in connection with a Factoring Disposition.
“Excluded Subsidiary”:
(a)any Subsidiary that is not a wholly-owned Subsidiary of the WeWork Obligor;
(b)any direct or indirect Foreign Subsidiary;
(c)any Subsidiary of the WeWork Obligor (x) that would be prohibited or restricted by applicable law or contract (including any requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party, unless such consent, approval, license or authorization has been received, but excluding any restriction in any organizational documents of such Subsidiary) from becoming a WeWork Guarantor so long as (i) in the case of Subsidiaries of the WeWork Obligor existing on the Closing Date, such contractual obligation is in existence on the Closing Date and (ii) in the case of Subsidiaries of the WeWork Obligor acquired after the Closing Date, such contractual obligation is in existence at the time of such acquisition, or (y) the inclusion of which as a WeWork Guarantor would result in material adverse Tax consequences to the WeWork Obligor and/or its Affiliates and direct or indirect beneficial owners as reasonably determined by the WeWork Obligor (including as a result of the operation of Section 956 of the Code or any similar Requirement of Law in any applicable jurisdiction);
(d)any CFC or CFC Holdco;
(e)any domestic Subsidiary that is a direct or indirect Subsidiary of (i) a CFC or (ii) a CFC Holdco;
(f)Captive Insurance Subsidiaries, not-for-profit Subsidiaries, special purpose entities (other than ordinary course lease holding Subsidiaries), Unrestricted WeWork Subsidiaries and Immaterial WeWork Subsidiaries;
(g)any Restricted WeWork Subsidiary acquired with pre-existing Indebtedness permitted to remain outstanding under this Agreement (to the extent such guarantee would be prohibited by or require consent pursuant to the terms of such Indebtedness);
(h)any Subsidiary with respect to which the WeWork Subsidiary Guaranty would result in material adverse Tax consequences to the WeWork Obligor or any of its Subsidiaries or direct or indirect beneficial owners, as reasonably determined by the WeWork Obligor in consultation with the Controlling Administrative Agent (including as a result of the operation of Section 956 of the Code or any similar Requirement of Law in any applicable jurisdiction); and
(i)any Subsidiary to the extent that the burden or cost of providing a guarantee outweighs the benefit afforded thereby as reasonably determined by the Obligors and the Controlling Administrative Agent.

“Excluded Swap Obligation”: with respect to any WeWork Guarantor, (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such WeWork Guarantor of, or the grant by such WeWork Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such WeWork Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such WeWork Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such WeWork Guarantor as specified in any agreement between the relevant Obligor Parties and counterparty applicable to such Swap Obligations, and agreed by the Controlling Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Creditor Party or required to be withheld or deducted from a payment to a Creditor Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Creditor Party being organized under the laws of, or having its principal office in, or otherwise doing business in, or otherwise being resident for tax purposes or taxable in, or, in the case of any Creditor Party, having its applicable lending office or other branch or permanent establishment located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Creditor Party, any U.S. federal withholding or backup withholding Taxes imposed on amounts payable to or for the account of such Creditor Party with respect to an applicable interest in an L/C Commitment (or otherwise in any Credit Document) pursuant to law in effect as of the date on which (i) such Creditor Party acquires such interest in the L/C Commitment (or otherwise becomes a party to this Agreement) (in either case, other than pursuant to an assignment request by the Obligors under Section 2.12) or (ii) such Creditor Party changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Creditor Party’s assignor immediately before such Creditor Party acquired the applicable interest in an L/C Commitment (or otherwise becomes a party to this Agreement) or to such Creditor Party immediately before it changed its lending office, (c) Taxes attributable to such Creditor Party’s failure to comply with Section 2.10(f) and (d) any withholding Taxes imposed under FATCA or similar Requirement of Law, and (e) all liabilities, penalties and interest with respect to any of the foregoing.
“Existing 5.00% Senior Notes Indenture”: the Indenture, dated as of July 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the WeWork Obligor, the guarantors party thereto, and U.S. Bank National Association, as trustee.
“Existing 7.875% Senior Notes Indenture”: the Indenture, dated as of April 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the WeWork Obligor, the guarantors party thereto, and U.S. Bank National Association, as trustee.
“Existing Administrative Agent”: Goldman Sachs International Bank together with its affiliates, as the administrative agent under each WeWork Security Document prior to the Fourth Amendment Effective Date.
“Existing Credit Agreement”: the Second Amended and Restated Credit Agreement, dated as of November 12, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the Closing Date), by and among the WeWork Obligor, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time.
“Existing Indebtedness Refinancing”: the termination and prepayment of obligations (other than contingent obligations not due and payable) outstanding under the Existing Credit Agreement, the Existing Reimbursement Agreement and release of all liens and guarantees with respect to such obligations; provided that, for the avoidance of doubt, any Existing Letters of Credit (and reimbursement obligations in respect thereof) outstanding that are cash collateralized or otherwise backstopped, or are “grandfathered” or “rolled over” into the Facility, shall be permitted to remain outstanding after such termination and prepayment; provided further that the Existing Letters of Credit shall have ceased to be outstanding under the Existing Credit Agreement or the Existing Reimbursement Agreement, as applicable, and, as set forth herein, shall be deemed instead to have been issued hereunder on the Closing Date and to be outstanding under this Agreement.
“Existing Letters of Credit”: those certain letters of credit set forth on Schedule 1.1C; provided that Schedule 1.1C may be updated on the Closing Date in a manner mutually agreed as between the Obligors and the Senior Tranche Administrative Agent.
“Existing Reimbursement Agreement”: the Letter of Credit Reimbursement Agreement, dated as of November 21, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the Closing Date), by and among the WeWork Obligor, JPMorgan Chase Bank, N.A., as administrative agent, and the issuing lenders party thereto from time to time.
“Existing Senior Notes”: (i) the 7.875% Senior Notes due 2025 of the WeWork Obligor issued pursuant to the Existing 7.875% Senior Notes Indenture and outstanding on the Closing Date, (ii) the 5.00% Senior Notes due 2025 of the WeWork Obligor issued pursuant to the Existing 5.00% Senior Notes Indenture and outstanding on the Closing Date and (iii) in each case with respect to any of the foregoing, any refinancing indebtedness in respect thereof.
“Existing Senior Notes Indentures”: (i) the Existing 7.875% Senior Notes Indenture, (ii) the Existing 5.00% Senior Notes Indenture and (iii) in each case with respect to any of the foregoing, any refinancing indebtedness in respect thereof.
“Exit Period”: as defined in Section 2.15.
“Facility”: the L/C Commitments, Reimbursement Obligations and the L/C Exposure under the Senior L/C Tranche and the L/C Commitments, Reimbursement Obligations and the L/C Exposure under the Junior L/C Tranche.
“Factoring Assets”: (i) all or a portion of the revenues generated under Membership Agreements, (ii) other receivables generated by any WeWork Group Member or their respective Affiliates, (iii) the related Membership Agreement or other contract under which the amounts referred to in clauses (i) or (ii) arise, (iv) collections, insurance proceeds and other supporting obligations supporting the payment or performance of the foregoing, (v) any segregated lockboxes or segregated accounts in which the amounts referred to in clause (iv) are collected and held in trust for the benefit of the related purchaser and (vi) all proceeds thereof (excluding, for the avoidance of doubt, any Factoring Disposition Proceeds).
“Factoring Disposition”: any sale, pledge or other transfer of any Factoring Assets entered into from time to time by any WeWork Group Member that are party to the WeWork Subsidiary Guaranty or any of their respective Affiliates on arm’s-length terms.
“Factoring Disposition Proceeds”: the net proceeds received by any WeWork Group Member from any Factoring Disposition.
“Factoring Obligations”: any actual or contingent obligations of any WeWork Group Member arising in connection with any Factoring Disposition, including (i) obligations to remit collections and perform servicing or collection agent functions, (ii) repurchase obligations, (iii) customary indemnification obligations, (iv) obligations to make payments in respect of discounts, waivers, disputed amounts and other dilutions and (v) unsecured performance guaranty or similar limited and unsecured guaranty obligations.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version, in each case that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules, promulgation, guidance, notes or practices adopted or entered into in connection with any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Goldman Sachs International Bank from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters”: the GS Agency Fee Letter, the Junior Tranche Agency Fee Letter and the Junior Tranche Fee Letter.
“Fee Payment Date”: (a) the tenth Business Day following the later of (x) last day of each March, June, September and December and (y) the receipt by the Obligors of the Senior Tranche Administrative Agent’s invoice for fees and interest payable in respect of the period ended the last day of each March, June, September and December (or if such invoice is revised after delivery, the date such revised invoice is received by the Obligors) and (b) the Senior Tranche Termination Date.
“Fifth Amendment”: that certain Fifth Amendment to the Credit Agreement, dated as of December 20, 2022, by and among the Obligors, the Manager, the Jersey General Partner, each Senior Tranche L/C Participant, each Senior Tranche Issuing Creditor and the Senior Tranche Administrative Agent.
“Fifth Amendment Effective Date”: December 20, 2022.
“Financing Lease Obligations”: of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Financing Lease Obligations in the financial statements to be delivered pursuant to Section 8.01.
“Floor”: in the case of the Senior L/C Tranche, 0.00% and in the case of the Junior L/C Tranche, 0.75%.
“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any WeWork Group Member, any ERISA Affiliate or any other entity related to a WeWork Group Member on a controlled group basis.
“Foreign Plan”: each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any WeWork Group Member, or ERISA Affiliate or any other entity related to a WeWork Group Member on a controlled group basis.

“Foreign Plan Event”: with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.
“Foreign Subsidiary”: any Subsidiary of the WeWork Obligor that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Fourth Amendment”: that certain Fourth Amendment to the Credit Agreement, dated as of May 10, 2022, by and among the Obligors, each L/C Participant, each Issuing Creditor and the Administrative Agent.
“Fourth Amendment Effective Date” : May 10, 2022.
“Fourth Amendment Effective Date Letter of Credit”: the Letter of Credit to be issued under the Junior L/C Tranche on the Fourth Amendment Effective Date in a face amount equal to $350,000,000 for the benefit of the WeWork Obligor or its subsidiaries as beneficiaries.
“Fraudulent Transfer Laws”: as defined in Section 2.14(a).
“Fund Documents”: the LP Agreement, the Subscription Agreement, the Investment Management Agreement and any certificate of incorporation, memorandum of association, articles of association, certificate of formation, certificate of limited partnership, certificate of registration, side letters and any license or consent issued by the Jersey Financial Services Commission to the Partnership or the Jersey General Partner.
“Funding Obligor”: as defined in Article 11.
“Funding Office”: the office of the Applicable Agent specified in Section 13.2 or such other office as may be specified from time to time by the Applicable Agent as its funding office by written notice to the Obligors, the applicable Issuing Creditors and the applicable L/C Participants.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then if so requested by either Obligor or the Required L/C Participants, the Obligors and the Applicable Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the applicable Obligor’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Obligors, each Applicable Agent and the Required L/C Participants, all standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
“GBSA”: as defined in Section 2.15.
“GBSA Cash Collateral”: as defined in Section 2.15.
“GBSA Person”: as defined in Section 2.15.

“GBSA Notice”: as defined in Section 2.15.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and the Jersey Financial Services Commission) and any supranational bodies such as the European Central Bank and the European Union.
“GS Agency Fee Letter”: the agency fee letter, dated as of December 16, 2019, among Goldman Sachs International, the WeWork Obligor and the SoftBank Obligor.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness or dividends (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Obligors in good faith.
“Gross Performance Entitlement”: in relation to SBG (in its capacity as sole limited partner of the Partnership), its entitlement to the assets of the Partnership in such capacity, excluding any amounts payable to SBG in connection with any existing or future management co-investment program.
“Highest Lawful Rate”: the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Issuing Creditor or L/C Participant which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“IBA”: as defined in Section 1.5.
“Immaterial WeWork Subsidiary”: any Restricted WeWork Subsidiary, that for the most recently ended Reference Period prior to such date, (a) the revenue thereof does not exceed 5.0% of the revenue of the WeWork Obligor and the Restricted WeWork Subsidiaries and (b) the gross assets thereof (after eliminating intercompany obligations) does not exceed 5.0% or more of the total assets of the WeWork Obligor and its Restricted WeWork Subsidiaries; provided, further, that for the most recently ended Reference Period prior to such date, the combined (a) revenue of all Immaterial WeWork Subsidiaries shall not exceed 10.0% or more of the revenue of the WeWork Obligors and the Restricted WeWork Subsidiaries or (b) gross assets of all Immaterial WeWork Subsidiaries (after eliminating intercompany obligations) shall not exceed 10.0% or more of the total assets of the WeWork Obligor.

“Indebtedness”: of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade payables, (ii) any earn-out or holdback obligation not paid when due and payable, (iii) expenses accrued in the ordinary course of business and (iv) obligations resulting from take-or-pay contracts entered into in the ordinary course of business) which purchase price is due more than six months after the date of placing such property in service or taking delivery of title thereto; (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset as determined by such Person in good faith on the date of determination and (ii) the amount of such Indebtedness of other Persons; (f) all Financing Lease Obligations of such Person; (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, bankers’ acceptances, bank guarantees, surety bonds or other similar instruments; (h) all obligations of such Person under any Swap Agreement; and (i) all guarantees by such Person in respect of the foregoing clauses (a) through (h). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of the obligations of the WeWork Obligor or any of its Subsidiaries in respect of any Swap Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the WeWork Obligor or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP. For purposes of clarity and avoidance of doubt, any joint and several Tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law shall not constitute Indebtedness for purposes hereof.
“Indemnified Liabilities”: as defined in Section 13.5.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor Party under any Credit Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee”: as defined in Section 13.5.
“Information”: as defined in Section 13.15.
“Insolvent”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, trade secrets, know-how and processes, all applications and registrations therefor, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Election Request”: a request by the Obligors in the form of Exhibit H attached to the Fourth Amendment or another form reasonably acceptable to the Junior Tranche Administrative Agent to convert or continue a Reimbursement Obligation in accordance with Section 2.6.
“Interest Payment Date”: (a) with respect to any ABR Benchmark Reimbursement Obligation, the first Business Day of each January, April, July and October and the Termination Date applicable to such ABR Benchmark Reimbursement Obligation and (b) with respect to any Term Benchmark Reimbursement Obligation, the last day of the Interest Period applicable to the Reimbursement Obligation and, in the case of a Term Benchmark Reimbursement Obligation with an

Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
“Interest Period”: with respect to any Term Benchmark Reimbursement Obligation, the period commencing on the date of such Reimbursement Obligation or the most recently ended Interest Period and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, to the extent available to all relevant affected L/C Participants, twelve months or a shorter period) thereafter, as the Obligors may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Reimbursement Obligation initially shall be the date on which such Reimbursement Obligation arises and thereafter shall be the effective date of the most recent conversion or continuation of such Reimbursement Obligation.
“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB- (or the equivalent) by S&P or Fitch Ratings or, if the applicable instrument is not then rated by Moody’s or S&P, an equivalent rating by any other rating agency.
“Investment Management Agreement”: the Investment Management Agreement relating to, among others, the Partnership, entered into September 9, 2021, by and among the SVF Obligor, the Manager and the other parties thereto.
“Investor”: an investor or limited partner in the Partnership.
“IRS”: the United States Internal Revenue Service, or any successor thereto.
“Issuing Commitment”: with respect to each Issuing Creditor, the commitment of such Issuing Creditor to issue Letters of Credit hereunder. The amount of each Issuing Creditor’s Issuing Commitment as of the ~~Fourth~~Fifth Amendment Effective Date is set forth on Schedule 1.1B in Annex ~~B~~G of the ~~Fourth~~Fifth Amendment under the heading “Issuing Commitment”, as the same may be adjusted from time to time as a result of an assignment to or from such Issuing Creditor pursuant to Section 13.6~~; provided that the Issuing Commitment under each L/C Tranche shall not exceed the Total Commitments under such L/C Tranche at any time and any reductions in the Total Commitments under any L/C Tranche shall be accompanied by a simultaneous pro rata decrease in the Issuing Commitments under such L/C Tranche. As of the Fourth Amendment Effective Date, the Issuing Commitments under the Senior L/C Tranche is $1,250,000,000,~~. The original amount of the Issuing Commitments under the Junior L/C Tranche ~~is~~was $350,000,000 and the ~~aggregate Issuing Commitments hereunder is $1,600,000,000; provided that the~~ Issuing Commitments under the Junior L/C Tranche ~~shall be automatically~~ terminated upon the issuance of the Fourth Amendment Effective Date Letter of Credit on the Fourth Amendment Effective Date. As of the Fifth Amendment Effective Date, the Issuing Commitments under the Senior L/C Tranche are $1,250,000,000. On February 10, 2023 the Issuing Commitments under the Senior L/C Tranche shall be automatically reduced pro rata by an amount equal to 16.0% of the Issuing Commitments under the Senior L/C Tranche then outstanding.
“Issuing Creditor”: the Junior Tranche Issuing Creditor and the Senior Tranche Issuing Creditors. The term “Issuing Creditor” shall not include any Affiliate of such Issuing Creditor that is a U.S. Person (as defined in Regulation S) with respect to Letters of Credit issued by such Affiliate. Each reference herein to “the Issuing Creditor” shall be deemed to be a reference to the applicable Issuing Creditor.
“Issuing Creditor Assignee”: (a) an Issuing Creditor; (b) an Affiliate of an Issuing Creditor; and (c) any financial institution; provided that notwithstanding the foregoing, “Issuing Creditor Assignee” shall not include (i) any Disqualified Institution, (ii) either Obligor or the Obligors’ respective Subsidiaries or Affiliates, (iii) natural persons, and (iv) any Defaulting Issuing Creditor or potential

Defaulting Issuing Creditor or any of their respective subsidiaries or any Person who, upon becoming an Issuing Creditor hereunder, would constitute any of the foregoing Persons described in clause (iv); provided if an Event of Default under Section 11.1(a) or Section 11.1(f) shall have occurred and be continuing or there is an acceleration under the Facility (that has not been rescinded), “Issuing Creditor Assignees” shall include Disqualified Institutions that are not U.S Persons (as defined in Regulation S).
“Issuing Creditor Register”: as defined in Section 13.6(e).
“Jersey General Partner”: as defined in the preamble hereto.
“Jersey Security Agreement”: the Jersey law governed security interest agreement between the SVF Obligor, the Manager, the Jersey General Partner and the Senior Tranche Administrative Agent.
“Judgment Currency”: as defined in Section 13.23.
“Junior L/C Tranche”: the facility in respect of the aggregate Junior Tranche L/C Commitments, Junior Tranche Reimbursement Obligations and L/C Exposure of the Junior Tranche L/C Participants.
“Junior Tranche Administrative Agent”: Kroll Agency Services Limited, as the administrative agent for the Junior Tranche Issuing Creditor and the Junior Tranche L/C Participants under this Agreement and the other Credit Documents, together with any of its permitted successors.
“Junior Tranche Agency Fee Letter”: the Fee Letter, dated as of the Fourth Amendment Effective Date, between the WeWork Obligor and Kroll Agency Services Limited.
“Junior Tranche Credit Document Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Reimbursement Obligations under the Junior L/C Tranche and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Obligors, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the L/C Exposure under the Junior L/C Tranche and all other obligations and liabilities of the Obligors to the Junior Tranche Administrative Agent, Shared Collateral Agent in its capacity as the collateral agent for the Junior L/C Tranche, the Junior Tranche Issuing Creditor or to any Junior Tranche L/C Participant, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Credit Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Junior Tranche Administrative Agent, the Shared Collateral Agent in its capacity as the collateral agent for the Junior L/C Tranche, the Junior Tranche Issuing Creditor or to any Junior Tranche L/C Participant that are required to be paid by the Obligors pursuant hereto) or otherwise.
“Junior Tranche Fee Letter”: the Fee Letter, dated April 18, 2022, between the WeWork Obligor and the Junior Tranche L/C Participant party thereto.
“Junior Tranche Issuing Creditor”: Goldman Sachs International Bank, in its capacity as the issuer of Letters of Credit under the Junior L/C Tranche. The term “Junior Tranche Issuing Creditor” shall not include any Affiliate of such Junior Tranche Issuing Creditor that is a U.S. Person (as defined in Regulation S) with respect to Letters of Credit issued by such Affiliate.
“Junior Tranche L/C Commitments”: with respect to each Junior Tranche L/C Participant, the commitment of such L/C Participant to accept and purchase undivided interests in amounts to be drawn under Letters of Credit and to fund L/C Disbursements under the Junior L/C Tranche under this Agreement. The initial amount of each Junior Tranche L/C Participant’s Junior Tranche L/C Commitment is set forth on Schedule 1.1A under the heading “Junior Tranche L/C Commitment”, as the same may be reduced or terminated pursuant to Section 2.2 or Section 2.3, or adjusted from time to time as a result of an assignment to or from such L/C Participant pursuant to Section 13.6.
“Junior Tranche L/C Participant”: any bank or financial institution that has a Junior Tranche L/C Commitment or Junior Tranche Reimbursement Obligation at such time (it being understood that no such bank or financial institution shall be a U.S. Person (as defined in Regulation S)).
“Junior Tranche Obligations”: the Junior Tranche Credit Document Obligations.
“Junior Tranche Obligors”: the WeWork Obligor and the SoftBank Obligor.
“Junior Tranche Reimbursement Obligation”: the obligation of the Junior Tranche Obligors to reimburse the Junior Tranche Issuing Creditor or the Junior Tranche L/C Participants pursuant to Section 3.5 for amounts drawn under Letters of Credit under the Junior L/C Tranche.
“Junior Tranche Required L/C Participants”: at any time, the Junior Tranche L/C Participants whose Junior Tranche L/C Commitments (or, at any time after the Junior Tranche Total Commitment has expired or terminated, such Junior Tranche L/C Participants’ Applicable Percentages of the total L/C Exposure under the Junior L/C Tranche) (subject to the last proviso of this definition) or Junior Tranche Reimbursement Obligations represent an amount greater than 50% of the Junior Tranche Total Commitment (or after the termination thereof, the total L/C Exposure under the Junior L/C Tranche or the Junior Tranche Reimbursement Obligations at such time); provided that, at any time that there is more than one unaffiliated Junior Tranche L/C Participant, the Junior Tranche Required L/C Participants shall be comprised of at least two unaffiliated Junior Tranche L/C Participants; provided further that, for the purpose of calculating Junior Tranche Required L/C Participants on any occasion, each Junior Tranche L/C Participant may elect by written notice to the Junior Tranche Administrative Agent to include less than all of its Junior Tranche L/C Commitments or Junior Tranche Reimbursement Obligations (or of its Applicable Percentage of the total L/C Exposure under the Junior L/C Tranche or Junior Tranche Reimbursement Obligations, as applicable) on such occasion (and in the absence of such notice in respect of the applicable occasion, all of such Junior Tranche L/C Participant’s Junior Tranche L/C Commitments or Junior Tranche Reimbursement Obligations (or Applicable Percentage of the total L/C Exposure under the Junior L/C Tranche or Junior Tranche Reimbursement Obligations, as applicable) shall be so included).
“Junior Tranche Secured Party”: Secured Parties in respect of the Junior L/C Tranche.
“Junior Tranche Termination Date”: the earliest of (i) November 30, 2023, (ii) the date on which the Junior L/C Tranche has been voluntarily terminated by the Obligors pursuant to, and in accordance with, this Agreement and (iii) the date on which all Junior Tranche Credit Document Obligations have been accelerated pursuant to, and in accordance with, Section 11.1.
“Junior Tranche Total Commitment”: the sum of the Junior Tranche L/C Commitments of each Junior Tranche L/C Participant. As of the Fourth Amendment Effective Date, the Junior Tranche Total Commitment is $350,000,000. Letters of Credit may only be issued once under the Junior Tranche Total Commitment and the Junior Tranche Total Commitment shall automatically terminate upon the issuance of the Fourth Amendment Effective Date Letter of Credit.
“L/C Commitment”: with respect to each L/C Participant, the commitment of such L/C Participant to accept and purchase undivided interests in amounts to be drawn under Letters of Credit and to fund L/C Disbursements under this Agreement. The initial amount of each L/C Participant’s L/C Commitment is set forth on Schedule 1.1A under the heading “L/C Commitment”, as the same may be reduced or terminated pursuant to Section 2.2 or Section 2.3, increased pursuant to the Fifth Amendment, or adjusted from time to time as a result of an assignment to or from such L/C Participant pursuant to Section 13.6.
“L/C Disbursement”: a payment made by the Issuing Creditor pursuant to a Letter of Credit.

“L/C Exposure”: at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Letters of Credit under either L/C Tranche at such time (including, with respect to Letters of Credit issued in Alternative Currencies, the Dollar Equivalent of such amount) plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed pursuant to Section 3.5 at such time under such L/C Tranche (including, with respect to Letters of Credit issued in Alternative Currencies, the Dollar Equivalent of such amount). The L/C Exposure of any L/C Participant under either L/C Tranche at any time shall be its Applicable Percentage of the total L/C Exposure under such L/C Tranche at such time.
“L/C Participant”: a Junior Tranche L/C Participant or a Senior Tranche L/C Participant.
“L/C Participant Assignee”: (a) an L/C Participant; (b) an Affiliate of an L/C Participant; and (c) any financial institution; provided that notwithstanding the foregoing, “L/C Participant Assignee” shall not include (i) any Disqualified Institution, (ii) either Obligor or the Obligors’ respective Subsidiaries or Affiliates, (iii) natural persons, and (iv) any Defaulting L/C Participant or potential Defaulting L/C Participant or any of their respective subsidiaries or any Person who, upon becoming an L/C Participant hereunder, would constitute any of the foregoing Persons described in clause (iv); provided if an Event of Default under Section 11.1(a) or Section 11.1(f) shall have occurred and be continuing or there is an acceleration under the Facility (that has not been rescinded), “L/C Participant Assignees” shall include Disqualified Institutions that are not U.S Persons (as defined in Regulation S).
“L/C Participant Parent”: with respect to any L/C Participant, any Person as to which such L/C Participant is, directly or indirectly, a Subsidiary.
“L/C Participant Register”: as defined in Section 13.6(b).
“L/C Tranche”: either the Senior L/C Tranche or the Junior L/C Tranche.
“Latest Expiry Date”: as defined in Section 3.1(a).
“Letters of Credit”: any irrevocable standby letter of credit issued or deemed to be issued pursuant to Section 3.1 (including the Existing Letters of Credit), which shall be (i) issued for working capital needs and general corporate purposes of the WeWork Obligor or its Subsidiaries, (ii) denominated in Dollars (or, in the case of any Senior Tranche Letters of Credit, any Alternative Currency) and (iii) otherwise in such form as may be reasonably approved from time to time by the Applicable Agent and the applicable Issuing Creditor.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“LP Agreement”: the Amended and Restated Limited Partnership Agreement constituting the Partnership, entered into on March 31, 2022, by and among Jersey General Partner, SBG and the Manager, as amended by the LPA Amendment Agreement.
“LPA Amendment Agreement”: the letter agreement dated on or about the Fifth Amendment Effective Date, and entered into between the Jersey General Partner, SBG in its capacity as sole limited partner of the Partnership, the Manager and the Senior Tranche Administrative Agent, amending the terms of the amended and restated limited partnership agreement dated 31 March 2022 entered into between the Jersey General Partner, SBG in its capacity as sole limited partner of the Partnership and the Manager.
“Manager”: as defined in the preamble hereto.

“Market Intercreditor Agreement”: an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.
“Material Indebtedness”: Indebtedness (other than the Letters of Credit but including obligations calculated on a mark to market basis in respect of one or more Swap Agreements) (i) if applicable, with respect to the SoftBank Obligor in an aggregate principal amount exceeding, ¥2,000,000,000 ~~and~~ (ii) with respect to SBG in an aggregate principal amount exceeding, ¥15,000,000,000, (iii) with respect to the SVF Obligor, any Indebtedness, and (iv) with respect to any WeWork Group Member in an aggregate principal amount exceeding, $50,000,000.
“Material WeWork Subsidiary”: a Restricted WeWork Subsidiary that is not an Immaterial WeWork Subsidiary.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, classified or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
“Membership Agreement”: an agreement (which may be in the form of a membership agreement, sublease agreement or a similar agreement) entered into between a WeWork Group Member or any Affiliate of a WeWork Group Member and a member or customer, providing for the use by such member or customer of office space provided by the applicable WeWork Group Member or Affiliate.
“Minimum Return”: an amount equal to the sum of (x) the rate set forth in clause (b) of the definition of Applicable Margin with respect to the Junior L/C Tranche, multiplied by the total principal amount of the Junior Tranche Reimbursement Obligations as of the Fourth Amendment Effective Date and (y) 2.00% of the total principal amount of the Junior Tranche Reimbursement Obligations as of the Fourth Amendment Effective Date.
“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any WeWork Group Member or any ERISA Affiliate (i) makes or is obligated to make contributions (ii) during the preceding five plan years, has made or been obligated to make contributions or (iii) has any actual or contingent liability.
“Multiple Employer Plan”: a Plan which has two or more contributing sponsors (including any WeWork Group Member or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Asset Value” means, in relation to the Partnership, the Gross Performance Entitlement of SBG (in its capacity as sole limited partner of the Partnership) in a hypothetical liquidation of the Partnership, calculated as the sum of: (x) the aggregate fair value of financial assets beneficially (directly or indirectly) owned by the Partnership, valued at fair value through profit and loss plus (y) without duplication of the amounts in clause (x), cash and receivables beneficially (directly or indirectly) owned by the Partnership  minus (z) the aggregate liabilities of the Partnership and its Affiliates in which the Partnership owns a direct or indirect equity interest; and for the purposes of the preceding sentence the term "fair value through profit and loss" shall be understood in a manner consistent with IFRS.
“Non-Controlling Administrative Agent”: the Administrative Agent that is not the Controlling Administrative Agent.
“Non-Controlling Secured Party Enforcement Date”: the date which is 90 days after the occurrence of both (i) an Event of Default and (ii) the receipt by the Senior Tranche Administrative Agent of written notice from the Junior Tranche Administrative Agent or Junior Tranche Required L/C Participants certifying that (x) an Event of Default has occurred and is continuing and (y) the Obligations under the Junior L/C Tranche are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms hereof; provided that the Non-Controlling Secured

Party Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any WeWork Collateral (1) at any time the Shared Collateral Agent has commenced at the direction of the Controlling Administrative Agent and is diligently pursuing any enforcement action with respect to all or a material portion of the WeWork Collateral or (2) at any time the WeWork Obligor, to the extent it has granted a security interest in such WeWork Collateral, is then a debtor subject to any Bankruptcy Event.
“Non-Controlling Secured Party”: the Secured Parties whose Administrative Agent is not the Controlling Administrative Agent.
“Non-U.S. Issuing Creditor”: an Issuing Creditor, with respect to either Obligor, that is not a U.S. Person.
“Non-U.S. L/C Participant”: an L/C Participant, with respect to either Obligor, that is not a U.S. Person.
“Obligations”: all Credit Document Obligations and Swap Obligations.
“Obligor”: as defined in the preamble hereto.
“Obligor Party”: each WeWork Obligor Party, the SVF Obligor and the SoftBank Obligor.
“Offer Security”: to establish or arrange to establish security interest (including any security assignment) over certain assets of the SoftBank Obligor, excluding (i) liens and possessory liens established under applicable law and (ii) transactions to acquire assets with an agreement of title retention (shoyuuken ryuuho tokuyaku).
“Other Connection Taxes”: with respect to any Creditor Party, Taxes imposed as a result of a present or former connection between such Creditor Party and the jurisdiction imposing such Tax (other than connections arising solely from such Creditor Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Credit Document).
“Other Taxes”: all present or future stamp or documentary, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).
“Outside Date”: March 26, 2020.
“Parent Company”: any Person of which the WeWork Obligor is a direct or indirect subsidiary.
“Parent Indemnity”: the Parent Indemnity, dated as of the Fifth Amendment Effective Date, by and among SBG and the Senior Tranche Administrative Agent and as accepted and acknowledged by the SVF Obligor.
“Participant”: one or more financial institutions or other entities; provided that notwithstanding the foregoing, “Participant” shall not include (i) either Obligor or any of their respective Subsidiaries or Affiliates, (ii) natural persons or (iii) any Disqualified Institution; provided if an Event of Default under Section 11.1(a) or Section 11.1(f) shall have occurred and be continuing or there is an acceleration under the Facility (that has not been rescinded), “Participants” may include Disqualified Institutions that are not U.S. Persons (as defined in Regulation S).

“Participant Register”: as defined in Section 13.6(c).
“Participating Member States”: any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act”: as defined in Section 6.1(e).
“Partnership”: as defined in the preamble hereto.
“PBGC”: the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.
“Pending Capital Call”: any Capital Call that has been made upon an Investor and that has not yet been funded by such Investor.
“Pension Plan”: any employee benefit plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) which is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (i) which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any WeWork Group Member or any of their respective ERISA Affiliates or (ii) with respect to which has any WeWork Group Member or any of their respective ERISA Affiliates has any actual or contingent liability.
“Perfection Requirements”: the filing of appropriate Uniform Commercial Code financing statements with the office of the Secretary of State of the state of organization of each Obligor Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case, in favor of the Senior Tranche Administrative Agent and/or Shared Collateral Agent, as applicable for the benefit of the applicable L/C Participants and the Issuing Creditors, the delivery to the Shared Collateral Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Credit Documents, together with instruments of transfer executed in blank, and compliance with Section 8.13 of the Credit Agreement as it relates to Approved Accounts and cash and Cash Equivalents on deposit therein or credited thereto.
“Permitted Investors”: collectively, (a) Adam Neumann, Miguel McKelvey, Benchmark Capital Partners VII (AIV), L.P., DAG Holdings, We Holdings LLC (so long as the majority of the equity interests of We Holdings LLC are beneficially owned by persons who are otherwise in the Owner Group), JP Morgan Holdings, Empire Star Global Limited, Hui Ding Capital Co., Limited, Oceanwide Holdings International Capital Investment Co., Ltd, SoftBank Group Capital Limited, and SVF WW Japan (Singapore) Pte. Ltd., (b) any Affiliate of any such Person, (c) any trust or partnership created solely for the benefit of any natural person listed in clause (a) and/or members of the family of any natural person listed in clause (a), and (d) any Person where the voting of shares of capital stock of the WeWork Obligor is controlled by any of the foregoing.
“Permitted Senior Secured Debt”: the incurrence by the WeWork Obligor of senior secured notes or loans in an aggregate principal amount of up to $1,100,000,000 that are secured on a pari passu basis in right of security to the Facility and are subject to a Market Intercreditor Agreement.
“Permitted SVF Amendment”: as defined in Section 13.1(a).
“Person”: an individual, partnership, corporation, limited liability company, company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA but excluding any Multiemployer Plan), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any

WeWork Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.
“Pledged CCP Account”: the Deposit Account identified in Exhibit A attached to the Pledged CCP Account Control Agreement.
“Pledged CCP Account Control Agreement”: the Deposit Account Control Agreement, dated as of the Fifth Amendment Effective Date, among the SVF Obligor, as the account holder, the Senior Tranche Administrative Agent, as the secured party, and Goldman Sachs Bank USA, as depository bank.
“Pounds Sterling”: the lawful currency of the United Kingdom.
“Prepayment Amount”: as defined in Article 11.
“Primary Disqualified L/C Participant”: as defined in the definition of Disqualified Institution.
“Prime Rate”: the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by Applicable Agent) or any similar release by the Federal Reserve Board (as reasonably determined by Applicable Agent)
“Proceeding”: any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.
“Proceeds” as defined in Section 11.3.
“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(c) of the Code.
“Projections”: as defined in Section 5.18.
“Properties”: as defined in Section 5.17(a).
“QFC”: the meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support”: as defined in Section 13.21.
“Rating Level Change”: a change in the S&P Rating that results in the change from one Rating Level Period to another, which Rating Level Change (and any related change in Applicable Margin or Applicable Cash Posting Percentage) shall be effective on the date on which the relevant change in the S&P Rating is first announced and effective by S&P.
“Rating Level Period”: a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period or a Rating Level 5 Period; provided that:
with respect to the definition of “Applicable Margin”:
(i) “Rating Level 1 Period”: a period during which the S&P Rating is B+ or higher;
(ii) “Rating Level 2 Period”: a period during which the S&P Rating is B;
(iii) “Rating Level 3 Period”: a period during which the S&P Rating is B-;

(iv) “Rating Level 4 Period”: a period during which the S&P Rating is CCC+ or lower;
(v) “Rating Level 5 Period”: a period that is neither a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period nor a Rating Level 4 Period;
with respect to the definitions of “Applicable Cash Posting Percentage”:
(i) “Rating Level 1 Period”: a period during which the S&P Rating is BB- or higher;
(ii) “Rating Level 2 Period”: a period during which the S&P Rating is B+;
(iii) “Rating Level 3 Period”: a period during which the S&P Rating is B;
(iv) “Rating Level 4 Period”: a period during which the S&P Rating is B-;
(v) “Rating Level 5 Period”: a period during which the S&P Rating is CCC+ or lower or a period that is neither a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period nor a Rating Level 4 Period;
In each case, if S&P shall cease to issue debt ratings generally, then the Rating Level Period shall be deemed to be Rating Level 5 Period.
“Reference Period”: any period of four consecutive fiscal quarters.
“Regulation S”: Regulation S issued by the SEC under the Securities Act of 1933, as such regulation may be in effect from time to time.
“Regulation S-X”: Regulation S-X under the Securities Act of 1933.
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Reimbursement Agreement”: the Reimbursement Agreement, dated as of the date hereof by and between the SoftBank Obligor and the WeWork Obligor.
“Reimbursement Capital Contributions”: as defined in Section 2.3(d).
“Reimbursement Obligation”: the obligation of the Senior Tranche Obligors to reimburse an Issuing Creditor or the obligation of the Junior Tranche Obligors to reimburse the Junior Tranche L/C Participants, in each case, pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Relevant Governmental Body”: the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement GP/Manager Additional Conditions Precedent”: In connection with the replacement of the Jersey General Partner with a successor general partner pursuant to Section 9.17(b) or the Manager with a successor manager pursuant to Section 9.18(b) or any successor of the Jersey General Partner or the Manager pursuant to a transaction contemplated by Section 9.21 (such replacement or successor, the “Successor”), the following conditions:
(a)    The Senior Tranche Administrative Agent shall have received a customary opinion letter covering the Successor, addressed to the Senior Tranche Administrative Agent, the Senior Tranche L/C Participants and the Senior Tranche Issuing Creditors, and in a form substantially consistent with the opinion letters from counsel delivered to the Senior Tranche Administrative Agent, the Senior Tranche L/C Participants and the Senior Tranche Issuing Creditors on the Fifth Amendment Effective Date (and otherwise reasonably acceptable to the Senior Tranche Administrative Agent).

(b)    The Senior Tranche Administrative Agent shall have received a certificate of the Successor, with appropriate insertions and attachments, including (as applicable) the certificate of incorporation or formation of the Successor, certified by the relevant authority of the jurisdiction of organization of the Successor, resolutions of the board of directors or other appropriate governing body of the Successor and an incumbency certificate.
(c)    Each of the representations and warranties made by the SoftBank Obligor or any SVF Party in the Credit Documents and the LPA Amendment Agreement or any notice or certificate delivered in connection therewith (other than the representations and warranties contained in Section 4.1, which shall be true and correct in all respects as of the Closing Date (or, in the case of Section 4.13, on the Fifth Amendment Effective Date) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date.
(d)    No Default or Event of Default (other than pursuant to Section 11.1(b) in respect of any WeWork Obligor Party) shall have occurred and be continuing on the date of such replacement after giving effect thereto.
(e)    The Senior Tranche Administrative Agent shall have received a certificate of a Responsible Officer of the SVF Obligor certifying compliance with clauses (c) and (d).
(f)    Each of the Senior Tranche Administrative Agent, Senior Tranche Issuing Creditors and Senior Tranche L/C Participants shall have received notice of the proposed replacement at least fifteen Business Days prior to the date of replacement and shall have received, at least three Business Days in advance of the replacement, all documentation and other information required by any Governmental Authority under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, as required by the Patriot Act, with respect to the Successor as of the date of replacement that has been reasonably requested in writing by such Senior Tranche Administrative Agent, Senior Tranche Issuing Creditor or Senior Tranche L/C Participant, as applicable, by no later than ten Business Days prior to the date of replacement.
(g)    The Senior Tranche Administrative Agent shall have received signed and dated grantor consents to registration from the Successor consenting to the registration of the security interests created pursuant to the Jersey Security Agreement on the security interests register established under Part 8 of the Security Interests (Jersey) Law 2012.
(h)    The results of customary lien searches with regard to the Successor.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than those events as to which notice is waived pursuant to DOL Reg. Section 4043 as in effect on the date of the event.
“Representatives”: as defined in Section 13.16.
“Required Amount”: $1,750,000,000 minus (x) the total amount of any Reimbursement Capital Contributions funded by SBG to the Pledged CCP Account on or after the Fifth Amendment Effective Date, minus (y) the total amount of any Senior Cash Posting Amounts funded by or on behalf of the SVF Obligor to the Pledged CCP Account on or after the Fifth Amendment Effective Date, plus (z) the total amount of any Senior Cash Excess Amounts released from the Pledged CCP Account on or after the Fifth Amendment Effective Date.
“Required L/C Participants”: at any time, the Senior Tranche Required L/C Participants and/or the Junior Tranche Required L/C Participants.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws, or other organizational or governing documents of such Person (including, with respect to the SVF Obligor, the LP Agreement, the Subscription Agreement and any side letters relating thereto), and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority”: any body which has authority to exercise any Write-Down and Conversion Powers.
“Responsible Officer”: any chief executive officer, president, co-president, chief legal officer, general counsel, chief financial officer, treasurer, secretary, assistant secretary, representative director or any other person so designated by the board of managers, managing officers or other appropriate governing body, receptively in a resolution, but in any event, with respect to financial matters, the chief financial officer or treasurer (or, with respect to the Soft~~b~~Bank Obligor, any other person so designated to act on behalf of the chief financial officer).
“Restricted WeWork Subsidiary”: the WeWork Obligor Parties and each other Subsidiary of the WeWork Obligor that is not an Unrestricted WeWork Subsidiary.
“Reuters”: as defined in the definition of Dollar Equivalent.
“S&P”: as defined in the definition of Cash Equivalents.
“S&P Rating”: the most recently announced and effective long-term foreign issuer rating (or, if such rating is not available, the counterparty rating) by S&P that is publicly available for SBG.
“Sanctioned Country”: at any time, a country, region or territory that is itself the subject or target of comprehensive Sanctions ((i) with respect to the SoftBank Obligor, at the time of ~~this Agreement~~the Fourth Amendment Effective Date, Crimea, Cuba, Iran, North Korea and Syria and (ii) with respect to the SVF Parties, at the time of the Fifth Amendment Effective Date, the Crimea, Donetsk, Luhansk, Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including, without limitation, lists maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons fifty percent or more.
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including, without limitation, those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, or (b) the United Nations Security Council, the European Union or any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SB Obligors”: the SoftBank Obligor and the SVF Obligor, as applicable.
“SB Material Adverse Change”: with respect to either SB Obligor, a material adverse change on the business, assets or financial condition of such SB Obligor that would have a material adverse effect on the performance of the obligations of such SB Obligor hereunder.
“SBG”: as defined in the preamble hereto.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Secured Parties”: collectively, (a) each Applicable Agent, (b) each Issuing Creditor, (c) each L/C Participant, (d) each holder of a Swap Obligation, (e) the beneficiaries of each indemnification obligation undertaken by any Obligor Party, the Jersey General Partner or the Manager under any Credit Document, (f) the permitted successors and assigns of each of the foregoing and (g) ~~Softbank~~each SB Obligor, in its capacity as a subrogee in respect of the rights of the other Secured Parties.
“Securities Account”: as defined in the Uniform Commercial Account.
~~“Security Documents”: the collective reference to the WeWork Security Agreement and all other security documents delivered to the Shared Collateral Agent (or bailee or agent thereof) granting a Lien on any property of any Person to secure the obligations and liabilities of any WeWork Obligor Party under any Credit Document.~~
“Security Capital Call”: the Capital Call made pursuant to the Security Capital Call Notice.
“Security Capital Call Notice”: the Capital Call Notice delivered on the Fifth Amendment Effective Date by the SVF Obligor to (and acknowledged by) SBG in its capacity as the sole limited partner of the Partnership, in the form attached as Exhibit J hereto.
“Security Capital Commitments”: the Capital Commitments of SBG, in its capacity as the limited partner of the Partnership, in an amount of $1,750,000,000 as of the Fifth Amendment Effective Date.
“Senior Cash Excess Amount: as defined in Section 2.4(b).
“Senior Cash Posting Amount”: as defined in Section 2.4(b).
“Senior L/C Tranche”: the facility in respect of the aggregate Senior Tranche L/C Commitments and L/C Exposure of the Senior Tranche L/C Participants.
“Senior Tranche Administrative Agent”: Goldman Sachs International Bank, together with its affiliates, as the arranger of the Senior Tranche L/C Commitments and as the administrative agent for the Senior Tranche Issuing Creditors and the Senior Tranche L/C Participants under this Agreement, the LPA Amendment Agreement and the other Credit Documents, together with any of its permitted successors.
“Senior Tranche Credit Document Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Reimbursement Obligations under the Senior L/C Tranche and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Obligors, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the L/C Exposure under the Senior L/C Tranche and all other obligations and liabilities of the Obligors to the Senior Tranche Administrative Agent~~,~~ in its capacity as administrative agent and the collateral agent with respect to the SVF Collateral, the Shared Collateral Agent in its capacity as the collateral agent ~~for the Senior L/C Tranche~~with respect to the WeWork Collateral, any Senior Tranche Issuing Creditor or to any Senior Tranche L/C Participant, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Credit Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Senior Tranche Administrative Agent in its capacity as administrative agent and the collateral agent with respect to the SVF Collateral, the Shared Collateral Agent in its capacity as the collateral agent ~~for the Senior L/C Tranche~~with respect to the WeWork Collateral, , any Senior Tranche Issuing Creditor or to any Senior Tranche L/C Participant that are required to be paid by the Obligors pursuant hereto) or otherwise.

“Senior Tranche L/C Commitments”: with respect to each Senior Tranche L/C Participant, the commitment of such L/C Participant to accept and purchase undivided interests in amounts to be drawn under Letters of Credit and to fund L/C Disbursements under the Senior L/C Tranche under this Agreement. The initial amount of each Senior Tranche L/C Participant’s Senior Tranche L/C Commitment is set forth on Schedule 1.1A under the heading “Senior Tranche L/C Commitment”, as the same may be reduced or terminated pursuant to Section 2.2 or Section 2.3, increased pursuant to the Fifth Amendment, or adjusted from time to time as a result of an assignment to or from such L/C Participant pursuant to Section 13.6.
“Senior Tranche L/C Participants”: any bank or financial institution that has a Senior Tranche L/C Commitment at such time (it being understood that no such bank or financial institution shall be a U.S. Person (as defined in Regulation S)).
“Senior Tranche Issuing Creditors”: Goldman Sachs International Bank and each of the other Issuing Creditors under the Senior L/C Tranche immediately prior to the ~~Fourth~~Fifth Amendment Effective Date, each in its capacity as the issuer of Letters of Credit under the Senior L/C Tranche, and such other Senior Tranche Issuing Creditors approved by the Senior Tranche Administrative Agent and the Obligors that has agreed in its sole discretion to act as an “Senior Tranche Issuing Creditor” hereunder. The term “Senior Tranche Issuing Creditor” shall not include any Affiliate of such Issuing Creditor that is a U.S. Person (as defined in Regulation S) with respect to Letters of Credit issued by such Affiliate. Each reference herein to “Senior Tranche the Issuing Creditor” shall be deemed to be a reference to the applicable Senior Tranche Issuing Creditor.
“Senior Tranche Obligations”: the Senior Tranche Credit Document Obligations and Swap Obligations owing to any Secured Party under the Senior L/C Tranche.
“Senior Tranche Obligors”: on and after the Fifth Amendment Effective Date, the WeWork Obligor and the SVF Obligor.
“Senior Tranche Required L/C Participants”: at any time, the Senior Tranche L/C Participants whose Senior Tranche L/C Commitments (or, at any time after the Senior Tranche Total Commitment has expired or terminated, such Senior Tranche L/C Participants’ Applicable Percentages of the total L/C Exposure under the Senior L/C Tranche) (subject to the last proviso of this definition) represent an amount greater than 50% of the Senior Tranche Total Commitment (or after the termination thereof, the total L/C Exposure under the Senior L/C Tranche at such time); provided that, at any time that there is more than one Senior Tranche L/C Participant, the Senior Tranche Required L/C Participants shall be comprised of at least two Senior Tranche L/C Participants; provided further that, for the purpose of calculating Senior Tranche Required L/C Participants on any occasion, each Senior Tranche L/C Participant may elect by written notice to the Senior Tranche Administrative Agent to include less than all of its Senior Tranche L/C Commitments (or of its Applicable Percentage of the total L/C Exposure under the Senior L/C Tranche, as applicable) on such occasion (and in the absence of such notice in respect of the applicable occasion, all of such Senior Tranche L/C Participant’s Senior Tranche L/C Commitments (or Applicable Percentage of the total L/C Exposure under the Senior L/C Tranche, as applicable) shall be so included).
“Senior Tranche Secured Party”: Secured Parties in respect of the Senior L/C Tranche.
“Senior Tranche Termination Date”: ~~February 9~~March 14, 202~~4~~5, unless earlier terminated pursuant to this Agreement; provided that no Letters of Credit will be required to be issued under the Senior L/C Tranche on the Senior Tranche Termination Date.
“Senior Tranche Total Commitment”: the sum of the Senior Tranche L/C Commitments of each Senior Tranche L/C Participant; provided that as of the Fourth Amendment Effective Date, (i) $350,000,000 of Senior Tranche L/C Commitments shall be reallocated to Junior Tranche L/C Commitments on a pro rata basis and be assigned to the Junior Tranche L/C Participants pursuant to the Fourth Amendment and (ii) the remaining $1,400,000,000 of Senior Tranche L/C Commitments shall be automatically reduced to $1,250,000,000 on a pro rata basis; provided further that the Senior Tranche Total Commitment will not exceed $1,250,000,000 at any time after the Fourth Amendment Effective

Date; provided further that on the Fifth Amendment Effective Date the Senior Tranche Total Commitment will be $1,106,904,763 and may thereafter be increased pursuant to the Fifth Amendment to an amount not to exceed $1,250,000,000; provided further that on February 10, 2023, the Senior Tranche Total Commitments shall be automatically reduced pro rata ~~to~~by an amount equal to 16.0% of Senior Tranche Total Commitments then outstanding and which may thereafter be increased pursuant to the Fifth Amendment to an amount not to exceed $1,050,000,000.
“Shared Collateral Agent”: as defined in Section 12.1; provided however that any successor Applicable Agent appointed by the Junior Tranche Required L/C Participants pursuant to Section 12.9(b)(ii) shall have all of the rights and power available to the Shared Collateral Agent under this Agreement and the other Credit Documents.
“Shortfall”: as defined in Section 3.4(c).
“SOFR”: a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
~~“SoftBank Material Adverse Change”: a material adverse change on the business, assets or financial condition of the SoftBank Obligor that would have a material adverse effect on the performance of the obligations of the SoftBank Obligor hereunder.~~
“SoftBank Obligor”: as defined in the preamble hereto.
“SoftBank Process Agent”: as defined in Section 13.24.
“Solvent”: ~~when used with respect to any Person, means that,~~ as of any date of determination, means that, when used (a) with respect to any Person other than an SB Obligor, (i) the sum of the debt (including contingent liabilities) of the such Person and its subsidiaries, taken as a whole, does not exceed the fair value of the assets (on a going concern basis) of such Person and its subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets (on a going concern basis) of such Person and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of such Person and its subsidiaries, taken as a whole, on their debts as they become absolute and matured in the ordinary course of business; (iii) the capital of such Person and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) such Person and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business, (b) with respect to an SVF Party which is registered or established in Jersey, such Person, having considered such SVF Party’s objectives and available resources, along with its projected expenditure, is satisfied that such SVF Party has adequate resources to pay the debts and obligations of such SVF Party as they fall due and that the Partnership is solvent for the purposes of the Limited Partnership (Jersey) Law 1994, as amended, taking into account undrawn capital commitments and (~~v~~c) with respect to the SoftBank Obligor, such Person (~~a~~i) is not unable to pay its obligations (shiharai funou) or has not suspended a payment (shiharai teishi) ~~)~~, or (~~b~~ii) has not prepared to file a petition for commencement of special conciliation (tokutei choutei), commencement of bankruptcy proceedings (hasan), commencement of civil rehabilitation proceedings (minji saisei), commencement of corporate reorganization proceedings (kaisha kousei), commencement of special liquidation (tokubetsu seisan), or commencement of any other similar legal liquidation procedures (including similar legal petitions outside of Japan). For purposes of this definition, (~~i~~A) “debt” means liability on a “claim”, and (~~ii~~B) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Cash Management Agreement”: any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds, any agreement documenting Cash Management Services or any similar transactions between the WeWork Obligor or any of its Subsidiaries and any Issuing Creditor, L/C Participant or affiliate thereof or any other financial institutions or affiliates thereof providing Cash Management Services on the Effective Date listed on Schedule 1.1D or as the Obligors may designate pursuant to Exhibit G from time to time (subject to the reasonable consent of the Controlling Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned)), which has been designated by such Issuing Creditor, L/C Participant or such other financial institutions (in each case, on behalf of it and its affiliates) and the WeWork Obligor as a “Specified Cash Management Agreement”, by notice to the Controlling Administrative Agent not later than 90 days after the execution and delivery by the WeWork Obligor or such Subsidiary of such Specified Cash Management Agreement (other than for Cash Management Services existing on the Effective Date).
“Specified Swap Agreement”: any Swap Agreement in respect of interest rates or currency exchange rates entered into by the WeWork Obligor or any WeWork Guarantor and any Person that is an Issuing Creditor, L/C Participant or an affiliate of an Issuing Creditor or L/C Participant at the time such Swap Agreement is entered into.
“Subscription Agreement: the Subscription Agreement, dated as of March 24, 2021, by and between SBG and the Jersey General Partner as general partner of the Partnership, pursuant to which SBG subscribes for a Capital Commitment.
“Subsidiary”: with respect to any Person (the “parent”) at any date, any corporation, partnership, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the WeWork Obligor; provided, however, that except as expressly set forth in this Agreement, the Unrestricted WeWork Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Credit Documents.
“Supported QFC”: as defined in Section 13.21.
“SVF Collateral”: all property of the SVF Parties now owned or hereafter acquired, upon which a Lien is purported to be created by any SVF Security Document.
“SVF Obligor”: as defined in the preamble hereto.
“SVF Obligor Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit I.
“SVF Party”: the SVF Obligor, the Jersey General Partner and the Manager.
“SVF Proceeds” as defined in Section 11.4.
“SVF Process Agent”: as defined in Section 13.25.
“SVF Security Agreement”: the New York law governed security agreement, dated as of the Fifth Amendment Effective Date, between the SVF Obligor, the Manager, the Jersey General Partner and the Senior Tranche Administrative Agent.
“SVF Security Documents”: the collective reference to the Jersey Security Agreement, the SVF Security Agreement, the Pledged CCP Account Control Agreement and the Security Capital Call Notice.

“Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the WeWork Obligor or any of its Subsidiaries shall be a “Swap Agreement”.
“Swap Obligation”: any obligation to pay or perform under any Swap and all obligations and liabilities of the WeWork Obligor or any of its Subsidiaries to the Administrative Agent or to any L/C Participant, Issuing Creditor or any affiliate of any L/C Participant or Issuing Creditor (or, with respect to any Specified Cash Management Agreement, to any financial institutions providing Cash Management Services on the Effective Date listed on Schedule 1.1D or as the Obligors may designate pursuant to Exhibit G from time to time or, in each case, any affiliate of any such financial institution), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any L/C Participant or Issuing Creditor that are required to be paid by the WeWork Obligor pursuant hereto) or otherwise.
“Syndication Agents”: any entities designated as such by the Administrative Agent and as agreed to by the Obligors; provided that on the Closing Date the cover page of this Agreement will be updated to identify all entities designated as Syndication Agents pursuant to this definition.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR Rate”: with respect to any Term Benchmark Reimbursement Obligation for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Reimbursement Obligation and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Junior Tranche Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. on the fifth U.S. Government Securities Business Day immediately following any Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.
“Term Benchmark”: when used in reference to any Reimbursement Obligation, refers to whether such Reimbursement Obligation bears interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Termination Date”: refers to either the Junior Tranche Termination Date or the Senior Tranche Termination Date, as the context may require.

“The We Company”: The We Company, a Delaware corporation.
“Third Amendment”: that certain Third Amendment to the Credit Agreement, dated as of December 6, 2021, by and among the Obligors, each L/C Participant, each Issuing Creditor and the Administrative Agent.
“Third Amendment Effective Date”: December 6, 2021.
“Total Commitment”: the sum of the Junior Tranche Total Commitment~~s~~ and Senior Tranche Total Commitment~~s~~. As of the ~~Fourth~~Fifth Amendment Effective Date, the Total Commitment is the Senior Tranche Total Commitment, which is $1,~~6~~10~~0~~6,90~~00~~4,~~000~~763.
“Total Unutilized Commitment”: at any time, with respect to any L/C Tranche, an amount equal to the remainder of (x) the Total Commitment then in effect under such L/C Tranche less (y) the total L/C Exposure under such L/C Tranche at such time.
“Transfer”: to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose or any assignment, conveyance, exchange, sale, set-off, transfer or other disposition.
“Type”: when used in reference to any Reimbursement Obligation hereunder, refers to whether the rate of interest on such Reimbursement Obligation, is determined by reference to the Adjusted Term SOFR Rate or ABR.
“UK Bail-In Legislation”: Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“Uncalled Capital Commitment” means, with respect to SBG as of the applicable date of determination, SBG’s remaining Capital Commitments that are available as of such date to be called for a Capital Contribution under the terms and conditions of the LP Agreement and any related side letters.
“Unfunded Capital Commitments” means, as of the applicable date of determination, collectively, (a) Uncalled Capital Commitments, and (b) the Capital Commitments which have been called for a Capital Contribution in accordance with the LP Agreement but which as of such date are not yet due so long as such Capital Commitments are required to be funded by the limited partner under the terms and conditions of the LP Agreement and any related side letters.
“Uniform Commercial Code”: the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of WeWork Collateral or SVF Collateral.
“United States”: the United States of America.
“Unrestricted WeWork Subsidiary”: (i) each Subsidiary of the WeWork Obligor listed on Schedule 1.1E, (ii) each Subsidiary of the WeWork Obligor (other than the WeWork Obligor) designated by the WeWork Obligor as an “Unrestricted WeWork Subsidiary” in accordance with Section 8.10 and (iii) each Subsidiary of any Unrestricted WeWork Subsidiary.
“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: as defined in Section 13.20.
“U.S. Tax Compliance Certificate”: as defined in Section 2.10(f)(ii)(B).
“WeWork Collateral”: all property of the WeWork Obligor Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any WeWork Security Document.
“WeWork Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A-2.
“WeWork Change of Control”: the Permitted Investors, taken together, shall cease to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, securities having a majority of the ordinary voting power for the election of directors of the WeWork Obligor measured by voting power rather than number of shares (determined on a fully diluted basis but not giving effect to contingent voting rights which have not vested), unless the Permitted Investors, taken together, beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, (x) at least 35% (determined on a fully diluted basis but not giving effect to contingent voting rights which have not vested) of the outstanding voting interests in the Equity Interest of the WeWork Obligor, and (y) on a fully diluted basis but not giving effect to contingent voting rights which have not vested, more of the outstanding combined voting interests in the Equity Interest of the WeWork Obligor than any other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act).
“WeWork Guarantors”: the collective reference to each domestic Wholly Owned Subsidiary of the WeWork Obligor, whether now existing or hereafter arising, other than any Excluded Subsidiary; provided that Subsidiaries that are not “eligible contract participants” as defined in the Commodity Exchange Act and the regulations thereunder shall not guarantee Swap Obligations to the extent not permitted by the Commodity Exchange Act, or any regulation thereunder, by virtue of such subsidiary failing to constitute an “eligible contract participant”.
“WeWork Group Members”: the collective reference to the WeWork Obligor and the Restricted WeWork Subsidiaries.
“WeWork Obligor”: as defined in the preamble hereto.
“WeWork Obligor Party”: each WeWork Group Member that is a party to a Credit Document.
“WeWork Material Adverse Change”: (1) a material adverse change on the business, assets, financial condition or results of operations of the WeWork Obligor and the Restricted WeWork Subsidiaries, taken as a whole, (2) a material adverse change on the rights and remedies of the L/C Participants and the Applicable Agent, taken as a whole, under any Credit Document or (3) a material adverse effect on the ability of the WeWork Obligor Parties (taken as a whole) to perform their payment obligations under this Agreement.
“WeWork Security Agreement”: (a) the Pledge and Security Agreement, ~~to be~~ dated as of the Closing Date (as amended, restated, amended and restated, modified or waived from time to time), made by, among others, the WeWork Obligor and the WeWork Obligor Parties in favor of the Shared Collateral Agent substantially in the form attached hereto as Exhibit E and (b) each other security agreement supplement delivered by a Restricted WeWork Subsidiary pursuant to Section 8.9(b) in substantially the form attached to the WeWork Security Agreement or another form that is otherwise reasonably satisfactory to the Controlling Administrative Agent and the Obligors.
“WeWork Security Documents”: the collective reference to the WeWork Security Agreement and all other security documents delivered to the Shared Collateral Agent (or bailee or agent thereof) granting a Lien on any property of any Person to secure the obligations and liabilities of any WeWork Obligor Party under any Credit Document.

“WeWork Subsidiary Guaranty”: (a) the Guaranty, ~~to be~~ dated as of the Closing Date (as amended, restated, amended and restated, modified or waived from time to time), made by, among others, the WeWork Obligor Parties and the Shared Collateral Agent substantially in the form attached hereto as Exhibit F and (b) each other guaranty supplement delivered by a Restricted WeWork Subsidiary pursuant to Section 8.9(b) in substantially the form attached to the WeWork Subsidiary Guaranty or another form that is otherwise reasonably satisfactory to the Controlling Administrative Agent and the Obligors.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Equity Interests of which (other than directors’ qualifying shares required by law) are owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are used in Sections 4203 and 4205, respectively, of ERISA.
“Working Capital Cap”: as defined in Section 8.13.
“Write-Down and Conversion Powers”:
(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(c)in relation to any other applicable Bail-In Legislation:
(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation.
“Yen” and “¥”: the lawful currency of Japan.
1.2Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any WeWork Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the WeWork Obligor or any of its Subsidiaries at “fair value”, as defined therein and (ii) with respect to the WeWork Group Members any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interest, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (vi) any determination of any amount owing or permitted to be outstanding under this Agreement will be determined using Dollars, or for purposes of Letters of Credit issued in Alternative Currencies under this Agreement, the Dollar Equivalent of such amount.
(c)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
1.3Exchange Rates; Currency Equivalents. Unless expressly provided otherwise, any amounts specified in this Agreement shall be in Dollars.
(a)The Senior Tranche Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit issued in an Alternative Currency in accordance with the terms set forth herein, and a determination thereof by the Senior Tranche Administrative Agent shall be presumptively correct absent manifest error.
(b)The Senior Tranche Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit issued in an Alternative Currency as of:
(i)(A) the first day of each month and (B) any other Business Day as reasonably requested from time to time by the Administrative Agent or any Issuing Creditor, and each such amount shall be the Dollar Equivalent of such Letter of Credit for purposes of determining the amount of any cash collateral required pursuant to the terms of this Agreement until the next required calculation thereof pursuant to this Section 1.3(b)(i);
(ii)for purposes of determining the amount of any Reimbursement Obligation, (A) the date on which such Reimbursement Obligation is due and (B) during the continuance of an Event of Default, any other Business Day as reasonably requested by the Senior Tranche Administrative Agent or any Senior Tranche Issuing Creditor, and each such amount shall be the Dollar Equivalent of such Letter of Credit for purposes of determining the amount of any Reimbursement Obligation in respect thereof until the next required calculation thereof pursuant to this Section 1.3(b)(ii); and
(iii)for all other purposes not described in the foregoing clauses (i) and (ii), (A) the first day of each month and (B) during the continuance of an Event of Default, any other Business Day as reasonably requested by the Senior Tranche Administrative

Agent, and each such amount shall be the Dollar Equivalent of such Letter of Credit for all other purposes not described in the foregoing clauses (i) and (ii) until the next required calculation thereof pursuant to this Section 1.3(b)(iii).
(c)The Senior Tranche Administrative Agent shall notify the Obligors, the Senior Tranche Issuing Creditors and the applicable Senior Tranche Issuing Creditor of each such determination and revaluation of the Dollar Equivalent of each a Letter of Credit issued in an Alternative Currency.
(d)The Senior Tranche Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round off amounts pursuant to this Section 1.3 to the nearest higher or lower amount in whole Dollars to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars, as may be necessary or appropriate.
(e)Unless otherwise provided, Dollar Equivalent amounts set forth in Section 2 or Section 3 (other than for purposes of determining the amount of any cash collateral required pursuant to the terms of this Agreement) may be exceeded by up to a percentage amount equal to 5% of such amount; provided, that such excess is solely as a result of fluctuations in applicable currency exchange rates after the last time such determinations were made and, in any such cases, the applicable limits set forth in Section 2 or Section 3 (other than for purposes of determining the amount of any cash collateral required pursuant to the terms of this Agreement), as applicable, will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.
1.4Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
1.5[Reserved].
1.6Letter of Credit Amount. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
1.7Jersey Terms. In any Credit Document, where it relates to a person (i) incorporated, (ii) established, (iii) constituted, (iv) formed, (v) which carries on, or has carried on, business, or (vi) that owns immovable property, in each case, in Jersey, a reference to:
(a)an “insolvency”, “composition”, “dissolution”, “winding-up”, “bankruptcy”, “administration” or “liquidation” or the like includes, without limitation, “bankruptcy” (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement with creditors of the type referred to in Article 125 of the Companies (Jersey) Law 1991 and any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, and shall be construed so as to include any similar proceedings;
(b)a “liquidator”, “receiver”, “conservator”, “administrator” or the like includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés, any provisional liquidator or liquidator appointed pursuant to Part 21 of the Companies (Jersey) Law 1991, or any other person performing the same function of each of the foregoing; and
(c)a “security interest”, “security”, “encumbrance” or the like includes, without limitation, any hypothèque, whether conventional, judicial or arising by operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation.
SECTION 2.TERMS OF L/C COMMITMENTS AND REIMBURSEMENT OBLIGATIONS
2.1Commitment Fees, etc.
(a)The Senior Tranche Obligors agree to pay to the Senior Tranche Administrative Agent for the account of each applicable L/C Participant under the Senior L/C Tranche a commitment fee for the period from and including the Closing Date to the last day of the Commitment Period of the Senior L/C Tranche, computed at the Commitment Fee Rate on the average daily amount of the Total Unutilized Commitment of such L/C Participant under the Senior L/C Tranche during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date. Notwithstanding the foregoing, if the daily average amount of all outstanding Letters of Credit under the Senior L/C Tranche during any applicable period is less than 85% of the Total Commitment under the Senior L/C Tranche, the Commitment Fee for such period shall be calculated as if the daily average amount of all outstanding Letters of Credit during such period is 85% of the Total Commitment under the Senior L/C Tranche.
(b)(x) Each Senior Tranche Obligor agrees to pay to the ~~Applicable~~Senior Tranche Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements between such Senior Tranche Obligor and ~~such Applicable~~the Senior Tranche Administrative Agent and to perform any other obligations contained therein (y) each Junior Tranche Obligor agrees to pay to the Junior Tranche Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements between such Junior Tranche Obligor and the Junior Tranche Administrative Agent and to perform any other obligations contained therein.
2.2Voluntary Termination or Reduction of L/C Commitments and Prepayment of Reimbursement Obligations. The Applicable Obligors shall have the right, upon not less than three Business Days’ notice to the Applicable Agent, to terminate the Total Unutilized Commitment under either L/C Tranche, from time to time, to permanently reduce the amount of the Total Unutilized Commitment under either L/C Tranche or prepay any portion and up to all of the Junior Tranche Reimbursement Obligation; provided that (i) any such partial reduction in the amount of the Total Unutilized ~~Tranche~~ Commitment for the applicable L/C Tranche (x) shall be in an amount equal to $1,000,000, or a whole multiple thereof, (y) shall be applied to the L/C Commitment of each L/C Participant according to its Applicable Percentage under such L/C Tranche, and (z) reduce permanently the Total Commitment under the applicable L/C Tranche then in effect, (ii) the Senior Tranche Obligors may not terminate or permanently reduce the amount of the Total Unutilized Commitment under the Senior L/C Tranche if, after giving effect thereto and to any concurrent prepayments hereunder, the total L/C Exposure under the Senior L/C Tranche would exceed the Senior Tranche Total Commitment and (iii) ~~that~~ any such prepayment of Junior Tranche Reimbursement Obligations shall be in an amount equal to $1,000,000, or a whole multiple thereof or if less, the remaining amount of all Junior Tranche Reimbursement Obligations; provided, further, that such notice may be conditioned upon the effectiveness of other credit facilities or a debt or equity financing or any other transaction, in which case such notice may be revoked. All fees, interest or any other amounts accrued until the effective date of any termination of the Total Unutilized Commitment or prepayment of the Junior Tranche Reimbursement Obligation shall be paid on the effective date of such termination or prepayment; provided, further, any prepayment of the Junior Tranche Reimbursement Obligations shall be accompanied by a payment by the WeWork Obligor of a fee equal to the greater of (a) an amount equal to: (i) the Minimum Return; minus (ii) the Earned Return and (b) zero, in respect of such Junior Tranche Reimbursement Obligation that is being prepaid.
2.3Termination ~~or~~, Mandatory Reduction or Increase of L/C Commitments and Payment of Reimbursement Obligations.
(a)Unless earlier terminated pursuant to Section 2.2, each of the Senior Tranche Total Commitments and the Junior Tranche Total Commitments shall terminate at 5:00 p.m. (New York time) on the applicable Termination Date in respect thereof.

(b)Unless earlier terminated pursuant to Section 2.2, on February 10, 2023, the Senior Tranche Total Commitments shall be automatically reduced pro rata ~~to~~by an amount equal to 16.0% of Senior Tranche Total Commitments then outstanding and which may thereafter be increased pursuant to the Fifth Amendment but not in excess of $1,050,000,000.
(c)Unless earlier terminated pursuant to Section 2.2, the Junior Tranche Total Commitments shall be automatically terminated, upon the issuance of the Fourth Amendment Effective Date Letter of Credit. The Junior Tranche Reimbursement Obligation shall be due and payable, in full, on the Junior Tranche Termination Date.
(d)Upon each Capital Contribution made pursuant to the Security Capital Call being contributed to the Pledged CCP Account for the purposes of the applicable Senior Tranche Obligors satisfying their respective Reimbursement Obligations in accordance with Section 3.5(a) or 11.4(a) (“Reimbursement Capital Contributions”), the amount of Senior Tranche L/C Commitments and the amount of Issuing Commitments of the Senior Tranche Issuing Creditors, shall in each case, be automatically reduced by the amount of such Capital Contribution; provided that (i) each such reduction of Senior Tranche L/C Commitments shall be applied to reduce the Senior Tranche L/C Commitment of each Senior Tranche L/C Participant according to its Applicable Percentage and (ii) each such reduction of Issuing Commitments shall be applied to reduce the Issuing Commitments of the Senior Tranche Issuing Creditors ratably in accordance with the amounts of their respective Issuing Commitments. The Senior Tranche Administrative Agent shall give prompt notice of each such Capital Contribution and reduction of Senior Tranche L/C Commitments and Issuing Commitments to the Senior Tranche L/C Participants and the Senior Tranche Issuing Creditors.
2.4Mandatory Cash Collateral.
(a)~~.~~ If, on any date, the aggregate amount of the L/C Exposure exceeds the aggregate amount of the Total Commitment under either L/C Tranche as then in effect, the Applicable Obligors shall pay, within three Business Days of written notice from the Applicable Agent, to such Applicable Agent at its Funding Office on such date, an amount of cash equal to the amount of 105% of such excess, such cash to be held as security for all applicable Credit Document Obligations of the Applicable Obligors to the applicable Issuing Creditors hereunder.
(b)The Senior Tranche Obligors shall pay or transfer, or cause to be paid or transferred, within ten Business Days of the occurrence of a Rating Level Change that increases the Applicable Cash Posting Percentage, to the Pledged CCP Account on such date, an amount of cash equal to the Applicable Cash Posting Percentage multiplied by the Senior Tranche Total Commitment (such cash amount, the “Senior Cash Posting Amount”), to be held as security for all applicable Senior Tranche Credit Document Obligations of the Senior Tranche Obligors to the Senior Tranche Secured Parties hereunder. If at any time the Applicable Cash Posting Percentage subsequently decreases or if the Senior Tranche Total Commitment is reduced, in each case, such that the cash amount held in the Pledged CCP Account pursuant to this Section 2.4(b) is in excess of an amount equal to the Applicable Cash Posting Percentage multiplied by the then-outstanding Senior Tranche Total Commitment (such excess amount, the “Senior Cash Excess Amount”), the Senior Tranche Administrative Agent shall release from the Pledged CCP Account and return, within ten Business Days of written notice from the SVF Obligor, the Senior Cash Excess Amount to an account designated in writing by the SVF Obligor to the Senior Tranche Administrative Agent; provided, that (i) no funds shall be released from the Pledged CCP Account as a Senior Cash Excess Amount to the extent that SBG’s Unfunded Capital Commitments (net of the amount of any Pending Capital Calls other than the Security Capital Call) are or would be less than the Required Amount after giving effect to such release and (ii) no Senior Cash Excess Amount shall be required to be so returned if such payment would adversely affect the validity and enforceability of the SVF Security Documents.
2.5Interest Rates, Payment Dates .
(a)(i) If all or a portion of the principal amount of any Reimbursement Obligation shall not be paid when due (after giving effect to any applicable grace period), all outstanding Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to the rate otherwise applicable plus the Applicable Margin plus 2%, and (ii) if all or a portion of any interest payable on any Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (after giving effect to any applicable grace period), such overdue amount shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(b)(i) Junior Tranche Reimbursement Obligations comprising of ABR Benchmark Reimbursement Obligations shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin and (ii) Junior Tranche Reimbursement Obligations comprised of Term Benchmark Reimbursement Obligations shall bear interest at the Adjusted Term SOFR Rate for the Interest Period then in effect for such Reimbursement Obligation plus the Applicable Margin.
(c)Interest accruing pursuant to paragraph (b) of this Section 2.5 shall be payable by the WeWork Obligor to each applicable Junior Tranche L/C Participant in arrears on each Interest Payment Date, each prepayment of Junior Tranche Reimbursement Obligations or the Junior Tranche Termination Date and interest accruing pursuant to paragraph (a) of this Section 2.5 shall be payable from time to time on demand and will be payable to (i) the applicable Issuing Creditor or (ii) after the date upon which the applicable L/C Participants have funded such Reimbursement Obligation, payable to the applicable L/C Participants.
2.6Computation of Interest and Fees; Interest Elections.
(a)Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Reimbursement Obligations or other amounts payable hereunder bearing interest based on the ABR, the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Reimbursement Obligation or other amounts payable hereunder resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Applicable Agent shall as soon as practicable notify the Applicable Obligors and the relevant L/C Participants of the effective date and the amount of each such change in interest rate.
(b)Any Junior Tranche Reimbursement Obligation shall be initially a Term Benchmark Reimbursement Obligation with an Interest Period of three (3) months. Thereafter, the Junior Tranche Obligors may elect to convert any Junior Tranche Reimbursement Obligation to an ABR Benchmark Reimbursement Obligation or to continue such Term Benchmark Reimbursement Agreement and elect Interest Periods, as provided in this Section.
(c)To make an election pursuant to this Section 2.6, the WeWork Obligor shall deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the WeWork Obligor of the applicable election to the Junior Tranche Administrative Agent (with a copy to the SoftBank Obligor).
(d)If any such Interest Election Request requests a Term Benchmark Reimbursement Obligation but does not specify an Interest Period, then the WeWork Obligor shall be deemed to have selected an Interest Period of three month’s duration.
(e)Promptly following receipt of an Interest Election Request, the Junior Tranche Administrative Agent shall advise each applicable Junior Tranche L/C Participant of the details thereof and of such L/C Participants portion of such Term Benchmark Reimbursement Obligation.
(f)If the WeWork Obligor fails to deliver a timely Interest Election Request with respect to a Term Benchmark Reimbursement Obligation prior to the end of the Interest Period applicable thereto, then, unless such Term Benchmark Reimbursement Obligation is prepaid as provided herein, such Term Benchmark Reimbursement Obligation shall be converted, automatically, at the end of such Interest Period to an ABR Benchmark Reimbursement Obligation. Notwithstanding anything to the contrary herein, if an Event of Default exists and the Junior Tranche Administrative Agent, at the request of the Junior Tranche Required L/C Participants, so notifies the WeWork Obligor, then, so long as such Event of Default exists (i) no outstanding Term Benchmark Reimbursement Obligation may be converted to or continued as a Term Benchmark Reimbursement Obligation and (ii) unless prepaid, such Term Benchmark Reimbursement Obligation shall be converted, automatically, to an ABR Benchmark Reimbursement Obligation at the end of the then-current Interest Period applicable thereto.
(g)Each determination of an interest rate by the Applicable Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Applicable Obligors and the L/C Participants in the absence of manifest error.
2.7Alternate Rate of Interest.
(a)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the L/C Participants without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Applicable Agent has not received, by such time, written notice of objection to such Benchmark Replacement from L/C ~~p~~Participants comprising the Applicable Required L/C Participants. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the component of ABR based upon the Benchmark will not be used in any determination of ABR.
(b)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Applicable Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Obligors and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided further that such amendment would not result in material adverse Tax consequences to the WeWork Obligor and/or its affiliates or direct or indirect beneficial owners, as reasonably determined by the WeWork Obligor in consultation with the Applicable Agent
(c)Notices; Standards for Decisions and Determinations. The Applicable Agent will promptly notify the Applicable Obligors and the applicable L/C Participants of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Applicable Agent, the Applicable Obligors or, if applicable, any L/C Participant (or group of L/C Participants) pursuant to this Section 2.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.7.
(d)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate), then the Applicable Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Applicable Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
2.8Pro Rata Treatment and Payments.
(a)Each payment by the Senior Tranche Obligors on account of any commitment fee shall be made pro rata according to the respective Applicable Percentages of the relevant L/C Participants.

(b)All payments (including prepayments) to be made by the Obligors hereunder, whether on account of interest, fees or otherwise, shall be made without setoff, recoupment or counterclaim and shall be made prior to 10:00 a.m., New York City time, on the due date thereof to the Applicable Agent, for the account of the L/C Participants, at the Funding Office, in Dollars and immediately available funds. The Applicable Agent shall distribute such payments to each relevant L/C Participant promptly upon receipt in like funds as received, net of any amounts owing by such L/C Participant pursuant to Section 12.7. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.
(c)Unless the Applicable Agent shall have been notified in writing by the Applicable Obligors prior to the date of any payment due to be made by the Applicable Obligors hereunder that ~~the~~such Applicable Obligors will not make such payment to the Applicable Agent, the Applicable Agent may assume that ~~the~~such Applicable Obligors are making such payment, and the Applicable Agent may, but shall not be required to, in reliance upon such assumption, make available to the L/C Participants their respective pro rata shares of a corresponding amount. If such payment is not made to the Applicable Agent by the Applicable Obligors within three Business Days after such due date, the Applicable Agent shall be entitled to recover, on demand, from each L/C Participant to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Applicable Agent or any L/C Participant against the Applicable Obligors.
(d)If any L/C Participant shall fail to make any payment required to be made by it pursuant to Section 2.10(e), 3.4(a) or 12.7 and such failure is continuing, then the Applicable Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Applicable Agent for the account of such L/C Participant for the benefit of the Applicable Agent or the applicable L/C Participant to satisfy such L/C Participant’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such L/C Participant under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Applicable Agent in its discretion.
2.9Requirements of Law.
(a)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Issuing Creditor, L/C Participant or other Creditor Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall :
(i)subject any Creditor Party to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(ii)impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Issuing Creditor or L/C Participant; or
(iii)impose on such Issuing Creditor or L/C Participant any other condition (other than Taxes);
and the result of any of the foregoing is to increase the cost to such Issuing Creditor or L/C Participant, by an amount that such Issuing Creditor or L/C Participant deems to be material, of issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Applicable Obligors shall promptly pay such Issuing Creditor or L/C Participant, upon its demand, any additional amounts necessary to compensate such Issuing Creditor or L/C Participant for such increased cost or reduced amount receivable. For the avoidance of doubt, the Applicable Obligors shall not be required to further pay such Issuing Creditor or L/C Participant for any additional Taxes imposed by reason of such payments. If any Issuing Creditor or L/C Participant becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Applicable Obligors (with a copy to the Applicable Agent) of the event by reason of which it has become so entitled (and any related calculations).
(b)If any Issuing Creditor or L/C Participant shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Issuing Creditor or L/C Participant or any corporation controlling such Issuing Creditor or L/C Participant with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Issuing Creditor’s, or L/C Participant’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Issuing Creditor, such L/C Participant or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Issuing Creditor’s or L/C Participant’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Issuing Creditor or L/C Participant to be material, then from time to time, after submission by such Issuing Creditor or L/C Participant to the Applicable Obligors (with a copy to the Applicable Agent) of a written request therefor, the Applicable Obligors shall pay to such Issuing Creditor or L/C Participant such additional amount or amounts as will compensate such Issuing Creditor or L/C Participant or such corporation for such reduction.
(c)Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.
(d)A certificate as to any additional amounts payable pursuant to this Section 2.9 submitted by any Issuing Creditor or L/C Participant to the Applicable Obligors (with a copy to the Applicable Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.9, the Applicable Obligors shall not be required to compensate an Issuing Creditor or L/C Participant pursuant to this Section 2.9 for any amounts incurred more than nine months prior to the date that such Issuing Creditor or L/C Participant notifies the Applicable Obligors of such Issuing Creditor’s or L/C Participant’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Obligors pursuant to this Section 2.9 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.
2.10Taxes.
(a)Any and all payments by or on account of any obligation of any Obligor Party, the Jersey General Partner and the Manager under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor Party, the Jersey General Partner or the Manager (as applicable) shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10), the amounts received with respect to this Agreement by the applicable Creditor Party shall equal the sum which would have been received had no such deduction or withholding been made.

(b)Without duplication of any Tax paid under Section 2.10(a), the Obligor Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Applicable Agent timely reimburse it for, Other Taxes.
(c)As soon as practicable after any payment of Taxes by any Obligor Party, the Jersey General Partner or the Manager (as applicable) to a Governmental Authority pursuant to this Section 2.10, such Obligor Party, the Jersey General Partner or the Manager (as applicable) shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.
(d)The Obligor Parties shall jointly and severally indemnify each Creditor Party, within 10 days after written demand therefor specifying the amount of such Indemnified Taxes, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) payable or paid by such Creditor Party or required to be withheld or deducted from a payment to such Creditor Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicable Obligors by an Issuing Creditor or L/C Participant (with a copy to the Applicable Agent), or by the Applicable Agent on its own behalf or on behalf of an Issuing Creditor or L/C Participant, shall be conclusive absent manifest error.
(e)Each Issuing Creditor or L/C Participant shall severally indemnify the Applicable Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Issuing Creditor or L/C Participant (but, in the case of Indemnified Taxes or Other Taxes for which the Obligor Parties are responsible pursuant to paragraph (a) of this Section 2.10, only to the extent that any Obligor Party has not already indemnified the Applicable Agent for such Indemnified Taxes and without limiting the obligation of the Obligor Parties to do so), (ii) any Indemnified Taxes attributable to such Issuing Creditor’s or L/C Participant’s failure to comply with the provisions of Section 13.6(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Issuing Creditor or L/C Participant, in each case, that are payable or paid by the Applicable Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Issuing Creditor or L/C Participant by the Applicable Agent shall be conclusive absent manifest error. Each Issuing Creditor or L/C Participant hereby authorizes the Applicable Agent to set off and apply any and all amounts at any time owing to such Issuing Creditor or L/C Participant under any Credit Document or otherwise payable by the Applicable Agent to the Issuing Creditor or L/C Participant from any other source against any amount due to the Applicable Agent under this paragraph (e).
(f)(i) Any Issuing Creditor or L/C Participant that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Applicable Obligors and the Applicable Agent, at the time or times and in the manner prescribed by applicable law and such other time or times reasonably requested by the Applicable Obligors or the Applicable Agent, such properly completed and executed documentation reasonably requested by the Applicable Obligors or the Applicable Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Issuing Creditor or L/C Participant, if reasonably requested by the Applicable Obligors or the Applicable Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Applicable Obligors or the Applicable Agent as will enable the Applicable Obligors or the Applicable Agent to determine whether or not such Issuing Creditor or L/C Participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Issuing Creditor’s or L/C Participant’s reasonable judgment such completion, execution or submission would subject such Issuing Creditor or L/C Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Issuing Creditor or L/C Participant.

(ii)Without limiting the generality of the foregoing,
(A)any Non-U.S. Issuing Creditor or Non-U.S. L/C Participant shall, to the extent it is legally entitled to do so, deliver to the Applicable Obligors and the Applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Issuing Creditor becomes an Issuing Creditor or a Non-U.S. L/C Participant becomes an L/C Participant under this Agreement (and from time to time thereafter upon the reasonable request of either of the Applicable Obligors or the Applicable Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Issuing Creditor or Non-U.S. L/C Participant claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form), as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form), as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Non-U.S. Issuing Creditor or Non-U.S. L/C Participant claiming that its extension of credit will generate income effectively connected with the conduct of a trade or business within the United States (within the meaning of Section 882 of the Code), executed originals of IRS Form W-8ECI (or any successor form);
(3)in the case of a Non-U.S. Issuing Creditor or Non-U.S. L/C Participant claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Non-U.S. Issuing Creditor or Non-U.S. L/C Participant is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Obligor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form), as applicable; or
(4)to the extent a Non-U.S. Issuing Creditor or Non-U.S. L/C Participant is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) (or any applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Issuing Creditor or Non-U.S. L/C Participant is a partnership and one or more direct or indirect partners of such Non-U.S. Issuing Creditor or Non-U.S. L/C Participant are claiming the portfolio interest exemption, such Non-U.S. Issuing Creditor or Non-U.S. L/C Participant may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(5)other applicable forms, certificates or documents prescribed by the IRS; and
(B)any Non-U.S. Issuing Creditor or Non-U.S. L/C Participant shall, to the extent it is legally entitled to do so, deliver to the applicable Obligor and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Issuing Creditor or Non-U.S. L/C Participant becomes an Issuing Creditor or L/C Participant under this Agreement (and from time to time thereafter upon the reasonable request of such Obligor or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Obligors or the Administrative Agent to determine the withholding or deduction required to be made; and
(C)if a payment made to an Issuing Creditor or L/C Participant under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Issuing Creditor or L/C Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Issuing Creditor or L/C Participant shall deliver to the applicable Obligor and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Obligor or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Obligor or the Administrative Agent as may be necessary for such Obligor and the Administrative Agent to comply with their obligations under FATCA and to determine that such Issuing Creditor or L/C Participant has complied with such Issuing Creditor's or L/C Participant’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(D)For the avoidance of doubt, each person that shall become a Participant pursuant to Section 13.6 or an Issuing Creditor or L/C Participant pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 2.10(f).
Each Issuing Creditor and L/C Participant agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Applicable Obligors and the Applicable Agent in writing of its legal inability to do so.
(iii)On or prior to the Closing Date, the Applicable Agent shall deliver to the Obligors either (A) a duly completed original of IRS Form W-9 certifying that the Applicable Agent is a U.S. Person or (B) a duly completed original of IRS Form W-8IMY certifying in Part I that the Applicable Agent is a U.S. branch of a foreign bank and certifying in Part VI, Line 19.b., that the Applicable Agent agrees to be treated as a U.S. Person with respect to any payments made to it under any Credit Document.  The Applicable Agent agrees that if such IRS Form W-9 or W-8IMY previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify the Obligors in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of the Applicable Agent or any assignment of rights by, or the replacement of, an Issuing Creditor or L/C Participant, the termination of the L/C Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.
(i)For purposes of this Section 2.10 (and related definitions) and references in this Agreement to this Section 2.10, the terms “Issuing Creditor” and “L/C Participant” includes any Administrative Agent and any Arranger, and the term “applicable law” includes FATCA.
2.11Change of Lending Office. Each Issuing Creditor and L/C Participant agrees that, upon the occurrence of any event giving rise to indemnification or payment under Section 2.9 or 2.10 with respect to such Issuing Creditor or L/C Participant, it will, if requested by the Applicable Obligors, use reasonable efforts to mitigate or reduce such indemnifiable or payable amounts (or any similar amount that may thereafter accrue), acting in good faith, which reasonable efforts may include designating or assigning its rights and obligations hereunder to another lending office, branch or affiliate, with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Issuing Creditor or L/C Participant, cause such Issuing Creditor or L/C Participant and its lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.11 shall affect or postpone any of the obligations of the Obligors or the rights of any Issuing Creditor or L/C Participant pursuant to Section 2.9 or 2.10(a). Each L/C Participant may, at its option, fund any payment required to be made by it to any Issuing Creditor pursuant to Section 3.4(a) by causing a branch or Affiliate of such L/C Participant which is not a U.S Person (as defined in Regulation S) to make such payment; provided that any exercise of such option shall not affect the obligation of the Obligors to repay any Reimbursement Obligations in accordance with the terms of this Agreement or the obligation of any L/C Participant to make payments to such Issuing Creditor pursuant to Section 3.4(b).
2.12Replacement of Issuing Creditors and L/C Participants. The Applicable Obligors shall be permitted to replace any Issuing Creditor or L/C Participant that (a) requests reimbursement for amounts owing pursuant to Section 2.9 or 2.10 or requires ~~the~~such Applicable Obligors to pay any additional amount (including to any Governmental Authority) pursuant to Section 2.10, (b) becomes a Defaulting Issuing Creditor or Defaulting L/C Participant, or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Credit Document that requires the consent of each of the Issuing Creditors or L/C Participants under an L/C Tranche or each of the Issuing Creditors or L/C Participants under an L/C Tranche affected thereby (so long as the consent of the Applicable Required L/C Participants under such L/C Tranche has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Issuing Creditor or L/C Participant shall have taken no action under Section 2.11 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.9 or 2.10, (iv) the replacement financial institution shall purchase, at par, all amounts owing to such replaced Issuing Creditor or replaced L/C Participant on or prior to the date of replacement, and in connection therewith, shall pay to the replaced Issuing Creditor or replaced L/C Participant in respect thereof an amount equal to the sum of (x) all L/C Disbursements that have been funded by (and not reimbursed to) such replaced Issuing Creditor or replaced L/C Participant, together with all then unpaid interest with respect thereto at such time and (y) all accrued but unpaid fees owing to the replaced Issuing Creditor or replaced L/C Participant pursuant to this Agreement, and the ~~a~~Applicable Obligors will have arranged for any outstanding Letters of Credit issued by such replaced Issuing Creditor to either be returned to the replaced Issuing Creditor for cancellation, or, if acceptable to the replaced Issuing Creditor, backstopped by the replacement Issuing Creditor, (v) the replacement financial institution shall be reasonably satisfactory to the Applicable Agent, (vi) the replaced Issuing Creditor or replaced L/C Participant shall be obligated to make such replacement in accordance with the provisions of Section 13.6, including, for the avoidance of doubt, reflecting such replacement in the L/C Participant Register, the Issuing Creditor Register or the Participant Register, as applicable (provided that the Applicable Obligors shall be obligated to pay the registration and processing fee referred to in Section 13.6), (vii) until such time as such replacement shall be consummated, the Applicable Obligors shall pay all additional amounts (if any) required pursuant to Section 2.9 or 2.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Applicable Obligors, the Applicable Agent, any other Issuing Creditor or any other L/C Participant shall have against the replaced Issuing Creditor or replaced L/C Participant. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Applicable Obligors, the Applicable Agent and the assignee, and that the Issuing Creditor or L/C Participant required to make such assignment need not be a party thereto in order for such assignment to be effective.
2.13Defaulting Issuing Creditors; Defaulting L/C Participants. Notwithstanding any provision of this Agreement to the contrary, if any Issuing Creditor becomes a Defaulting Issuing Creditor or any L/C Participant becomes a Defaulting L/C Participant, then the following provisions shall apply for so long as such Issuing Creditor or L/C Participant is a Defaulting Issuing Creditor or Defaulting L/C Participant, as applicable:
(a)Fees shall cease to accrue on the unutilized portion of the L/C Commitment of such Defaulting L/C Participant pursuant to Section 2.1(a);
(b)the L/C Commitment and L/C Exposure of such Defaulting L/C Participant shall not be included in determining whether the Issuing Creditors or the L/C Participants, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that any waiver, amendment, waiver or other modification requiring the consent of all Issuing Creditors of an L/C Tranche or all L/C Participants of an L/C Tranche or each affected Issuing Creditor of an L/C Tranche or each affected L/C Participant of an L/C Tranche which affects such

Defaulting Issuing Creditor or Defaulting L/C Participant differently than other affected Issuing Creditors or L/C Participants under such L/C Tranche or which would extend the final maturity of amounts owed to such Issuing Creditor or L/C Participant or reduce the amount thereof or would increase the amount or extend the expiration of such Issuing Creditor or L/C Participant’s commitments hereunder shall require the consent of such Defaulting Issuing Creditor or Defaulting L/C Participant, as applicable;
(c)if any L/C Exposure exists at the time such L/C Participant becomes a Defaulting L/C Participant then:
(i)all or any part of the L/C Exposure of such Defaulting L/C Participant shall be reallocated among the non-Defaulting L/C Participants under the same L/C Tranche in accordance with their respective Applicable Percentages under such L/C Tranche but only to the extent (x) the sum of all non-Defaulting L/C Participants’ L/C Exposure under such L/C Tranche plus such Defaulting L/C Participant’s L/C Exposure under such L/C Tranche does not exceed the total of all non-Defaulting L/C Participants’ L/C Commitments under such L/C Tranche and (y) no Event of Default shall have occurred and be continuing; provided that, subject to Section 13.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting L/C Participant arising from that L/C Participant having become a Defaulting L/C Participant, including any claim of a non-Defaulting L/C Participant as a result of such non-Defaulting Issuing Creditor's increased exposure following such reallocation;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Applicable Obligors shall within one Business Day following notice by the Applicable Agent cash collateralize for the benefit of the Issuing Creditors only the Applicable Obligors’ obligations corresponding to such Defaulting L/C Participant’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.1(b) for so long as such L/C Exposure is outstanding or cannot be reallocated pursuant to clause (i) (it being understood that such amount (to the extent not applied as aforesaid) shall be returned in accordance with the procedures set forth in Section 3.1(b);
(iii)if the Applicable Obligors cash collateralize any portion of such Defaulting L/C Participant’s L/C Exposure pursuant to this Section 2.13, the Applicable Obligors shall not be required to pay any fees to such Defaulting L/C Participant pursuant to Section 2.1 with respect to such Defaulting L/C Participant’s L/C Exposure during the period such Defaulting L/C Participant’s L/C Exposure is cash collateralized;
(iv)if the L/C Exposure of the Defaulting L/C Participant is reallocated pursuant to this Section 2.13, then the fees payable to the applicable L/C Participants pursuant to Section 2.1(a) shall be adjusted in accordance with such non-Defaulting L/C Participants’ Applicable Percentages;
(v)if any Defaulting L/C Participant’s L/C Exposure is neither reallocated nor cash collateralized pursuant to this Section 2.13, then, without prejudice to any rights or remedies of any Creditor Party hereunder, all letter of credit fees payable under Section 2.1 with respect to such Defaulting L/C Participant’s L/C Exposure shall be payable to the applicable Issuing Creditor until such L/C Exposure is reallocated and/or cash collateralized; and
(d)so long as any L/C Participant is a Defaulting L/C Participant, no Issuing Creditor under the applicable L/C Tranche shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Creditor is satisfied that the related exposure and the Defaulting L/C Participant’s then outstanding L/C Exposure will be fully covered by the L/C Commitments of the non-Defaulting L/C Participants and/or cash collateral will be provided by the Applicable Obligors in accordance with Section 2.13(c) (in the amounts determined in accordance with the parenthetical in clause (c)(ii) above), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting L/C Participants in a manner consistent with Section 2.13(c)(i) (and such Defaulting L/C Participant shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to an L/C Participant Parent of any L/C Participant shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Creditor has a good faith belief that any L/C Participant has defaulted in fulfilling its obligations under one or more other agreements in which such L/C Participant commits to extend credit, such Issuing Creditor shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Creditor shall have entered into arrangements with the Applicable Obligors or such L/C Participant, satisfactory to such Issuing Creditor, to defease any risk to it in respect of such L/C Participant hereunder.
(e)In the event that the Applicable Agent, the Applicable Obligors and the applicable Issuing Creditors each agree that a Defaulting Issuing Creditor or Defaulting L/C Participant has adequately remedied all matters that caused such Issuing Creditor or L/C Participant to be a Defaulting Issuing Creditor or Defaulting L/C Participant, then the L/C Exposure of the Issuing Creditors or the L/C Participants shall be readjusted to reflect the inclusion of such Defaulting L/C Participant’s L/C Commitment.
Notwithstanding the above, the Applicable Obligors’ right to replace a Defaulting Issuing Creditor or Defaulting L/C Participant pursuant to this Agreement shall be in addition to, and not in lieu of, all other rights and remedies available to the Applicable Obligors against such Defaulting Issuing Creditor or Defaulting L/C Participant under this Agreement, at law, in equity or by statute.
2.14Co-Obligors.
(a)Joint and Several Liability. All Senior Tranche Obligations of the Senior Tranche Obligors under this Agreement and the other Credit Documents shall be joint and several Senior Tranche Obligations of each Senior Tranche Obligor.  All Junior Tranche Obligations of the Junior Tranche Obligors under this Agreement and the other Credit Documents shall be joint and several Junior Tranche Obligations of each Junior Tranche Obligor. Anything contained in this Agreement and the other Credit Documents to the contrary notwithstanding, in any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Applicable Obligor hereunder would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 2.14(a), then the Applicable Obligations of each Applicable Obligor hereunder, solely to the extent that such Applicable Obligor did not receive the extensions of credit provided hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Applicable Obligations hereunder subject to avoidance or subordination as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. §548, or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Applicable Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Applicable Obligor in respect of intercompany Indebtedness to any other Creditor Party or Affiliates of any other Creditor Party to the extent that such Indebtedness would be discharged in an amount equal to any amounts paid by such Creditor Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Applicable Obligor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Applicable Obligor and other Affiliates of any Creditor Party of Obligations arising under guarantees by such parties.
(b)Subrogation. Until the Date of Full Satisfaction, (i) the ~~SoftBank~~SB Obligors shall withhold exercise of any right of subrogation, reimbursement, contribution or any other right to enforce any remedy which it now has or may hereafter have against the WeWork Obligor and the WeWork Guarantors and (ii) the WeWork Obligor and the WeWork Guarantors shall withhold exercise of any right of subrogation, reimbursement, contribution or any other right to enforce any remedy which it now has or may hereafter have against the ~~SoftBank~~SB Obligors; provided that at any time when no Event of Default shall have occurred and be continuing, the WeWork Obligor and the ~~SoftBank~~SB

Obligors may make reimbursement or contribution payments (but, for the avoidance of doubt may not exercise or make payments in respect of subrogation rights) to one another in respect amounts payable by them to the Creditor Parties hereunder and under the other Credit Documents.  Each Obligor further agrees that any such subrogation, reimbursement, contribution or other rights which it now has or may hereafter have against ~~the~~ another Obligor, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights and claims the Creditor Parties may have against ~~the~~such other Obligors, any such collateral or security, and any such other guarantor. Until the Date of Full Satisfaction, ~~neither~~no Obligor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim, except as expressly permitted by this first sentence of this paragraph. If any such payment or distribution is made or becomes available to ~~either~~any Obligor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Applicable Agent, for application to the payment of the Applicable Obligations. If any such payment or distribution is received by ~~either~~any Obligor, it shall be held by such Obligor in trust, as trustee of an express trust for the benefit of the Creditor Parties, and shall forthwith be transferred and delivered by such Obligor to the Applicable Agent, in the exact form received and, if necessary, duly endorsed.
(c)~~Softbank~~SB Obligors Subrogation Claims. It is acknowledged and agreed that (x) subject to this Section 2.14, upon payment by ~~the SoftBank~~either SB Obligor of any portion of the Applicable Obligations and without any further action, ~~the SoftBank~~such SB Obligor shall be subrogated to all rights of the Secured Parties the extent of any such payment, including the lien securing satisfaction of the Applicable Obligations and all rights as secured creditors to the extent of any such payment, and (y) the WeWork Obligor Parties are ultimately liable for the Obligations except as expressly set forth herein. This Agreement and the other Credit Documents and the exercise of any rights or remedies hereunder or thereunder, including the right of subrogation, shall not preclude, waive, or prejudice any other right of subrogation, reimbursement, contribution, or any other right to enforce any remedy which ~~the SoftBank~~either SB Obligor now has or may hereafter have against the WeWork Obligor, any other WeWork Obligor Party and the other WeWork Group Members, in each case, if such rights or remedies are exercised or enforced consistent with this Agreement and the other Credit Documents. For the avoidance of doubt, the Applicable Obligations of the WeWork Obligor Parties in respect of ~~the SoftBank~~either SB Obligor in its capacity as subrogee may include additional amounts not owed to the Secured Parties under this Agreement.
(d)Separate Classification and Turnover.  For the avoidance of doubt (and without limiting the generality of the foregoing Section 2.14(b)), each of the agreements and acknowledgments set forth in the foregoing Section 2.14(b) shall apply in all respects to the Reimbursement Agreement and any other right of subrogation, reimbursement, contribution or any other right to enforce any remedy which an Obligor now has or may hereafter have against ~~the~~any other Obligor or the WeWork Guarantors including, without limitation, with respect to: (a) the assertion, exercise or enforcement, as applicable, of any right, claim, demand, or remedy of any Obligor against any other Obligor under such agreement (all of which claims and rights shall be subordinate to the claims and rights of the Creditor Parties under the Credit Documents); and (b) any payments, distributions or collateral security to be received or made available to any Obligor in any bankruptcy case or receivership, insolvency or liquidation proceeding (all of which shall be distributed directly and held in trust, as applicable, in accordance with Section 2.14(b)).  Each of the Obligors acknowledges that the claims of the Obligors under the Reimbursement Agreement and any other right of subrogation, reimbursement, contribution or any other right to enforce any remedy which it now has or may hereafter have against any Obligor or the WeWork Guarantors are fundamentally distinct from the claims of the Creditor Parties under the Credit Documents and must be separately classified in any plan of reorganization proposed or adopted in any bankruptcy case.  To further effectuate the intent of the parties as provided in the foregoing Section 2.14(b) and this Section 2.14(d), if it is held that the claims of the Creditor Parties under the Credit Documents and the Obligors in respect of the Reimbursement Agreement and any other right of subrogation, reimbursement, contribution or any other right to enforce any remedy which an Obligor now has or may hereafter have against ~~the~~any other Obligor or the WeWork Guarantors constitute only one secured claim or are classified together (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that: (x) the Obligors shall cast their votes as directed by the Required L/C Participants and (y) all distributions shall be made as if there were separate classes of senior and junior secured claims, and the Creditor Parties shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of make-whole (if any), post-petition interest, including any additional interest payable pursuant to the Credit Documents, arising from or related to a default, in each case, whether or not allowed as a claim in any bankruptcy case or other insolvency proceeding, before any distribution is made in respect of the claims held by any Obligor against any other Obligor or the WeWork Guarantors. Each Obligor hereby acknowledges and agrees to turn over to the Applicable Agent, for itself and on behalf of the Creditor Parties, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the previous sentence and that of Section 2.14(b) (including with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Obligors.
(e)Obligations Absolute. Each Obligor hereby waives, for the benefit of the Creditor Parties: (a) any right to require any Creditor Party, as a condition of payment or performance by such Obligor, to (i) proceed against any other Obligor, any guarantor (including any other WeWork Guarantor) of the Guarantee Obligations or any other Person, (ii) proceed against or exhaust any security held from any other Obligor, any guarantor or any other Person, (iii) proceed against or have resort to any balance of any credit on the books of any Creditor Party in favor of any other Obligor or any other Person, or (iv) pursue any other remedy in the power of any Creditor Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Obligor or any WeWork Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Obligor or any WeWork Guarantor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Creditor Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Obligor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Obligor’s liability hereunder or the enforcement hereof, (iii) any rights to ~~set-offs~~setoffs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Creditor Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to such Obligor and notices of any of the matters referred to in Section 8.7 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
(f)Each Obligor Party and each Creditor Party agree that, for U.S. Federal income tax purposes, (i) each Letter of Credit shall be treated as a primary obligation of the WeWork Obligor or the applicable Subsidiary of the WeWork Obligor, as applicable (or, if such WeWork Obligor Party is disregarded as an entity separate from its owner for U.S. Federal income tax purposes, of its nearest direct or indirect owner that is not so disregarded), and (ii) ~~the SoftBank~~each SB Obligor shall be treated as a guarantor of the Applicable Obligations. Each Obligor Party and Creditor Party shall file all tax returns and will otherwise take all tax reporting positions in a manner consistent with such treatment. ~~The SoftBank~~Each SB Obligor shall deliver to the WeWork Obligor an applicable IRS Form W-8, properly completed and certifying to ~~the SoftBank~~such SB Obligor’s exemption from U.S. federal withholding taxes.
(g)Resignation of SoftBank Obligor in respect of Senior Tranche Obligations and Assumption by SVF Obligor in respect of Senior Tranche Obligations. On, and with effect from and after, the Fifth Amendment Effective Date:
(i)the SoftBank Obligor hereby resigns as Obligor in respect of the Senior Tranche Obligations and is released from all duties, obligations and liabilities as Obligor of the Senior Tranche Obligations and its rights, benefits, title and interests as Obligor in relation to such Senior Tranche Obligations shall be terminated;
(ii)the SVF Obligor hereby assumes the rights, benefits, duties, obligations, liabilities, title and interests of the SoftBank Obligor as an Obligor in its place in respect of the Senior Tranche Obligations and accedes to the same rights, benefits, title and interests and assumes the same duties, obligations and liabilities as it would have acquired and assumed had the SVF Obligor been an Obligor in respect of the Senior Tranche Obligations in the amount set out in this Agreement on the Closing Date; and
(iii)each of the Senior Tranche Obligors agrees and confirms that the Senior Tranche Obligations will not be released or impaired in any way and will continue in full force and effect notwithstanding the implementation of the resignation and assumption set forth above.
For the avoidance of doubt, (x) the resignation of the SoftBank Obligor shall occur concurrently with the assumption by the SVF Obligor, (y) nothing in this Section 2.14(g) shall affect the rights and obligations of SBG with respect to its obligations under the Parent Indemnity and LPA Amendment Agreement and (z) nothing in this Section 2.14(g) shall affect the rights and obligations of the SoftBank Obligor as Obligor in respect of the Junior Tranche Obligations, all of which are hereby confirmed by the SoftBank Obligor.
(h)This Agreement and the Obligations of each Obligor hereunder shall remain in full force and effect in accordance with the terms of this Agreement during any Bankruptcy Event, and shall continue to be effective, or be reinstated, as the case may be, if at any time any payment of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Applicable Agent, Issuing Creditors or any L/C Participant, for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer, all as though such payment or performance has not been made.
2.15German Bank Separation Act. If any Senior Tranche Issuing Creditor or Senior Tranche L/C Participant is subject to the GBSA (as defined below) (any such Senior Tranche Issuing Creditor or Senior Tranche L/C Participant, a “GBSA Person”) and such GBSA Person shall have determined in good faith that, due to the implementation, administration, or enforcement of (a) the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz)) (the “GBSA”) or (b) any applicable legislation that may amend or replace the GBSA in the future or any regulation thereunder, in each case whether before or after the date hereof, or due to the promulgation of, or any change in the interpretation by, any court, tribunal or regulatory authority of competent jurisdiction of the GBSA that the arrangements contemplated by this Agreement and the other Credit Documents or the extensions of credit hereunder have, or will, become illegal, prohibited, or otherwise unlawful for a GBSA Person (regardless of whether such illegality, prohibition, or unlawfulness could be prevented by transferring such arrangements or the applicable Senior Tranche L/C Commitments to a third party or by the expiration or termination of the applicable Letters of Credit), then, and in any such event, such GBSA Person shall give written notice to the Senior Tranche Obligors and the Senior Tranche Administrative Agent of such determination (a “GBSA Notice”). During the period commencing on the date of such GBSA Notice and ending on the tenth Business Day thereafter (such period, the “Exit Period”), such GBSA Person (a) if a Senior Tranche L/C Participant, shall use reasonable commercial efforts to assign (to the extent permitted under applicable law) its entire L/C Commitment to one or more other Persons in accordance with Section 13.6 and (b) if a Senior Tranche Issuing Creditor, shall consult with the Senior Tranche Obligors and use reasonable commercial efforts to assist such Senior Tranche Obligors in obtaining the consent of the beneficiaries of the outstanding Letters of Credit issued by such Senior Tranche Issuing Creditor to cancel such Letters of Credit (including by the Senior Tranche Obligors causing such Letters of Credit to be replaced with other letters of credit issued by other issuers). If by the end of the Exit Period, such GBSA Person’s entire L/C Commitment is not assigned and all of the outstanding Letters of Credit issued by such GBSA Person are not cancelled, then, notwithstanding any other provision herein or in any other

Credit Document to the contrary, (a) such GBSA Person’s entire L/C Commitment shall be irrevocably and permanently reduced to zero, without any further action by, or consent of, any other Person, (b) the Senior Tranche Obligors shall pay to the Senior Tranche Administrative Agent, for the account of such GBSA Person, all amounts then due and owing to such GBSA Person hereunder and under any other Credit Document, (c) such GBSA Person, if a Senior Tranche Issuing Creditor, shall no longer have any obligation to issue any new Letter of Credit hereunder or amend, increase, or extend any outstanding Letter of Credit issued by it hereunder, and (d) in the sole discretion, and at the direction of such GBSA Person, the Senior Tranche Obligors shall, within three Business Days after the end of the Exit Period, (i) pay to such GBSA Person an amount of cash (in the currency(ies) in which the applicable Letters of Credit are denominated) equal to 105% of the aggregate face amount of such GBSA Person’s outstanding Letters of Credit as of such date, such cash to be held by, and for the benefit of, such GBSA Person as security for all applicable Credit Document Obligations of the Senior Tranche Obligors in respect of such GBSA Person’s outstanding Letters of Credit (such cash collateral, the “GBSA Cash Collateral”) pursuant to documentation acceptable to such GBSA Person and/or (ii) cause one or more back-stop letters of credit, in form and substance, and issued by an issuer acceptable to such GBSA Person and in the currency(ies) in which the applicable Letters of Credit are denominated, to be issued in favor of such GBSA Person, such that in the case of this clause (d) such GBSA Person shall have received GBSA Cash Collateral and/or one or more of such back-stop letters of credit in aggregate amount equal to 105% of the aggregate face amount of such GBSA Person’s outstanding Letters of Credit as of such date. In connection with the implementation of the terms of this Section, each Senior Tranche Obligor agrees to execute and deliver any documentation reasonably requested by the applicable GBSA Person.
SECTION 3.LETTERS OF CREDIT
3.1L/C Commitment.
(a)Subject to the terms and conditions of this Section 3, each applicable Issuing Creditor, in reliance on (among other things) the agreements of the L/C Participants under the applicable L/C Tranche set forth in Section 3.4(a), agrees to issue Letters of Credit under such L/C Tranche at the request of either of the Applicable Obligors as the applicant thereof, for the benefit of the beneficiary thereof which shall not be any of the Obligors (other than in the case of the Junior L/C Tranche, which can be used, at the request of the Junior Tranche Obligors, to issue the Fourth Amendment Effective Date Letter of Credit for the benefit of WeWork Obligor or its Subsidiaries as beneficiaries), for the support of the WeWork Obligor or its Subsidiaries’ obligations on any Business Day during the Commitment Period of the applicable L/C Tranche in such form as may be reasonably approved from time to time by such Issuing Creditor; provided that such Issuing Creditor shall have no obligation to issue any Letter of Credit or renew a Letter of Credit under the applicable L/C Tranche if, after giving effect to such issuance or renewal, (i) (x) the sum of the aggregate outstanding Dollar Equivalent amount of all Letters of Credit issued by such Issuing Creditor under such L/C Tranche plus (y) the aggregate Dollar Equivalent amount of all L/C Disbursements made by such Issuing Creditor under such L/C Tranche that have not yet been reimbursed pursuant to Section 3.5 would exceed its Issuing Commitment under the applicable L/C Tranche or (ii) the total L/C Exposure under such L/C Tranche would exceed the Senior Tranche Total Commitment or the Junior Tranche Total Commitment, as the case may be. Each Letter of Credit shall (i), (x) in the case of the Senior L/C Tranche, be denominated in Dollars, Euros, Pounds Sterling, Canadian Dollars or Yen or in such other Alternative Currency as the relevant Issuing Creditor may agree in its sole discretion and (y) in the case of the Junior L/C Tranche be denominated in Dollars, (ii) subject to clause (i) above, be in such amount (and provide for such reductions therein at such dates, or upon such events) as shall be requested by the WeWork Obligor pursuant to Section 3.2, and (iii) in the case of the Senior L/C Tranche, expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Senior Tranche Termination Date (the “Latest Expiry Date”), provided that (A) any Letter of Credit with a one-year term may provide for the automatic extension thereof for additional one-year periods and (B) notwithstanding clause (iii)(x) above, at the request of the WeWork Obligor and in the sole discretion of any Issuing Creditor, a Letter of Credit may have an expiry date of greater than one year; provided, however, in the case of each of clauses (A) and (B) above, in no event shall the final expiry date of such Letters of Credit extend beyond the date referred to in clause (iii)(y) above. Notwithstanding the foregoing, any Letter of Credit providing for automatic one-year extensions, (i) shall automatically extend, so long as (x) the conditions in Section 6.3(a) and Section 6.3(b) are satisfied during the period in which the applicable Issuing Creditor has a right to deliver a non-extension notice to the beneficiary of the applicable Letter of Credit and (y) no next upcoming expiry date is outside the Latest Expiry Date) and (ii) may have a final expiry date beyond the Latest Expiry Date, in the Issuing Creditor’s sole discretion, as long as the next upcoming expiry date is inside the Latest Expiry Date. Notwithstanding the foregoing, to the extent (x) the sum of the aggregate outstanding Dollar Equivalent amount of all Letters of Credit issued by any Issuing Creditor under an L/C Tranche plus (y) the aggregate Dollar Equivalent amount of all L/C Disbursements made by such Issuing Creditor under the same L/C Tranche that have not yet been reimbursed pursuant to Section 3.5 exceeds the lesser of its Issuing Commitment under such L/C Tranche and the Total Commitment under such L/C Tranche, such Issuing Creditor may consent to maintain the aggregate face value of Letters of Credit issued by such Issuing Creditor under such L/C Tranche at a level to be mutually agreed with the Applicable Obligors or request that the Applicable Obligors agree to use commercially reasonable efforts to reduce the aggregate face value of Letters of Credit issued by such Issuing Creditor under such L/C Tranche to an amount below the lesser of such Issuing Creditor’s Issuing Commitment under such L/C Tranche and the Total Commitment under such L/C Tranche.
(b)Notwithstanding anything to the contrary in Section 3.1(a), the applicable Issuing Creditor may consent in its sole discretion, at the time of the issuance or extension, including automatic extension, as applicable, of a Letter of Credit which would have an expiration date beyond the Latest Expiry Date, to issue or extend, or allow the extension of, such Letter of Credit if the ~~a~~Applicable Obligors deposit~~s~~ in a cash collateral account maintained with or for the account of the applicable Issuing Creditor (which account, prior to the occurrence of the terminations described in Section 13.14(b), shall secure the Applicable Obligations subject to a perfected security interest for the benefit of the holders of such Applicable Obligations, it being agreed by the Applicable Obligors and the Issuing Creditors that prior to such terminations any such security interest held by an Issuing Creditor shall be for the benefit of the holders of such Applicable Obligations and the documentation governing any such security interest held by or on behalf of an Issuing Creditor shall so state that, prior to the occurrence of the terminations described in Section 13.14(b), such security interest is for the benefit of the holders of such Applicable Obligations) an amount equal to at least 105% of the aggregate then undrawn and unexpired Dollar Equivalent amount of such Letter of Credit and agrees to maintain such amount as cash collateral through the expiration date of such Letter of Credit in a manner agreed by such Issuing Creditor in its sole discretion (or the Applicable Obligors undertake such other backstop arrangement providing for equivalent coverage with respect to such Letter of Credit as such Issuing Creditor may approve in its sole discretion); provided, further, that, for the avoidance of doubt, (A) the issuance and existence of any such cash collateralized or backstopped Letter of Credit that extends beyond the Latest Expiry Date (a “Continuing Letter of Credit”) shall not cause any L/C Commitments to extend beyond the applicable Termination Date, (B) any obligations of the L/C Participants to purchase and hold any participation interest in such Continuing Letter of Credit pursuant to Section 3.4 shall terminate upon the occurrence of the terminations described in Section 13.14(b), with any such cash collateral or backstop or other arrangement with respect to such Continuing Letter of Credit to then apply solely for the benefit of the Issuing Creditor thereof at such time pursuant to arrangements approved by such Issuing Creditor and (C) following the applicable Termination Date, any Continuing Letter of Credit shall no longer be considered an obligation of the SoftBank Obligor or the SVF Obligor, as applicable, and that any Continuing Letter of Credit will not contain any language that will obligate the SoftBank Obligor or the SVF Obligor, as applicable, beyond the applicable Termination Date. Each of the parties hereto hereby authorizes each of the Applicable Agent and each applicable Issuing Creditor to take such actions as it reasonably deems necessary or advisable to effect the provisions of the preceding sentence, including but not limited to entering into or amending or otherwise modifying any Credit Document without the consent of any other party hereto to facilitate the establishment of the cash collateral or backstop or other arrangements contemplated thereby and establishing or modifying any procedures set forth therein to facilitate such establishment.
(c)All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(d)No Issuing Creditor shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Creditor or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or would violate any internal policies of such

Issuing Creditor related to the issuance of letters of credit generally applied to similarly situated obligors under comparable credit facilities.
3.2Procedure for Issuance of Letter of Credit. The WeWork Obligor may from time to time request that any Issuing Creditor issue a Letter of Credit by delivering to such Issuing Creditor at its address for notices specified herein (x) an Application therefor, completed to the satisfaction of such Issuing Creditor and (y) such other certificates, documents and other papers and information as such Issuing Creditor may request. Upon receipt of the completed Application from the WeWork Obligor, the applicable Issuing Creditor will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Creditor be required to issue any Letter of Credit earlier than, three Business Days after its receipt of the Application therefor) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Creditor and the Applicable Obligors. The applicable Issuing Creditor shall furnish a copy of such Letter of Credit to the Applicable Obligors promptly following the issuance thereof. Concurrently with the issuance of such Letter of Credit, the applicable Issuing Creditor shall promptly furnish to the Applicable Agent at the address for notices specified herein, which shall in turn promptly furnish to each L/C Participant under the applicable L/C Tranche, notice of the issuance of such Letter of Credit (including the amount thereof) or any amendment thereof. Each Senior Tranche Issuing Creditor shall deliver a monthly report to the Senior Tranche Administrative Agent, which will be delivered by the Senior Tranche Administrative Agent to the Senior Tranche L/C Participants, on the last day of each month indicating the number and amount of Letters of Credit issued or amended by such Senior Tranche Issuing Creditor during that month.
3.3Fees and Other Charges.
(a)The Senior Tranche Obligors will pay a fee to the Senior Tranche Administrative Agent for the account of each Senior Tranche L/C Participant, payable in Dollars, on the amount of all outstanding Letters of Credit under the Senior L/C Tranche at a per annum rate equal to the Applicable Margin for the Senior L/C Tranche, with respect to the available balance thereof, shared ratably among the Senior Tranche L/C Participants under the Senior L/C Tranche and payable quarterly in arrears on each Fee Payment Date after the issuance date. Notwithstanding the foregoing, if the amount of all outstanding Letters of Credit under the Senior L/C Tranche is less than 85% of the Senior Tranche Total Commitment, such fee shall be calculated as if the amount of all outstanding Letters of Credit under the Senior L/C Tranche is 85% of the Senior Tranche Total Commitment.
(b)The Senior Tranche Obligors shall pay to the applicable Issuing Creditor for its own account a fronting fee, payable in Dollars, at a rate of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit issued under the Senior L/C Tranche, or such other fronting fees as otherwise agreed among the ~~applicable~~Senior Tranche Administrative Agent, the Senior Tranche Obligors and the applicable Issuing Creditors acting reasonably, to adequately address the Senior Tranche Obligors’ letter of credit needs, payable quarterly in arrears on each Fee Payment Date after the issuance date.
(c)The WeWork Obligor shall pay to the applicable Issuing Creditor for its own account (i) a fronting fee, payable in Dollars, at a rate of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit issued under the Junior L/C Tranche, or such other fronting fees as otherwise agreed among the ~~applicable~~Junior Tranche Administrative Agent, the Junior Tranche Obligors and the applicable Issuing Creditors acting reasonably, to adequately address the Junior Tranche Obligors’ letter of credit needs, payable quarterly in arrears on each Fee Payment Date after the issuance date or as otherwise mutually agreed and (ii) an issuance fee, payable in Dollars, equal to an amount to be agreed by the Junior Tranche Obligors and the applicable Issuing Creditors acting reasonably in respect of the Fourth Amendment Effective Date Letter of Credit issued under the Junior L/C Tranche.
(d)In addition to the foregoing fees, the Senior Tranche Obligors shall pay or reimburse the applicable Issuing Creditor under the Senior L/C Tranche for such normal and customary costs and expenses as are incurred or charged by such Issuing Creditor in issuing, document examination, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4L/C Participations. (a) The applicable Issuing Creditor under each L/C Tranche irrevocably agrees to grant and hereby grants to each L/C Participant under each L/C Tranche, and, to induce such Issuing Creditor to issue Letters of Credit, each L/C Participant under such L/C Tranche irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Creditor, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Applicable Percentage under such L/C Tranche of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each L/C Participant under each L/C Tranche agrees with such Issuing Creditor that, if an L/C Disbursement is paid under any Letter of Credit for which such Issuing Creditor is not reimbursed in full by the Applicable Obligors in accordance with the terms of this Agreement (or in the event that any reimbursement received by such Issuing Creditor shall be required to be returned by it at any time), such L/C Participant shall pay to such Issuing Creditor upon demand in Dollars at such Issuing Creditor’s address for notices specified herein an amount equal to such L/C Participant’s Applicable Percentage under the applicable L/C Tranche of such L/C Disbursement made by such Issuing Creditor that is not so reimbursed (or is so returned); provided that if such L/C Disbursement is in respect of a Letter of Credit issued in an Alternative Currency, the applicable Issuing Creditor shall notify each L/C Participant under the applicable L/C Tranche of the Dollar Equivalent of the amount of such L/C Disbursement promptly following the determination thereof, and such L/C Participant shall pay to such Issuing Creditor upon demand such L/C Participant’s Applicable Percentage under the applicable L/C Tranche of the Dollar Equivalent of such amount. Each L/C Participant’s obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Creditor, the Applicable Obligors or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6, (iii) any adverse change in the condition (financial or otherwise) of the Applicable Obligors or SBG, (iv) any breach of this Agreement, the LPA Amendment Agreement or any other Credit Document by the Applicable Obligors, any other Obligor Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, in the case of the L/C Disbursement under the Fourth Amendment Effective Date Letter of Credit, if the Junior Tranche L/C Participants pay the full amount owing by them under this paragraph to the Junior Tranche Issuing Creditor on, or prior to, the Fourth Amendment Effective Date, then automatically, and without any action required by Junior Tranche Issuing Creditor, any Junior Tranche L/C Participant, any Junior Tranche Obligor or any other Person, the Junior Tranche Issuing Creditor shall be deemed to have assigned to each Junior Tranche L/C Participant, and each Junior Tranche L/C Participant shall be deemed to have assumed from the Junior Tranche Issuing Creditor, such Junior Tranche L/C Participant’s ratable share (determined based on the respective Junior Tranche L/C Commitments of the Junior Tranche L/C Participants on the Fourth Amendment Effective Date immediately prior to the termination thereof) of the Reimbursement Obligation under the Fourth Amendment Effective Date Letter of Credit.
(b)If any amount required to be paid by any L/C Participant to the applicable Issuing Creditor pursuant to Section 3.4(a) in respect of any unreimbursed L/C Disbursement made by such Issuing Creditor under any Letter of Credit is paid to such Issuing Creditor within two Business Days after the date such payment is due pursuant to the second sentence of Section 3.4(a), such L/C Participant shall pay to such Issuing Creditor on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including such date that payment is due to the date on which such payment is immediately available to such Issuing Creditor, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the applicable Issuing Creditor by such L/C Participant within two Business Days after the date such payment is due, such Issuing Creditor shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the ABR plus the Applicable Margin; provided that for purposes of this Section 3.4(b) and with respect to Natixis S.A. Hong Kong Branch (incorporated in France and the liability of its members is limited) and Societe Generale, Hong Kong Branch (a public limited company incorporated in France, whose principal place of business is 38/F Three Pacific Place, 1 Queen’s Road East, Hong Kong), the term “Business Day” shall not include any day on which commercial banks in Hong Kong are authorized or required by law to close. A certificate of the applicable Issuing Creditor submitted to any

L/C Participant with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error.
(c)Whenever, at any time after the applicable Issuing Creditor has made an L/C Disbursement under any Letter of Credit and has received from any L/C Participant its Applicable Percentage of such L/C Disbursement in accordance with Section 3.4(a), such Issuing Creditor receives any payment related to such Letter of Credit (whether directly from the Applicable Obligors or otherwise, including proceeds of collateral applied thereto by the Issuing Creditor), or any payment of interest on account thereof, such Issuing Creditor will promptly, but no later than two Business Days, distribute to such L/C Participant its Applicable Percentage thereof; provided, however, that in the event that any such payment received by such Issuing Creditor shall be required to be returned by such Issuing Creditor, such L/C Participant shall return to such Issuing Creditor the portion thereof previously distributed by such Issuing Creditor to it. In the event that (i) the applicable Issuing Creditor has made an L/C Disbursement in respect of any Letter of Credit issued in an Alternative Currency and has received from each L/C Participant its Applicable Percentage of such L/C Disbursement in accordance with Section 3.4(a), (ii) such Issuing Creditor is subsequently reimbursed by the Applicable Obligors for such L/C Disbursement based on the Dollar Equivalent of the amount of such L/C Disbursement, and (iii) such reimbursement from the Applicable Obligors is in an amount less than the amount initially received from the L/C Participants in accordance with Section 3.4(a) due to currency fluctuations (the difference between the amounts received by such Issuing Creditor pursuant to clause (i) and clause (ii), a “Shortfall”), the applicable Issuing Creditor shall notify the Applicable Obligors of such Shortfall, and the Applicable Obligors shall reimburse such Issuing Creditor for the amount of such Shortfall in accordance with Section 3.5. This paragraph (c) shall not be applicable to the Fourth Amendment Effective Date Letter of Credit following the deemed assignment of the Reimbursement Obligation thereunder pursuant to Section 3.4(a).
3.5Reimbursement Obligation of the Obligors.
(a)In the case of the Senior L/C Tranche, if any L/C Disbursement is paid or payable under any Letter of Credit issued under the Senior L/C Tranche, the Senior Tranche Obligors shall reimburse the applicable Senior Tranche Issuing Creditor for the amount of (a) any amount so paid or payable and (b) any fees, charges or other costs or expenses incurred by such Issuing Creditor in connection with such payment, not later than 10:00 a.m., New York City time, no later than the fifth Business Day immediately following the day that the Senior Tranche Obligors receive notice of the payment of such L/C Disbursement. Each such payment shall be made by the Senior Tranche Obligors to the applicable Issuing Creditor at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant L/C Disbursement is paid until payment in full (x) until the Business Day next succeeding the date of the relevant notice, at a rate per annum equal to the ABR plus the Applicable Margin and (y) thereafter, at the rate set forth in Section 2.5(a). In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Creditor shall notify the Senior Tranche Obligors of the Dollar Equivalent of the amount of the L/C Disbursement promptly following the determination thereof. In the event that the SVF Obligor intends to make a payment under this Section 3.5(a) that is funded in whole or in part with the proceeds of a Capital Contribution made pursuant to the Security Capital Call, the SVF Obligor will provide the Senior Tranche Administrative Agent at least one (1) Business Day prior notice thereof specifying the amount of such payment to be so funded and identifying information (including the identity of the Issuing Creditor and name of the relevant beneficiary) regarding the Letter of Credit to be so reimbursed. Any amounts so funded to the Pledged CCP Account shall be applied by the Senior Tranche Administrative Agent to the payments then due under this Section 3.5(a).
(b)In the case of the Junior L/C Tranche, the Junior Tranche Obligors shall reimburse the Junior Tranche Administrative Agent for the account of the Junior Tranche L/C Participants, in each case for the amount of the Junior Tranche Reimbursement Obligation, together with accrued interest thereon, not later than 10:00 a.m., New York City time, on the Junior Tranche Termination Date. Such payment shall be made by the Junior Tranche Obligors to the Junior Tranche Administrative Agent at its Funding Office in Dollars and in immediately available funds.

3.6Obligations Absolute. The Obligors’ obligations under this Section 3 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Obligors may have or have had against the applicable Issuing Creditor, any L/C Participant, any beneficiary of a Letter of Credit or any other Person. The Obligors also agree with the applicable Issuing Creditor or L/C Participant that such Issuing Creditor or L/C Participant shall not be responsible for, and the Obligors’ Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, (a) any lack of validity or enforceability of any Letter of Credit ~~or~~, any Credit Document or the LPA Amendment Agreement, or any term or provision therein, (b) any draft or other document presented under a Letter of Credit proving to be invalid, fraudulent or forged in any respect or any statement therein being untrue or inaccurate in any respect, (c) any dispute between or among the Obligors and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Obligors against any beneficiary of such Letter of Credit or any such transferee, purported transferee, or any other Person, (d) payment by the applicable Issuing Creditor under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (e) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Obligors’ obligations hereunder, in each case, except in the case of bad faith, gross negligence or willful misconduct on the part of the applicable Issuing Creditor or L/C Participant (as determined by a final non-appealable judgment by a court of competent jurisdiction). The applicable Issuing Creditor shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation, or any consequence arising from causes beyond the control of such Issuing Creditor; provided that the foregoing, and the preceding sentence, shall not be construed to excuse such Issuing Creditor from liability to the Obligors to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Obligors to the extent permitted by applicable law) suffered by the Obligors that are caused by such Issuing Creditor’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the applicable Issuing Creditor (as determined by a final, non-appealable judgment by a court of competent jurisdiction), such Issuing Creditor shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Creditor may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
3.7Letter of Credit Payments. If documents shall be presented for payment under any Letter of Credit, the applicable Issuing Creditor will examine documents to determine if the documents are compliant. If documents are compliant, the applicable Issuing Creditor shall promptly notify the Applicable Obligors of the payment date and amount thereof. The responsibility of the applicable Issuing Creditor to the Applicable Obligors in connection with documents presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially comply with the terms and conditions of such Letter of Credit.
3.8Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.~~SOFTBANK~~SB OBLIGOR REPRESENTATIONS AND WARRANTIES
To induce ~~each Applicable~~(i) the Junior Tranche Administrative Agent, the Junior Tranche L/C Participants ~~and~~, the Junior Tranche Issuing Creditors ~~to enter into this Agreement and~~ to issue or participate in the Letters of Credit, the SoftBank Obligor hereby represents and warrants ~~to each Applicable Agent, each~~, solely as set forth in Sections 4.1 through 4.12, and (ii) the Senior Tranche Administrative Agent, the Senior Tranche L/C Participants and ~~each~~the Senior Tranche Issuing Creditors ~~on the Closing~~to issue or participate in the Letters of Credit, the SB Obligors and the SVF Parties hereby represent and warrant, solely as set forth in Sections 4.13 through 4.31, in each case of clauses (i) and (ii), on the Fifth Amendment Effective Date and each other date required pursuant to Section 6.3, that:
4.1No SoftBank Obligor Change. Since March 31, 2021, there has been no development or event that has had or would reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor.
4.2SoftBank Obligor Existence; Compliance with Law. The SoftBank Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is in compliance with all Requirements of Law except to the extent that the failure to be so qualified or to comply therewith could not, in the aggregate, reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor.
4.3SoftBank Obligor Power; Authorization; Enforceable Obligations. The SoftBank Obligor has the power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and to obtain extensions of credit hereunder. The SoftBank Obligor has taken all necessary organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Credit Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) such consents, authorizations, filings and notices the failure to obtain or perform which would not reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor. Each Credit Document to which the SoftBank Obligor is a party has been duly executed and delivered on behalf of the SoftBank Obligor. This Agreement constitutes, and each other Credit Document to which the SoftBank Obligor is a party upon execution will constitute, a legal, valid and binding obligation of the SoftBank Obligor, enforceable against the SoftBank Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.4No SoftBank Obligor Legal Bar. The execution, delivery and performance of this Agreement and the other Credit Documents to which the SoftBank Obligor is a party, the issuance of Letters of Credit requested by the SoftBank Obligor and the use of the proceeds thereof will not violate any Requirement of Law, Contractual Obligation or the certificate or articles of incorporation, by-laws or other organizational documents of the SoftBank Obligor, and will not result in, or require, the creation or imposition of any material Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the SoftBank Obligor would reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor.
4.5SoftBank Obligor Litigation. No Proceeding is pending or, to the knowledge of the SoftBank Obligor, threatened by or against the SoftBank Obligor or against any of its properties or revenues with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby.
4.6No SoftBank Obligor Default. The SoftBank Obligor is not in payment default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor or no monetary obligations have been accelerated under any of the SoftBank Obligor’s Contractual Obligations. No Default or Event of Default with respect to the SoftBank Obligor has occurred and is continuing.
4.7SoftBank Obligor Federal Regulations. Assuming the WeWork Obligor complies with its representation in Section 5.11 of this Agreement, no extensions of credit hereunder will be used by the SoftBank Obligor, whether directly or indirectly, (a) for “buying” or “carrying” any “margin stock” (within the respective meanings of each of the quoted terms under Regulation U, as now and from time to time hereafter in effect) or (b) for any purpose that violates Regulations T, U, or X of the Board, as now and from time to time hereinafter in effect. If requested by any L/C Participant or the Applicable Agent, the SoftBank Obligor will furnish to the Applicable Agent and each L/C Participant a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.
4.8SoftBank Obligor Solvency. The SoftBank Obligor is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.
4.9SoftBank Obligor Anti-Corruption Laws and Sanctions. The SoftBank Obligor has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the SoftBank Obligor and its directors and officers with Anti-Corruption Laws and applicable Sanctions, and the SoftBank Obligor and its officers are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the SoftBank Obligor or its directors or officers is a Sanctioned Person. No Letter of Credit requested by the SoftBank Obligor, use of proceeds thereof or other transaction contemplated by this Agreement to be consummated by the SoftBank Obligor will violate Anti-Corruption Laws or applicable Sanctions.
4.10SoftBank Obligor Accuracy of Information, etc. As of the Effective Date, the documents provided by the SoftBank Obligor to the Applicable Agent or the L/C Participants, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents are entirely accurate with regards to the material matters at the time the documents are submitted (or for those for which a specific base date is specified, at the time of such base date).
4.11SoftBank Obligor Anti-Social Force. The SoftBank Obligor is not:
(a)an organized crime group;
(b)a member of an organized crime group;
(c)a person or a group who has been a member of an organized crime group within the past five (5) years;
(d)a quasi member of an organized crime group;
(e)a company associated with an organized crime group;
(f)a corporate racketeer (sokaiya);
(g)politically-branded racketeering organization (shakai undou-tou hyobou goro);
(h)organized crime-related specialist (tokushu chinou bouryokushudan tou);
(i)any other person equivalent to any of the foregoing (a) to (h);
(j)a group whose management is controlled by any of the foregoing (a) to (i) (any of (a) to (i) shall be hereafter referred to as an “organized crime group member, etc.” in this Section);

(k)a group of which any organized crime group member, etc. is substantially involved in the management;
(l)a person or a group which unduly inappropriately uses any organized crime group member, etc. for the purpose of unfair benefit for itself, its own company or any third party or for the purpose of inflicting damage to any third party;
(m)a person or a group that is involved in any an organized crime group member, etc. in such way as to provide funds to or extend facilities for such member of an organized crime group, etc.; or
(n)a group of which any officer or any member substantially involved in its management has any socially repugnant relationship with any organized crime group member, etc.
4.12SoftBank Obligor Senior Indebtedness. The Junior Tranche Obligations of the SoftBank Obligor hereunder rank~~s~~ either senior or pari passu in right of payment with any other Indebtedness of the SoftBank Obligor.
4.13No SVF Change. Since March 31, 2022, there has been no development or event that has had or would reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor.
4.14SVF Existence; Compliance with Law. Each SVF Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment, incorporation or organization (as applicable) and (b) is in compliance with all Requirements of Law except to the extent that the failure to be so qualified or to comply therewith could not, in the aggregate, reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor.
4.15SVF Power; Authorization; Enforceable Obligations. Each SVF Party has the power and authority, and the legal right, to make, deliver and perform the LPA Amendment Agreement and the Credit Documents to which it is a party, and, if applicable, to obtain extensions of credit hereunder. Each SVF Party has taken all necessary organizational action to authorize the execution, delivery and performance of the LPA Amendment Agreement and the Credit Documents to which it is a party, and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the LPA Amendment Agreement or any of the Credit Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) such consents, authorizations, filings and notices the failure to obtain or perform which would not reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor. The LPA Amendment Agreement and each Credit Document to which any SVF Party is a party has been duly executed and delivered on behalf of each SVF Party. This Agreement constitutes, the LPA Amendment Agreement and each other Credit Document to which any SVF Party is a party, upon execution will constitute, legal, valid and binding obligation of each SVF Party, enforceable against each SVF Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.16No SVF Legal Bar. The execution, delivery and performance of this Agreement, the LPA Amendment Agreement and the other Credit Documents to which any SVF Party is a party, the issuance of Letters of Credit and the use of the proceeds thereof will not violate any Requirement of Law, Contractual Obligation or the certificate or articles of incorporation, by-laws or other organizational documents of any SVF Party (including, for the avoidance of doubt, the Fund Documents), and will not result in, or require, the creation or imposition of any material Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to any SVF Party would reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor.

4.17SVF Litigation. No Proceeding is pending or, to the knowledge of any SVF Party, threatened by or against any SVF Party, or against any of their properties or revenues with respect to (x) any of the Credit Documents, the LPA Amendment Agreement or any of the transactions contemplated hereby or thereby or (y) solely with respect to the SVF Obligor, the LP Agreement or any transactions contemplated thereby that would reasonably be expected to have an SB Material Adverse Change.
4.18No SVF Default. No SVF Party is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor. No Default or Event of Default with respect to any SVF Party has occurred and is continuing.
4.19SVF Federal Regulations. Assuming the WeWork Obligor complies with its representation in Section 5.11 of this Agreement, no extensions of credit hereunder will be used by the SVF Obligor, whether directly or indirectly, (a) for “buying” or “carrying” any “margin stock” (within the respective meanings of each of the quoted terms under Regulation U, as now and from time to time hereafter in effect) or (b) for any purpose that violates Regulations T, U, or X of the Board, as now and from time to time hereinafter in effect. If requested by any Senior Tranche L/C Participant or the Senior Tranche Administrative Agent, the SVF Obligor will furnish to the Senior Tranche Administrative Agent and each Senior Tranche L/C Participant a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.
4.20SVF Solvency. Each SVF Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.
4.21SVF Anti-Corruption Laws and Sanctions. Each SVF Party has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by each SVF Party and each of its directors and officers with Anti-Corruption Laws and applicable Sanctions, and each SVF Party and their officers are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the SVF Parties or their directors or officers is a Sanctioned Person. No Letter of Credit requested by the SVF Obligor, use of proceeds thereof or other transaction contemplated by this Agreement to be consummated by the SVF Parties or the SVF Security Documents will violate Anti-Corruption Laws or applicable Sanctions and the SVF Obligor shall not use the proceeds for the purpose of funding any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.
4.22SVF Accuracy of Information, etc. As of the Fifth Amendment Effective Date, no written statement or information (other than any projected financial information and information of a general economic or industry nature) contained in the LPA Amendment Agreement, this Agreement, any other Credit Document or any other document, certificate or statement furnished by or on behalf of the SVF Parties to the Applicable Agent, the Issuing Creditors or the L/C Participants, for use in connection with the transactions contemplated by the LPA Amendment Agreement, this Agreement or the other Credit Documents, in each case as modified or supplemented by other information so furnished and when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or for those for which a specific base date is specified, at the time of such base date), any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto).
4.23SVF Indebtedness. There is no Indebtedness of the SVF Obligor other than the Senior Tranche Obligations hereunder and pursuant to the SVF Security Documents.
4.24SVF Security Documents. Subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the filing of appropriate Uniform Commercial Code financing statements with the Recorder of

Deeds of the District of Columbia, (iii) the registration of a Jersey financing statement on the security interests register maintained under Part 8 of the Security Interests (Jersey) Law 2012, (iv) the entry into the Pledged CCP Account Control Agreement and (v) the provisions of this Agreement and the other relevant Credit Documents, the SVF Security Documents create legal, valid and enforceable obligations and Liens on all SVF Collateral in favor of the Senior Tranche Administrative Agent, for the benefit of itself, the Senior Tranche Issuing Creditors and the Senior Tranche L/C Participants, and upon the satisfaction of the requirements of the applicable SVF Security Documents, such Liens constitute perfected first-priority Liens on the SVF Collateral securing the Senior Tranche Obligations.
4.25SVF Taxes. Each SVF Party has filed or caused to be filed all Federal, state and other material Tax returns that are required to be filed by such SVF Party and has paid all Taxes due and payable by such SVF Party to any Governmental Authority (other than (i) any such Taxes not overdue by more than thirty (30) days, (ii) any such Taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings or (iii) any such Taxes that the failure to pay would not reasonably be expected to result in an SB Material Adverse Change with respect to the SVF Obligor).
4.26SVF Liens. None of the SVF Collateral is subject to any Lien other than Liens created under or purported to be granted by the SVF Security Documents.
4.27SVF Status under Investment Company Act. None of the SVF Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.28SVF Ownership of Property. The SVF Obligor is the sole legal and equitable owner of the Capital Commitments and the Capital Contributions.
4.29No Defenses. No SVF Party knows of any default or circumstance which with the passage of time and/or giving of notice, could constitute a default under any Fund Document which would constitute a defense to the obligations of SBG, in its capacity as a limited partner of the Partnership, to make capital contributions pursuant to the Security Capital Call, in accordance with the Fund Documents, and no SVF Party has knowledge of the making of any claims of offset or any other claims of SBG, in its capacity as a limited partner of the Partnership, against a SVF Party which would reasonably be expected to diminish or adversely affect the obligations of SBG to fund the Security Capital Call in accordance with the Fund Documents.
4.30SVF Net Asset Value. The Net Asset Value as of September 30, 2022 was not less than $26,068,195,681.00.
4.31SVF Status under ERISA. The assets of the SVF Parties do not and will not constitute “plan assets” within the meaning of 29 CFR 2510.3-101, as amended by Section 3(42) of the Employee Retirement Income Security Act of 1974.
SECTION 5.WEWORK OBLIGOR REPRESENTATIONS AND WARRANTIES
To induce each Applicable Agent, the L/C Participants and the L/C Participants to enter into this Agreement and to issue or participate in the Letters of Credit, the WeWork Obligor hereby represents and warrants to each Applicable Agent, each L/C Participant and each Issuing Creditor on the Closing Date and each other date required pursuant to Section 6.3 that:
5.1Financial Condition. The audited consolidated balance sheets of the predecessor entity to the WeWork Obligor and its consolidated Subsidiaries as at December 31, 2018, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from a nationally recognized accounting firm, present fairly, in all material respects, the consolidated financial condition of the predecessor entity to the WeWork Obligor and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of The We Company as at September 30, 2019, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of The We Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and to the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein, and, in the case of such unaudited statements, normal year-end audit adjustments and the absence of footnotes). As of the Effective Date, no WeWork Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required to be reflected in the most recent financial statements referred to in this paragraph and are not so reflected which would reasonably be expected to result in a WeWork Material Adverse Change.
5.2No Change. Since the Effective Date, there has been no development or event that has had or would reasonably be expected to have a WeWork Material Adverse Change.
5.3Existence; Compliance with Law. Each WeWork Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of a Restricted WeWork Subsidiary, where the failure to do so could not reasonably be expected to result in a WeWork Material Adverse Change, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except, in the case of a Restricted WeWork Subsidiary, where the failure to do so could not reasonably be expected to result in a WeWork Material Adverse Change, (c) except where the failure to do so would not reasonably be expected to have a WeWork Material Adverse Change (other than with respect to the WeWork Obligor), is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (to the extent such concept exists in such jurisdiction) and (d) is in compliance with all Requirements of Law except to the extent that the failure to be so qualified or to comply therewith could not, in the aggregate, reasonably be expected to have a WeWork Material Adverse Change.
5.4Power; Authorization; Enforceable Obligations. Each WeWork Obligor Party has the power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the WeWork Obligor, to obtain extensions of credit hereunder. Each WeWork Obligor Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of the WeWork Obligor, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Credit Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 5.19 and (iii) such consents, authorizations, filings and notices the failure to obtain or perform which would not reasonably be expected to have a WeWork Material Adverse Change. Each Credit Document has been duly executed and delivered on behalf of each WeWork Obligor Party party thereto. This Agreement has been duly executed and delivered by the WeWork Obligor, and constitutes, and each other Credit Document to which any WeWork Obligor Party is to be a party, when executed and delivered by such WeWork Obligor Party, will constitute, a legal, valid and binding obligation of the WeWork Obligor or such other WeWork Obligor Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Applicable Agent in connection with the Credit Documents.
5.5No Legal Bar. The execution and delivery of each Credit Document by each WeWork Obligor Party party thereto and its performance of this Agreement and the Credit Documents, the issuance of Letters of Credit and the use of proceeds thereof: (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect Liens created under the Credit Documents, (b) will not violate (i) any applicable Law or regulation or (ii) in any material respect, the charter, by-laws or other organizational or constitutional documents of such WeWork Obligor Party or (iii) any order of any Governmental Authority binding on such WeWork Obligor Party, (c) will not violate or result in a default under Contractual Obligation, and (d) will not result in or require the creation or imposition of any material Lien on any asset of the WeWork Group Members, except Liens created under and Liens permitted by the Credit Documents, and except to the extent such violation or default referred to in clause (b)(i) or (c) above could not reasonably be expected to result in a WeWork Material Adverse Change.
5.6Litigation. Other than as set forth on Schedule 5.6, no Proceeding is pending or, to the knowledge of the WeWork Obligor, threatened by or against any WeWork Group Member or against any of their respective properties or revenues with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby.
5.7No Default. No WeWork Obligor Party is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a WeWork Material Adverse Change. No Default or Event of Default has occurred and is continuing.
5.8Ownership of Property; Liens. Each WeWork Group Member has title in fee simple to, or a valid leasehold interest in, all its real property material to its business, and good title to, or a valid leasehold interest in, all its other property material to its business except for minor irregularities or deficiencies in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purposes, and none of such title or interest is subject to any Lien except as permitted by Section 10.1.
5.9Intellectual Property. Each WeWork Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except where the same would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change. No claim has been asserted in writing or is pending by any Person against a WeWork Group Member challenging or questioning the use of any Intellectual Property by such WeWork Group Member or the validity or effectiveness of any Intellectual Property of such WeWork Group Member except, in each case, where such claim or claims would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change. The use of Intellectual Property by each WeWork Group Member has not infringed, and does not infringe, on the rights of any Person except for any such infringement that would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change.
5.10Taxes. Each WeWork Group Member has filed or caused to be filed all Federal, state and other material Tax returns that are required to be filed by such WeWork Group Member and has paid all Taxes due and payable by such WeWork Group Member to any Governmental Authority (other than (i) any such Taxes not overdue by more than thirty (30) days, (ii) any such Taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant WeWork Group Member or (iii) any such Taxes that the failure to pay would not reasonably be expected to result in a WeWork Material Adverse Change).
5.11Federal Regulations. No extensions of credit hereunder will be used by the WeWork Obligor, whether directly or indirectly, (a) for “buying” or “carrying” any “margin stock” (within the respective meanings of each of the quoted terms under Regulation U, as now and from time to time hereafter in effect) or (b) for any purpose that violates Regulations T, U, or X of the Board, as now and from time to time hereinafter in effect. If requested by any L/C Participant or the Applicable Agent, the WeWork Obligor will furnish to the Applicable Agent and each L/C Participant a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

5.12Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a WeWork Material Adverse Change: (a) there are no strikes or other labor disputes against any WeWork Group Member pending or, to the knowledge of the WeWork Obligor, threatened; (b) hours worked by and payment made to employees of each WeWork Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any WeWork Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant WeWork Group Member.
5.13ERISA. (a) Each WeWork Group Member and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and other federal and state laws and the regulations and published interpretations thereunder with respect to each Pension Plan and have performed all their obligations under each Pension Plan, except where the same would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change; (b) no ERISA Event or Foreign Plan Event has occurred or is expected to occur that, individually or in the aggregate would reasonably be expected to result in a WeWork Material Adverse Change, and neither the WeWork Obligor nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event except where the same would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change; (c) each Plan or Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS covering such plan’s most recently completed five-year remedial amendment cycle in accordance with Revenue Procedure 2007-44, I.R.B. 2007-28, indicating that such Plan or Pension Plan is so qualified and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a determination or opinion is currently pending before the Internal Revenue Service and, to the knowledge of the WeWork Obligor, nothing has occurred subsequent to the issuance of the most recent determination or opinion letter which cannot be corrected and would cause such Plan or Pension Plan to lose its qualified status, except where the failure to obtain such determination or opinion letter or the occurrence of a subsequent disqualifying event would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change; (d) no liability to the PBGC (other than required premium payments), the IRS, any Plan or Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any WeWork Group Member or any of their ERISA Affiliates, except where such liability would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change; (e) each of the WeWork Group Members’ ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (f) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any WeWork Group Member or any ERISA Affiliate or to which any WeWork Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, no WeWork Group Member nor any of their respective ERISA Affiliates has any potential liability for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), which, when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, would not, individually or in the aggregate, reasonably be expected to result in a WeWork Material Adverse Change; (h) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan that has resulted or could reasonably be expected to result in a WeWork Material Adverse Change; and (i) neither any WeWork Group Member nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.13 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement. Except as would not reasonably be expected to result in a WeWork Material Adverse Change, (i) the present value of all accumulated benefit obligations under each Pension Plan, did not, as of the close of its most recent plan year, exceed the fair market value of the assets of such Pension Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder), and (ii) the present value of all accumulated benefit obligations of all underfunded Pension Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).
5.14Investment Company Act. No WeWork Group Member is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
5.15Subsidiaries. As of the Effective Date, (a) Schedule 5.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Equity Interest owned by any WeWork Obligor Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors’ qualifying shares) of any nature relating to any Capital Stock of any Restricted Subsidiary, except as created by the Credit Documents.
5.16Use of Proceeds. The Letters of Credit shall be used to support the general corporate obligations of the WeWork Obligor and its Subsidiaries and Unrestricted WeWork Subsidiaries.
5.17Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a WeWork Material Adverse Change:
(a)Materials of Environmental Concern have not been released (and there is no threat of release) at any facilities or properties currently owned, or, to the knowledge of the WeWork Obligor, leased or operated, by any WeWork Group Member (the “Properties”) or, to the knowledge of the WeWork Obligor, any other location, in violation by a WeWork Group Member of, or that would reasonably be expected give rise to liability on the part of a WeWork Group Member under, any Environmental Law;
(b)no WeWork Group Member has received any written, or to the knowledge of the WeWork Obligor, verbal (and that would reasonably be expected to result in a written) notice of violation, alleged violation, non-compliance, liability or potential liability on the part of a WeWork Group Member under or pursuant to Environmental Laws with regard to any of the Properties or the business operated by any WeWork Group Member (the “Business”), nor does the WeWork Obligor have knowledge that any such notice is threatened and reasonably expected to result in a written notice of violation;
(c)Materials of Environmental Concern have not been transported or disposed of from the Properties in violation by a WeWork Group Member of, or, to the knowledge of the WeWork Obligor, that would reasonably be expected to give rise to liability on the part of a WeWork Group Member under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation by a WeWork Group Member of, or that would reasonably be expected to give rise to liability on the part of a WeWork Group Member under, any applicable Environmental Law;
(d)no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the WeWork Obligor, threatened, under any Environmental Law against any WeWork Group Member with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding, to which any WeWork Group Member is subject under any Environmental Law with respect to the Properties or the Business;
(e)the WeWork Group Members and, to the knowledge of the WeWork Obligor, the Properties and all operations at the Properties, are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws; and
(f)no WeWork Group Member has affirmatively assumed by contract any liability of any other Person under Environmental Laws.
5.18Accuracy of Information, etc. As of the Effective Date, (i) no written statement or information (other than any projected financial information and information of a general economic or industry nature) contained in this Agreement, any other Credit Document or any other document, certificate or statement furnished by or on behalf of any WeWork Group Member to the Applicable Agent, the Issuing Creditors or the L/C Participants, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, in each case as modified or supplemented by other information so furnished and when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (ii) the projected consolidated balance sheet of the WeWork Obligor and its Restricted WeWork Subsidiaries, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto (collectively, the “Projections”) that have been made available to the Applicable Agent, the Issuing Creditors or the L/C Participants by or on behalf of any WeWork Group Member have been prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time such financial projections are furnished to the Applicable Agent, the Issuing Creditors or the L/C Participants, it being understood and agreed by the Applicable Agent, the Issuing Creditors and the L/C Participants that the Projections are as to future events and are not a guarantee of financial performance, are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of any WeWork Group Member, that no assurance can be given that any particular Projections will be realized, that actual results may differ significantly from the projected results and that such differences may be material.
5.19Security Documents. Subject to (i) the terms of the last paragraph of Section 6.02, (ii) applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) the Perfection Requirements and (iv) the provisions of this Agreement and the other relevant Credit Documents, the WeWork Security Documents create legal, valid and enforceable Liens on all of the WeWork Collateral in favor of the Shared Collateral Agent, for the benefit of itself, the Issuing Creditors, each other Applicable Agent and the L/C Participants, and upon the satisfaction of the requirements of the applicable WeWork Security Documents, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant WeWork Security Documents) on the WeWork Collateral (to the extent such Liens are required to be perfected under the terms of the Credit Documents) securing the Obligations, in each case as and to the extent set forth therein.
5.20Solvency. The WeWork Group Members, on a consolidated basis, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.
5.21Senior Indebtedness. The Obligations of the WeWork Obligor hereunder are designated as “senior debt” under all subordinated indebtedness (if any) of the WeWork Group Members.
5.22Anti-Corruption Laws and Sanctions. The WeWork Obligor has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the WeWork Group Members and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the WeWork Group Members and their respective officers and directors, and to the knowledge of the WeWork Obligor, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) WeWork Group Members or any of their respective directors, officers or employees, or (b) to the knowledge of the WeWork Obligor, any agent of the any WeWork Group Member that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The WeWork Obligor will not, directly or knowingly indirectly, use the proceeds of any Letter of Credit issued hereunder in violation of Anti-Corruption Laws or applicable Sanctions.
5.23EEA Financial Institutions. No WeWork Obligor Party is an EEA Financial Institution.

SECTION 6.CONDITIONS PRECEDENT
6.1Conditions to Effective Date. The L/C Commitments of each L/C Participant and the Issuing Commitment of each Issuing Creditor shall become effective upon satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 13.1) on or prior to December 31, 2019:
(a)Credit Agreement. The Senior Tranche Administrative Agent shall have received this Agreement, executed and delivered by the SoftBank Obligor and the WeWork Obligor.
(b)Legal Opinion. The Senior Tranche Administrative Agent shall have received an executed legal opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the WeWork Obligor, (ii) Weil, Gotshal & Manges LLP, counsel to the SoftBank Obligor, (iii) Mori Hamada & Matsumoto, counsel to the SoftBank Obligor, and (iv) Sullivan & Cromwell LLP, counsel to the SoftBank Obligor, which shall cover such matters incident to the transactions contemplated by this Agreement as the Senior Tranche Administrative Agent may reasonably require.
(c)Signing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Senior Tranche Administrative Agent shall have received (i) a certificate of each Obligor, dated the Effective Date, with appropriate insertions and attachments, including the certificate of incorporation or formation of such Obligor, as applicable, certified by the relevant authority of the jurisdiction of organization of such Obligor, resolutions of the board of directors or other appropriate governing body of such Obligor and incumbency certificates, (ii) solely in respect of the SoftBank Obligor, (a) a certified copy of the seal certificate (inkan shoumei) issued within one month prior to the Effective Date, (b) a certified copy of the certificate of the corporate register (certificate of all registry records including historical records or certificate of registry records describing all present items), and (c) a certified copy of Articles of Incorporation which is effective as of the Effective Date and (iii) solely in respect of the WeWork Obligor, a long form good standing certificate (or equivalent) for the WeWork Obligor from its jurisdiction of organization.
(d)Representations and Warranties. Each of the representations and warranties made by any Obligor Party in the Credit Documents or any notice or certificate delivered in connection therewith shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date.
(e)KYC Information. Each of the Issuing Creditors and L/C Participants shall have received, at least three Business Days in advance of the Effective Date, all documentation and other information required by any Governmental Authority under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, as required by the Patriot Act, with respect to the SoftBank Obligor and the WeWork Obligor as of the Effective Date that has been reasonably requested in writing by such Issuing Creditor or L/C Participant, as applicable, by no later than December 16, 2019.
(f)Expenses. The Issuing Creditors, the L/C Participants and the Senior Tranche Administrative Agent shall have received payment of all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), at least one Business Day before the Effective Date.
6.2Conditions to Closing Date. The agreement of each Issuing Creditor and each L/C Participant to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent on or before the Outside Date:

(a)WeWork Security Agreement. The Senior Tranche Administrative Agent shall have received the WeWork Security Agreement, executed and delivered by the WeWork Obligor and the WeWork Obligor Parties party thereto.
(b)WeWork Subsidiary Guaranty. The Senior Tranche Administrative Agent shall have received the WeWork Subsidiary Guaranty, executed and delivered by the WeWork Obligor and the WeWork Guarantors party thereto.
(c)Fees. The Issuing Creditors, the L/C Participants and the Senior Tranche Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), at least one Business Day before the Closing Date. All such amounts will be reflected in the funding instructions given by the Obligors to the Senior Tranche Administrative Agent on or before the Closing Date.
(d)Legal Opinion. The Senior Tranche Administrative Agent shall have received a customary executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the WeWork Obligor, which shall cover such matters incident to the transactions contemplated by this Agreement as the Senior Tranche Administrative Agent may reasonably require.
(e)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates, Solvency Certificates. The Senior Tranche Administrative Agent shall have received (i) a certificate of each WeWork Guarantor, dated the Closing Date, with appropriate insertions and attachments, including the certificate of incorporation or formation of each WeWork Guarantor certified by the relevant authority of the jurisdiction of organization of such WeWork Guarantor, corporate resolutions and incumbency certificates, (ii) a long form good standing certificate for each WeWork Guarantor from its jurisdiction of organization, (iii) a solvency certificate of the WeWork Obligor, dated as of the Closing Date, substantially in the form of Exhibit D-2 from a senior financial officer of the WeWork Obligor and (iv) a solvency certificate of the SoftBank Obligor, dated as of the Closing Date, substantially in the form of Exhibit D-1 from a senior financial officer of the SoftBank Obligor.
(f)Officer’s Certificates. The Senior Tranche Administrative Agent shall have received (i) a certificate of a Responsible Officer of the WeWork Obligor certifying compliance with Section 6.3(a) and (ii) a certificate of a Responsible Officer of the SoftBank Obligor certifying compliance with Sections 6.3(a).
(g)KYC Information. Each of the Issuing Creditors and each of the L/C Participants shall have received, at least three Business Days in advance of the Closing Date, all documentation and other information required by any Governmental Authority under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, as required by the Patriot Act, with respect to the WeWork Guarantors as of the Closing Date that has been reasonably requested in writing by such Issuing Creditor or L/C Participant at least 10 days prior to the Closing Date.
(h)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the WeWork Security Documents or under law or reasonably requested by the Senior Tranche Administrative Agent to be filed, registered or recorded in order to create in favor of the Senior Tranche Administrative Agent, for the benefit of itself, the Issuing Creditors and the L/C Participants, a perfected Lien on the WeWork Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 10.1), shall be in proper form for filing, registration or recordation.
(i)Existing Indebtedness Refinancing. The Existing Indebtedness Refinancing shall have been consummated prior to, or shall be consummated substantially concurrently with, the closing of the Facility and, to the extent applicable, all security interests, commitments and guarantees relating thereto shall have been or shall be substantially concurrently terminated and released.
(j)Pledged Stock; Stock Powers; Pledged Notes. The Senior Tranche Administrative Agent shall have received the certificates representing the shares of Equity Interest (if any) pledged pursuant to the WeWork Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
(k)No WeWork Material Adverse Change. Since December 16, 2019, no WeWork Material Adverse Change shall have occurred.
(l)Effective Date. The Effective Date shall have occurred on or prior to the Outside Date.
Notwithstanding anything to the contrary, that to the extent any WeWork Collateral (other than (i) any WeWork Collateral to the extent that a Lien on such WeWork Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code and (ii) domestic intellectual property that may be perfected through the filing of a “short-form” intellectual property agreement with the U.S. Patent and Trademark Office and/or U.S. Copyright Office) is not or cannot be provided on the Closing Date, after the Obligor Parties’ use of commercially reasonable efforts to do so or without undue burden or expense, the delivery or provision of such WeWork Collateral shall not constitute a condition precedent to availability on the Closing Date, but will instead be required to be delivered, provided and/or perfected pursuant to arrangements to be mutually agreed by the Senior Tranche Administrative Agent and the Obligors, in each case, within sixty (60) days (or such longer period as the Senior Tranche Administrative Agent may reasonably agree) after the Closing Date.
6.3Conditions to Each Extension of Credit. The agreement of each Issuing Creditor and each L/C Participant to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
(a)Representations and Warranties. Each of the representations and warranties made by any Obligor Party ~~in~~or any SVF Party in the LPA Amendment Agreement, the Credit Documents or any notice or certificate delivered in connection therewith (other than the representations and warranties contained in Sections 4.1 and 5.2, which shall be true and correct in all respects as of the Closing Date (or, in the case of Section 4.13, on the Fifth Amendment Effective Date)) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date.
(b)No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)Application. The applicable Issuing Creditor shall have received an Application duly completed by the applicable Obligor.
Each issuance of a Letter of Credit on behalf of the Obligors hereunder shall constitute a representation and warranty by the Obligors as of the date of such extension of credit that the conditions contained in this Section 6.3 have been satisfied.
6.4Determinations under Sections 6.1 and 6.2. For the purpose of determining compliance with the conditions specified in Sections 6.1 and 6.2, each Issuing Creditor and L/C Participant that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required thereunder unless the Senior Tranche shall have received written notice from such Issuing Creditor or L/C Participant prior to the proposed Effective Date or Closing Date, as applicable, specifying its objection thereto.

SECTION 7.~~SOFTBANK~~SB OBLIGOR AFFIRMATIVE COVENANTS
Until the Applicable Date of Full Satisfaction, (i) the SoftBank Obligor hereby agrees for the benefit of the Junior Tranche Administrative Agent, the Junior Tranche Issuing Creditors, the Junior Tranche L/C Participants, solely as set forth in Sections 7.1 through 7.5, and (ii) the SVF Parties hereby agree for the benefit of the Senior Tranche Administrative Agent, the Senior Tranche Issuing Creditors and the Senior Tranche L/C Participants, solely as set forth in Sections 7.6 through 7.12, in each case of clauses (i) and (ii), that it shall:
7.1SoftBank Obligor Financial Statements. Furnish to the ~~Applicable~~Junior Tranche Administrative Agent for distribution to each Junior Tranche Issuing Creditor and Junior Tranche L/C Participant:
(a)as soon as available, but in any event by the date that is within 90 days after the end of each fiscal year of the SoftBank Obligor, a copy of the unaudited non-consolidated balance sheet (and, if existing, the audited non-consolidated balance sheet) of the SoftBank Obligor as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; and
(b)as soon as available, but in any event not later than 90 days after the end of each of the second quarterly period of each fiscal year of the SoftBank Obligor, the unaudited non-consolidated balance sheet (and, if existing, the audited non-consolidated balance sheet) of the SoftBank Obligor as at the end of such quarter and the related unaudited non-consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year.
(c)All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail, in each case in accordance with and to the extent required by generally accepted accounting principles in Japan applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.
Notwithstanding the foregoing, the obligations referred to in Sections 7.1(a) and 7.1(b) may be satisfied with respect to financial information of the SoftBank Obligor by (i) filing the SoftBank Obligor’s financial information with the Financial Services Agency or other applicable regulator (and the public filing of such financial information shall constitute delivery under this Section 7.1) or (ii) posting the SoftBank Obligor’s financial information on the SoftBank Obligor’s public-facing website (and the public posting of such financial information shall constitute delivery under this Section 7.1).
7.2[Reserved].
7.3SoftBank Obligor Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or material to the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.3 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor; (b) comply with all Requirements of Law (but not including Anti-Corruption Laws or applicable Sanctions, which are addressed below in clause (c)) except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor; (c) comply (i) with Anti-Corruption Laws in all material respects and (ii) with applicable Sanctions; and (d) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the SoftBank Obligor and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
7.4SoftBank Obligor Notices. Promptly give notice to the ~~Applicable~~Junior Tranche Administrative Agent on behalf of each Junior Tranche L/C Participant and each Junior Tranche Issuing Creditor upon a Responsible Officer acquiring knowledge of:

(a)the occurrence of any Default or Event of Default;
(b)any (i) default or event of default under any Contractual Obligation of the SoftBank Obligor or (ii) litigation, investigation or proceeding that may exist at any time between the SoftBank Obligor and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor;
(c)any litigation or proceeding affecting the SoftBank Obligor (i) in which the amount of potential liability involved on the part of the SoftBank Obligor would reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor, (ii) in which injunctive or similar relief is sought against the SoftBank Obligor which would reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor or (iii) which relates to any Credit Document; and
(d)any development or event that has had or would reasonably be expected to have ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor.
(e)Each notice pursuant to this Section 7.4 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the SoftBank Obligor proposes to take with respect thereto.
7.5SoftBank Obligor Accuracy of Information. Undertake that any written statement or information (other than any projected financial information and information of a general economic or industry nature) contained in this Agreement, any other Credit Document to which the SoftBank Obligor is a party or any other document, certificate or statement furnished by or on behalf of the SoftBank Obligor to the ~~Applicable~~Junior Tranche Administrative Agent, the Junior Tranche Issuing Creditor or the Junior Tranche L/C Participants, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents to which the SoftBank Obligor is a party, in each case as modified or supplemented by other information so furnished and when taken as a whole) shall not contain as of the date such statement, information, document or certificate is so furnished, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.
7.6SVF Financial Statements; Access to Partnership Register. Furnish to the Senior Tranche Administrative Agent for distribution to each Senior Tranche Issuing Creditor and Senior Tranche L/C Participant:
(a)as soon as available, but in any event by the date that is within 120 days after the end of each fiscal year of the Partnership, a copy of the unaudited non-consolidated balance sheet (and, if existing, the audited non-consolidated balance sheet) of the Partnership as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year;
(b)as soon as available, but in any event not later than 90 days after the end of each quarterly period of each fiscal year of the Partnership, the unaudited non-consolidated balance sheet of the Partnership as at the end of such quarter and the related unaudited non-consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;
(c)concurrently with the delivery of financial statements under Section 7.6(a) and (b) above for such fiscal quarter, an SVF Compliance Certificate setting forth (i) the remaining amount of the Uncalled Capital Commitment, (ii) the remaining amount of the Unfunded Capital Commitments and (iii) the amount of any Pending Capital Calls; and
(d)promptly upon request of the Senior Tranche Administrative Agent, the partnership register of the Partnership to the extent required to establish or verify the capital position of the SVF Obligor and the status of the Security Capital Call, the Security Capital Call Notice, the Security Capital Commitments, the Uncalled Capital Commitments and the Unfunded Capital Commitments.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail, in each case in accordance with IFRS applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods; provided, that no SVF Party shall be obligated to furnish any information pursuant to Sections 7.6(a) or (b) that is not (i) publicly filed by SBG with the Financial Services Agency or other applicable regulator or (ii) posted on SBG’s public-facing website.
7.7SVF Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or material to the normal conduct of its business, except, (x) in each case, as otherwise permitted by Section 7.7 and (y) in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor; (b) comply with all Requirements of Law (but not including Anti-Corruption Laws or applicable Sanctions, which are addressed below in clause (c)) except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor; (c) comply (i) with Anti-Corruption Laws in all material respects and (ii) with applicable Sanctions; (d) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by each SVF Party and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions and (e) maintain separate books and records in accordance with the requirements of the LP Agreement.
7.8SVF Notices.
(a)Promptly give notice to the Senior Tranche Administrative Agent on behalf of each Senior Tranche L/C Participant and each Senior Tranche Issuing Creditor upon a Responsible Officer acquiring knowledge of:
(i)the occurrence of any Default or Event of Default;
(ii)(a) any (x) default or event of default under any Contractual Obligation of the SVF Obligor or (y) litigation, investigation or proceeding that may exist at any time between the SVF Party and any Governmental Authority, that in either case of clauses (x) and (y), if not cured or if adversely determined, as the case may be, could reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor and (b) any default or event of default under any Contractual Obligation of the Manager or the Jersey General Partner that is materially adverse to the SVF Collateral;
(iii)any litigation or proceeding affecting the SVF Party (x) in which the amount of potential liability involved on the part of the SVF Party would reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor, (y) in which injunctive or similar relief is sought against the SVF Party which would reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor or (z) which relates to the LP Agreement or any Credit Document;
(iv)any development or event that has had or would reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor;
(v)if SBG becomes a Defaulting Investor;
(vi)any material amendment, modification, termination or waiver of any provision of the LP Agreement, Investment Management Agreement, the memorandum or articles of association of the Jersey General Partner or the Subscription Agreement or the entry into any material side letter in respect thereof; and

(vii)if SBG has requested to transfer its interest in the Partnership to any Person.
Each notice pursuant to this Section 7.8(a) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the applicable SVF Parties propose to take with respect thereto; it being understood and agreed that each notice pursuant to Section 7.8(a)(vi) above shall not include copies of any such material amendment, modification, termination, waiver or side letter, but may include a summary of the material terms thereof.
(b)Each SVF Party agrees to furnish to the Senior Tranche Administrative Agent (and in any event within sixty (60) days of such change or such longer period as the Senior Tranche Administrative Agent may agree) written notice of any change in: (i) such SVF Party’s legal name, (ii) the location of such SVF Party’s chief executive office or registered office (as applicable), (iii) such SVF Party’s organizational legal entity designation or (ii) such SVF Party’s jurisdiction of incorporation, establishment or formation.
7.9SVF Unfunded Capital Commitments. Ensure, at all times, that the amount of SBG’s Unfunded Capital Commitments (net of the amount of any Pending Capital Calls other than the Security Capital Call) shall be not less than the Required Amount.
7.10SVF Capital Contributions. Cause the Capital Contributions made pursuant to the Security Capital Call to be made in Dollars by wire-transfer of immediately available funds directly to the Pledged CCP Account as and when required to be so funded pursuant to the LP Agreement.
7.11SVF Payment of Taxes. Solely with respect to the SVF Obligor, pay, discharge or otherwise satisfy at or before maturity or before they become more than thirty (30) days delinquent, as the case may be, all its material taxes, assessments and governmental charges or levies, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and reserves in conformity with IFRS with respect thereto have been provided on the books of the Partnership or (ii) the failure to pay such taxes, assessments and governmental charges or levies, either individually or in the aggregate, will not reasonably be expected to have an SB Material Adverse Change with respect to the SVF Obligor.
7.12SVF Compliance with Fund Documents. Comply in all material respects with the applicable Fund Documents. Each SVF Party will use the proceeds of any Capital Contributions only for such purposes as are permitted by the Fund Documents.
SECTION 8.WEWORK OBLIGOR AFFIRMATIVE COVENANTS
Until the Date of Full Satisfaction, the WeWork Obligor hereby agrees, for the benefit of each Applicable Agent, the Issuing Creditors and the L/C Participants, that it shall and shall cause each other WeWork Group Member to:
8.1Financial Statements. Furnish to the Applicable Agent for distribution to each Issuing Creditor and L/C Participant:
(a)within 100 days after the end of each fiscal year of the WeWork Obligor (the “Annual Reporting Date”), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by an audit opinion from a nationally recognized accounting firm (that is not subject to qualification as to the scope of such audit, but that may contain a “going concern” statement that is solely due to the impending maturity of the Facility scheduled to occur within one year) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the WeWork Obligor and its Subsidiaries on a consolidated basis in accordance with GAAP; and
(b)within 45 days after the end of each fiscal quarter of the WeWork Obligor not corresponding with the fiscal year end, its unaudited consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the WeWork Obligor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail, in each case in accordance with and to the extent required by GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.
Notwithstanding anything to the contrary herein, the WeWork Obligor will be permitted to satisfy its obligations with respect to financial information relating to the WeWork Obligor described in clauses (a) and (b) above by furnishing financial information relating to a Parent Company; provided that (i) the same is accompanied by information provided by a Responsible Officer of the WeWork Obligor that explains in reasonable detail the differences between the information relating such Parent Company and its consolidated Subsidiaries (and including any Unrestricted WeWork Subsidiaries of the WeWork Obligor), on the one hand, and the information relating to the WeWork Obligor and its consolidated Subsidiaries (and including any Unrestricted WeWork Subsidiaries of the WeWork Obligor), on a standalone basis, on the other hand, with respect to the consolidated balance sheet and consolidated statements of income and of cash flows. In addition, notwithstanding anything to the contrary herein, information required to be delivered pursuant to clauses (a) and (b) above or the paragraph immediately above shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be publicly available on the website of the U.S. Securities and Exchange Commission at http://www.sec.gov. Information required to be delivered pursuant to such provisions may also be delivered by electronic communications pursuant to procedures approved by the Applicable Agent.
8.2Certificates; Creditor Party Calls; Other Information. Furnish to the Applicable Agent for distribution to each Issuing Creditor and L/C Participant:
(a)concurrently with the delivery of financial statements under Section 8.1(a) and (b) above for such fiscal quarter, a WeWork Compliance Certificate (i) certifying as to whether a Default, which has not previously been disclosed or which has not been cured, has occurred and, if such a Default is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) to the extent not previously disclosed to the Applicable Agent, (1) a description of any change in the jurisdiction of organization of any WeWork Obligor Party, (2) a list of any registered patents, trademarks and copyrights acquired by any WeWork Obligor Party, and (3) a description of any Person that has become a WeWork Group Member, in each case since the date of the most recent WeWork Compliance Certificate delivered pursuant to this Section 8.2(a) (or, in the case of the first such report so delivered, since the Closing Date);
(b)[reserved];
(c)promptly following receipt thereof, copies of (i) any documents described in Sections 101(k) or 101(l) of ERISA that any WeWork Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA that any WeWork Group Member or any ERISA Affiliate may request with respect to any Pension Plan; provided, that if the relevant WeWork Group Members or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Applicable Agent, such WeWork Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the WeWork Obligor shall provide copies of such documents and notices to the Applicable Agent promptly after receipt thereof;
(d)promptly, such material non-privileged information regarding the operations, business affairs and financial condition of any WeWork Group Member, or compliance with the terms of any Credit Document, as the Applicable Agent, any Issuing Creditor or any L/C Participant may reasonably request from time to time; provided that such financial information is otherwise prepared by such WeWork Group Member in the ordinary course of business and is of a type customarily provided to lenders in similar syndicated credit facilities; and
(e)no later than fifteen Business Days after delivery of financial statements which have been delivered pursuant to Section 8.1 (or otherwise as agreed to by the Applicable Agent), upon the request of the Applicable Agent, participate in a teleconference with the Applicable Agent and Creditor Parties to discuss the WeWork Obligor’s or a Parent Company’s quarterly results of operations and allow the Applicable Agent and Creditor Parties to ask questions; provided that the requirement under this clause (e) shall be deemed to be satisfied if the WeWork Obligor or a Parent Company hosts a teleconference call or earnings report call to discuss the WeWork Obligor’s or a Parent Company’s quarterly results of operations and such call is made accessible to the Applicable Agent and the Creditor Parties by written notice to the Applicable Agent and allows the Applicable Agent and Creditor Parties to ask questions, it being understood that the issuance of a press release to the appropriate U.S. wire services or otherwise, which press release shall contain the time and the date of such conference call and include information on how to access such quarterly conference call, shall constitute written notice. If no such teleconference is arranged by the Applicable Agent, the WeWork Obligor shall not be deemed to be in default of this Section 8.2(e).
8.3Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become more than thirty (30) days delinquent, as the case may be, all its material taxes, assessments and governmental charges or levies, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant WeWork Group Member, or (ii) the failure to pay such taxes, assessments and governmental charges or levies, either individually or in the aggregate, will not reasonably be expected to have a WeWork Material Adverse Change.
8.4Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence, except, solely in the case this clause (i) in respect of any Immaterial WeWork Subsidiary, to the extent that failure to do so would not reasonably be expected to have a WeWork Material Adverse Change and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or material to the normal conduct of its business, except, in the case of this clause (ii), to the extent that failure to do so would not reasonably be expected to have a WeWork Material Adverse Change; (b) comply with all Requirements of Law (but not including Anti-Corruption Laws or applicable Sanctions, which are addressed below in (c)) except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a WeWork Material Adverse Change; and (c) comply (i) with Anti-Corruption Laws in all material respects and (ii) with applicable Sanctions; and (d) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the WeWork Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
8.5Maintenance of Property; Insurance. (A) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (B) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
8.6Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP in all material respects and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Shared Collateral Agent, upon reasonable notice, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, not to exceed one visit in any fiscal year during normal business hours, and to discuss the business, operations, properties and financial and other condition of the WeWork Group Members with officers of the WeWork Group Members and with their independent certified public accountants; provided that such rights under this Section 8.6 shall be conducted in a manner so as not to materially disrupt the normal operations of the WeWork Group Members. The WeWork Group Members shall have no obligation to disclose materials that are protected by attorney-client privilege or similar privilege or constitute attorney work product, or would violate applicable law or confidentiality obligations; provided that the WeWork Obligor shall (i) use commercially reasonable efforts to communicate such materials in a manner that would not waive such privilege or violate such applicable law or confidentiality obligations and (ii) notify the Shared Collateral Agent to the extent that any such materials are not being disclosed on such grounds.
8.7Notices. Promptly give notice to the Applicable Agent on behalf of each Creditor Party upon a Responsible Officer acquiring knowledge of:
(a)the occurrence of any Default or Event of Default;
(b)any (i) default or event of default under any Contractual Obligation of any WeWork Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any WeWork Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a WeWork Material Adverse Change;
(c)any litigation or proceeding affecting any WeWork Group Member (i) in which the amount of potential liability involved on the part of any WeWork Group Member would reasonably be expected to have a WeWork Material Adverse Change, (ii) in which injunctive or similar relief is sought against any WeWork Group Member which would reasonably be expected to have a WeWork Material Adverse Change or (iii) which relates to any Credit Document;
(d)as soon as possible upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event which would reasonably be expected to have a WeWork Material Adverse Change, a written notice specifying the nature thereof, what action the WeWork Obligor, any of the WeWork Group Members or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and
(e)any development or event that has had or would reasonably be expected to have a WeWork Material Adverse Change.
Each notice pursuant to this Section 8.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant WeWork Group Member proposes to take with respect thereto.
8.8Environmental Laws.
(a)Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws (“Environmental Permits”); provided that, in any case, any noncompliance with any Environmental Law or Environmental Permit, and any other noncompliance with Environmental Law, shall not be deemed a breach of this covenant where any such noncompliance, individually or in the aggregate, could not reasonably be expected to give rise to a WeWork Material Adverse Change. For purposes of this Section 8.8(a), noncompliance by the WeWork Obligor with any applicable Environmental Law or Environmental Permit shall further be deemed not to constitute a breach of this covenant provided that, upon learning of any such noncompliance, the WeWork Obligor shall promptly undertake all reasonable efforts to achieve material compliance with applicable Environmental Law.
(b)Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities pursuant to applicable Environmental Laws, other than such orders and directives as to which an appeal or other challenge or request for relief has been timely and properly taken in good faith, and where any such action could not reasonably be expected to give rise to a WeWork Material Adverse Change.
8.9Additional Collateral, etc.
(a)With respect to any property acquired after the Closing Date by any WeWork Obligor Party (other than (x) any property described in paragraph (b) or (c), (y) any property subject to a Lien expressly permitted by Section 10.1 and (z) Excluded Property) as to which the Shared Collateral Agent, for the benefit of the Creditor Parties, does not have a perfected Lien, promptly (and in any event, within 45 days or such longer period as may be agreed by the Controlling Administrative Agent) following such acquisition (i) execute and deliver to the Shared Collateral Agent such amendments to the WeWork Security Agreement or such other documents as the Controlling Administrative Agent deems reasonably necessary or advisable to grant to the Shared Collateral Agent, for the benefit of the Creditor Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Shared Collateral Agent, for the benefit of the Creditor Parties, a perfected first priority security interest in such property (subject to Liens permitted by Section 10.1), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the WeWork Security Agreement or by law or as may be reasonably requested by the Controlling Administrative Agent.
(b)With respect to (x) any new domestic Wholly Owned Subsidiary (other than an Excluded Subsidiary) created or acquired during any fiscal quarter after the Closing Date by any WeWork Obligor Party (which, for the purposes of this paragraph (b), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), (y) any Subsidiary of the WeWork Obligor that becomes a guarantor under the Existing Senior Notes and (z) any other Subsidiary that may from time to time be designated by the WeWork Obligor (in the WeWork Obligor’s sole discretion) to be a WeWork Guarantor, promptly (and in any event, no later than 30 days or such longer period as may be agreed by the Controlling Administrative Agent) after the required date of the delivery of any financial statements with respect to such fiscal quarter which such Subsidiary was created, acquired or became a guarantor under the Existing Senior Notes, pursuant to Section 8.1(a), (i) execute and deliver to the Shared Collateral Agent such amendments to the WeWork Security Agreement and the WeWork Subsidiary Guaranty as the Controlling Administrative Agent reasonably deems necessary or advisable to grant to the Shared Collateral Agent, for the benefit of the Creditor Parties and obtain a perfected first priority security interest (subject only to Liens permitted under Section 10.1) in the Equity Interest of such new Subsidiary that is owned by any WeWork Group Member, (ii) deliver to the Shared Collateral Agent any certificates representing such Equity Interest, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant WeWork Group Member, (iii) cause such new Subsidiary (A) to become a party to the WeWork Security Agreement and the WeWork Subsidiary Guaranty, (B) to take such actions necessary or advisable to grant to the Shared Collateral Agent for the benefit of the Creditor Parties and obtain a perfected first priority security interest (subject only to Liens permitted under Section 10.1) in the WeWork Collateral described in the WeWork Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the WeWork Security Agreement or by law or as may be reasonably requested by the Controlling Administrative Agent and (C) to deliver to the Shared Collateral Agent a certificate of such Subsidiary, substantially in the form of the certificate to be delivered pursuant to Section 6.2(f), with appropriate insertions and attachments, in each case, which the Shared Collateral Agent shall promptly confirm that such certificates, documents and other actions are in form and substance reasonably satisfactory to the Controlling Administrative Agent, and (iv) if such Subsidiary is a Material WeWork Subsidiary (and then only if requested by the Controlling Administrative Agent), deliver to the Shared Collateral Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Controlling Administrative Agent.
8.10Designation of Subsidiaries.
(a)The WeWork Obligor may at any time designate any Restricted WeWork Subsidiary of the WeWork Obligor (other than the WeWork Obligor) as an Unrestricted WeWork Subsidiary or any Unrestricted WeWork Subsidiary as a Restricted WeWork Subsidiary; provided that:

(i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing; (ii) such Subsidiary is not then-currently or reasonably anticipated to be part of the Desk Business in the United States and (iii) such Subsidiary also shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the Existing Senior Notes and any Permitted Senior Secured Debt in respect of any of the foregoing, in each case, to the extent such concept exists therein. Notwithstanding clause (ii) of the foregoing sentence, the WeWork Obligor may designate a Restricted WeWork Subsidiary which is then-currently or reasonably anticipated to be part of the Desk Business in the United States as an  Unrestricted WeWork Subsidiary if such designation is necessary (as determined by the WeWork Obligor in good faith) to effectuate a securitization financing contemplated by the proviso in Section 13.14(a); provided that such Unrestricted WeWork Subsidiary shall still be subject to the negative covenant contained in Section 10.1.
(b)The WeWork Obligor may designate any Unrestricted WeWork Subsidiary as a Restricted WeWork Subsidiary at any time by prior written notice to each Administrative Agent if after giving effect to such designation, no Default or Event of Default shall exist or would otherwise result therefrom and the WeWork Obligor complies with the obligations under Section 8.9(a), as applicable. At the time of such designation, the WeWork Obligor shall deliver to each Administrative Agent a certificate duly executed by a Responsible Officer certifying that such designation complies with the foregoing provisions, as applicable.
8.11Certain Post-Closing Obligations. As promptly as practicable, and in any event within the applicable time period set forth on Schedule 8.11 (or such later date as the Administrative Agent may agree to in its sole discretion), the WeWork Obligor shall deliver or cause to be delivered each item listed on Schedule 8.11; provided that Schedule 8.11 may be updated on the Closing Date as reasonably agreed by the Obligors and the Applicable Agent. All representations and warranties contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above and in Schedule 8.11, rather than as elsewhere provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct (subject to any materiality qualifier contained therein) at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 8.11 (and Schedule 8.11) and (y) all representations and warranties relating to the assets set forth on Schedule 8.11 pursuant to the WeWork Security Documents shall be required to be true (subject to any materiality qualifier contained therein) immediately after the actions required to be taken under this Section 8.11 (and Schedule 8.11) have been taken (or were required to be taken), except to the extent any such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct (subject to any materiality qualifier contained therein) as of such earlier date.
8.12Use of Factoring Disposition Proceeds. Any Factoring Disposition Proceeds shall only be applied towards (i) reinvestment in the business of any WeWork Group Members, (ii) refinancing or repaying Indebtedness owed by any WeWork Group Members or (iii) payment of the Obligations (it being understood and agreed that Factoring Disposition Proceeds may not be dividended or distributed to any Person other than a WeWork Group Member).
8.13Cash Management. The WeWork Obligor and its Subsidiaries shall cause to be deposited in or credited to (a) a Deposit Account or a Securities Account with the Shared Collateral Agent or its affiliate at least $500,000,000 in cash and Cash Equivalents of the WeWork Obligor and its Subsidiaries by no later than April 14, 2020, provided that such account becomes an Approved Account by no later than April 30, 2020 (or such later time as may be agreed at the sole discretion of the Senior Tranche Administrative Agent) and (b) a Deposit Account or a Securities Account with the Shared Collateral Agent or its affiliate or an Excluded Account an aggregate principal amount of cash and Cash Equivalents equal to all cash and Cash Equivalents of the WeWork Obligor and its Subsidiaries by no later than April 30, 2020 provided that all such accounts (other than Excluded Accounts) maintained in the United States become Approved Accounts by no later than April 30, 2020 (or such later time as may be agreed at the sole discretion of the Senior Tranche Administrative Agent), in each case, subject to the following exceptions: (i) up to $250,000,000 of cash and Cash Equivalents may be on deposit or credited to overnight or short-term time deposit accounts that are Approved Accounts maintained in the United States with L/C Participants and Issuing Creditors, or their respective affiliates or branches, (ii) up to $250,000,000 of cash and Cash Equivalents may be on deposit credited to Deposit Accounts or Securities Accounts intended as operating cash accounts maintained within the United States so long as (A) any such Deposit Accounts or Securities Accounts become Approved Accounts (other than any Excluded Accounts) by no later than June 30, 2020 (or such later time as may be agreed at the sole discretion of the Senior Tranche Administrative Agent) and (B) amounts permitted under this clause (ii), when taken together with amounts permitted under clause (iii) below, does not exceed $350,000,000 in the aggregate (the “Working Capital Cap”), (iii) up to $250,000,000 of cash and Cash Equivalents may be on deposit credited to Deposit Accounts or Securities Accounts intended as operating cash accounts maintained outside the United States, so long as amounts permitted under this clause (iii), when taken together with amounts permitted under clause (ii) above, does not exceed the Working Capital Cap and (iv) up to $150,000,000 of cash and Cash Equivalents may be on deposit, credited to any Deposit Accounts or Securities Accounts intended for excess cash maintained outside the United States. Notwithstanding the foregoing, the WeWork Obligor hereby acknowledges and agrees that neither it nor any of its Subsidiaries shall undertake any transaction or series of transactions the primary purpose of which are to evade the cash management requirements set out in this Section 8.13 and Section 10.4. Notwithstanding anything to the contrary contained in any Credit Document, there shall be no requirement to obtain an Account Control Agreement on any Excluded Account.
8.14Maintenance of Ratings . The WeWork Obligor will use commercially reasonable efforts to obtain and continuously maintain a corporate credit rating (but not maintain any specific rating) for the Junior L/C Tranche, from a ratings agency reasonably acceptable to the Junior Tranche Required L/C Participants.
SECTION 9.~~SOFTBANK~~SB OBLIGOR NEGATIVE COVENANTS
Until the Applicable Date of Full Satisfaction, (i) the SoftBank Obligor hereby agrees, for the benefit of the Junior Tranche Administrative Agent, the Junior Tranche Issuing Creditors, the Junior Tranche L/C Participants, solely as set forth in Sections 9.1 through 9.8, and (ii) the SVF Parties hereby agree, for the benefit of the Senior Tranche Administrative Agent, the Senior Tranche Issuing Creditors and the Senior Tranche L/C Participants, solely as set forth in Sections 9.9 through 9.21, as applicable, in each case of clauses (i) and (ii), that it shall not:
9.1SoftBank Obligor Financial Condition Covenants.
(a)SoftBank Obligor Net Assets. For the fiscal year of the SoftBank Obligor ended March 31, 2020, and as of the last day of each fiscal year of the SoftBank Obligor ended March 31 thereafter, permit the amount of the net assets shown in the non-consolidated balance sheet of the SoftBank Obligor to be below 75% compared to the same period during the previous fiscal year; provided, however, that when such amount of net assets is below 75% compared to the same period during the previous fiscal year and within three months from the end of such fiscal year, (a) a wholly-owned subsidiary of the SoftBank Obligor pays a dividend to the SoftBank Obligor by using the surplus existed in such wholly-owned subsidiary as of the end of such fiscal year, (b) such amount of net assets (the "Assumptive Amount of Net Assets") is equal to or above 75% of the net assets for the same period during the previous year if calculated on the assumption that such dividend is paid by the end of such fiscal year, and (c) the SoftBank Obligor reports (a) and (b) above to the Agents with sufficient and objective supporting documents, it shall not constitute the violation of this Section 9.01(a). If the proviso to this Section 9.01(a) applies, the Assumptive Amount of Net Assets shall be deemed as the net assets for the same period during the previous year when this Section 9.01(a) applies in the following fiscal year.
(b)SoftBank Obligor Net Worth. For the fiscal year of the SoftBank Obligor ended March 31, 2020, and as of the last day of each fiscal year of the SoftBank Obligor ended March 31 thereafter, permit the net worth set forth in the consolidated balance sheet of the SoftBank Obligor to be negative.
(c)SoftBank Obligor Minimum Liquidity. Permit the balance of the cash and deposits in the non-consolidated balance sheet of the SoftBank Obligor as of March 31, 2020 and as of the last day of each fiscal year of the SoftBank Obligor ended March 31 thereafter, to be less than the amount of funds necessary to repay its corporate bonds within the 12-month period from such date.
9.2SoftBank Obligor Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except that could not reasonably be expected to result in ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor.
9.3SoftBank Obligor Liens. Offer Security upon any of its property, whether now owned or hereafter acquired, except:
(a)in a transaction aimed at obtaining property right, etc., to secure the borrowed funds for such transaction or other monetary obligations (including when establishing security over already acquired assets as a result of fundraising for all or part of the amount equivalent to the acquisition cost of such assets through sale-and-buyback transactions, etc., to secure the loan or other monetary obligations owed by such financing transaction);
(b)to acquire any property right over which security interest has already been established;
(c)to Offer Security in a transaction in which funds are raised through asset securitization;
(d)to secure (i) any obligations for which collateral has already been provided as of the Effective Date or (ii) any obligations for which it is permitted to Offer Security pursuant to clauses (a) through (c) above, for the reason of security change to the extent not exceeding the value of the original security;
(e)to Offer Security for bonds that contain a collateral switch clause in accordance with the bond management agreement related to such bonds;
(f)to Offer Security over Equity Interests held by the SoftBank Obligor;
(g)to Offer Security in relation to the project financing transactions for which the SoftBank Obligor is the sponsor (including, but not limited to, Equity Interests held by the SoftBank Obligor as a sponsor for such projects or contractual status and claims in relation to such projects) for the benefit of the providers of financing for such transactions; and
(h)any other Lien of any kind securing any other Indebtedness upon any of its property or assets, now owned or hereafter acquired; provided the Obligations are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured.
9.4SoftBank Obligor Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interest, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of any third party (all of the foregoing, “Investments”), except that could not reasonably be expected to result in ~~a SoftBank~~an SB Material Adverse Change with respect to the SoftBank Obligor.
9.5SoftBank Obligor Lines of Business. Change its main business from those businesses in which the SoftBank Obligor is engaged on the Closing Date.
9.6SoftBank Obligor Use of Proceeds. Use the proceeds of any Letter of Credit requested by the SoftBank Obligor (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

9.7SoftBank Obligor No Subordination. Subordinate the Junior Tranche Obligations to any Indebtedness of the SoftBank Obligor that is unsecured (including secured loans that cannot be collected in full after converting the applicable collateral in respect of such secured loans into cash).
9.8SoftBank Obligor Negative Pledge. Permit any of its subsidiaries, directly or indirectly, to guarantee any Indebtedness of the SoftBank Obligor unless such subsidiary simultaneously executes and delivers a joinder to a guaranty agreement satisfactory to the ~~Shared Collateral~~Junior Tranche Administrative Agent providing for an equal and ratable guarantee under the ~~Facility~~Junior L/C Tranche, which guarantee will be senior to or pari passu with such subsidiary’s guarantee of such other Indebtedness.
9.9SVF Obligor Financial Condition Covenants.
(a)SVF Obligor Net Assets. Commencing with the Fifth Amendment Effective Date, permit the Net Asset Value to be less than $5,000,000,000 as of the last day of any fiscal quarter ending prior to the Senior Tranche Termination Date.
9.10SVF Obligor Liens. Create, incur, assume or suffer to exist any Lien on property that is directly held by the SVF Obligor, including the SVF Collateral, whether now owned or hereafter acquired, including, for the avoidance of doubt, the Uncalled Capital Commitments, except (a) Liens created under or purported to be granted by the Credit Documents and (b) Liens for taxes, assessments and governmental charges or levies, the payment of which is not, at such time, required by Section 7.12. No SVF Party shall create, incur, assume or suffer to exist any Lien on SVF Collateral other than, in each case, Liens created pursuant to any Credit Document.
9.11SVF Obligor Indebtedness. Create, incur, assume, guarantee, suffer to be outstanding or otherwise become or remain liable with respect to, any Indebtedness of the SVF Obligor other than the Senior Tranche Obligations.
9.12SVF Obligor Negative Pledge. Enter into any agreement, instrument, deed or lease (and shall not permit any of its subsidiaries, directly or indirectly, to enter into any agreement, instrument, deed or lease) that prohibits or limits the ability of any SVF Party to create, incur, assume or suffer to exist any Lien upon any of the Capital Commitments or other directly held assets of the SVF Obligor, whether now owned or hereafter acquired, including any Lien on the SVF Collateral, other than this Agreement and the SVF Security Documents; it being understood and agreed that this Section 9.12 shall not prohibit the creation, incurrence, assumption or suffering to exist of any Lien upon any assets of any affiliate of the Partnership.
9.13Capital Call Rights.
(a)(i) Suspend, waive, amend, modify, revoke, reduce, cancel, defer, excuse or terminate the Security Capital Commitments, the Security Capital Call Notice, the Security Capital Call or SBG’s Capital Call Obligations thereunder that results in the amount thereof being less than the Required Amount, and/or (ii) suspend, waive, amend, modify, revoke, reduce, cancel, defer, excuse or terminate SBG’s Capital Commitments, SBG’s Uncalled Capital Commitments or SBG’s Capital Call Obligations in a manner that results in SBG having Unfunded Capital Commitments (net of the amount of any Pending Capital Calls other than the Security Capital Call) of less than the Required Amount. Each SVF Party shall ensure that the amount of the Security Capital Commitments, the Security Capital Call Notice, the Security Capital Call and SBG’s Capital Call Obligations thereunder is at all times at least equal to the Required Amount.
(b)Agree to or permit any amendment, modification, termination or waiver of its organizational or governing documents that materially and adversely impacts the rights of any SVF Party to make or enforce the Security Capital Call or to pursue remedies with respect to the failure to fund such Security Capital Call.

(c)Agree to or permit any agreements that materially and adversely impact the Security Capital Call or the Security Capital Commitments or the rights of the Senior Tranche Administrative Agent and the Senior Tranche L/C Participants in respect thereof.
(d)Utilize the Security Capital Commitments for any purpose other than to fund Reimbursement Obligations with respect to the Senior Tranche Obligations, to fund Senior Cash Posting Amounts and to repay the Senior Tranche Obligations upon an Event of Default or the Senior Tranche Termination Date.
(e)Agree to or permit any agreement or contract with any Person which restricts, limits, penalizes or controls the ability of any SVF Party to make or enforce the Security Capital Call or the timing thereof, or to pursue remedies with respect to the failure to fund such Security Capital Call.
(f)Delegate (by power of attorney or otherwise) to any Person (other than the Senior Tranche Administrative Agent or the Manager) all or any of the rights, powers or obligations accorded by the LP Agreement or, in the case of the Manager, the Investment Management Agreement regarding calling capital or any ancillary or related rights (including any right to call for and request the payment of all or part of the Capital Commitments, to issue and make Capital Calls and to designate an Investor as in default (and thereafter the right to exercise any penalties and remedies against any such Investor)), in each case, as it relates to the Security Capital Call.
9.14Alternative Vehicles. (i) Transfer the Security Capital Commitments to any alternative investment vehicle or similar vehicle that may be formed in accordance with the terms of the LP Agreement (each, an “Alternative Vehicle”), (ii) cause Capital Contributions related to the Security Capital Call to be made to an Alternative Vehicle, or (iii) transfer the Uncalled Capital Commitments of SBG to any Alternative Vehicle if such transfer results in SBG having Unfunded Capital Commitments (net of the amount of any Pending Capital Calls other than the Security Capital Call) of less than the Required Amount.
9.15Conduct of Business. Engage in any business other than the businesses in which it is permitted to conduct under the Fund Documents, or any businesses or activities substantially similar or related thereto.
9.16No Commingling. Deposit, or permit the deposit of, any funds that do not constitute either (a) Capital Contributions related to the Security Capital Call or (b) Senior Cash Posting Amounts into the Pledged CCP Account.
9.17The Jersey General Partner. Until the Date of Full Satisfaction in respect of the Senior L/C Tranche, the Jersey General Partner agrees:
(a)not to transfer or cause the transfer (for the avoidance of doubt, including not to transfer or cause the transfer to any Alternative Vehicle), amend, withdraw or cancel the Security Capital Call (which shall be interpreted to include a restriction against transferring, amending, withdrawing or cancelling Capital Commitments that result in the amount of SBG’s Unfunded Capital Commitments (net of the amount of any Pending Capital Calls other than the Security Capital Call) being less than the amount of the Required Amount); provided, that this Section 9.17(a) shall not prevent SBG from transferring, assigning or cancelling its excess Unfunded Capital Commitments; and
(b)to not resign as general partner under the LP Agreement, and to not transfer, assign, hypothecate, pledge or otherwise encumber (including through collateral assignment) its general partnership interest in the Partnership or its rights and obligations as general partner under the LP Agreement, unless it is replaced by a general partner which is a direct or indirect wholly-owned affiliate of SBG and provided that: (i) SBG continues to be the sole direct limited partner of the Partnership and to own all of the Equity Interests of the Partnership and to own, directly or indirectly, all of the equity interests in the general partner; (ii) any such prospective replacement general partner is required to accede to the applicable Credit Documents, the LP Agreement, the LPA Amendment Agreement and the Investment Management Agreement and has entered into security agreements and capital call notices in the same form and substance as the existing SVF Security Documents and the Replacement GP/Manager

Additional Conditions Precedent are satisfied on the date of such replacement; and (iii) any such prospective replacement is not materially adverse to the SVF Collateral or the rights, titles, first priority security interests and Liens, and powers and privileges of the Senior Tranche Administrative Agent with respect to the SVF Collateral or under the SVF Security Documents.
9.18Manager. Until the Date of Full Satisfaction in respect of the Senior L/C Tranche, the Manager agrees:
(a)not to transfer or cause the transfer (for the avoidance of doubt, including not to transfer or cause the transfer to any Alternative Vehicle), amend, withdraw or cancel the Security Capital Call (which shall be interpreted to include a restriction against transferring, amending, withdrawing or cancelling Capital Commitments that result in the amount of SBG’s Unfunded Capital Commitments (net of the amount of any Pending Capital Calls other than the Security Capital Call) being less than the amount of the Required Amount); provided, that this Section 9.18(a) shall not prevent SBG from transferring, assigning or cancelling its excess Unfunded Capital Commitments; and
(b)to not resign as, and to not transfer, assign, hypothecate, pledge or otherwise encumber (including through collateral assignment) its rights and obligations as, manager under the Investment Management Agreement and the LP Agreement (and the Jersey General Partner agrees that it shall not remove the Manager as manager of the Partnership), unless it is replaced by a manager which is a direct or indirect wholly-owned affiliate of SBG and provided that: (i) SBG continues to be the sole direct limited partner of the Partnership and to own all of the Equity Interests of the Partnership and to own, directly or indirectly, all of the equity interests in the manager; (ii) any such prospective replacement manager is required to accede to the applicable Credit Documents, the LP Agreement, the LPA Amendment Agreement and the Investment Management Agreement and has entered into security agreements and capital call notices in the same form and substance as the existing SVF Security Documents and the Replacement GP/Manager Additional Conditions Precedent are satisfied on the date of such replacement; and (iii) any such prospective replacement is not materially adverse to the SVF Collateral or the rights, titles, first priority security interests and Liens, and powers and privileges of the Senior Tranche Administrative Agent with respect to the SVF Collateral or under the SVF Security Documents.
9.19Transactions with Shareholders and Affiliates. In respect of the SVF Obligor, enter into, make or amend any transaction with any Affiliate of the Partnership involving aggregate payments or consideration in excess of $100,000,000, unless such transaction is on terms, taken as a whole, that are not materially less favorable to the SVF Obligor as could be obtained on an arm’s-length basis from unrelated third-parties or, if in the good faith judgment of the Manager no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the SVF Obligor from a financial point of view, other than (a) transactions in the ordinary course of business or consistent with past practice of the SVF Parties and (b) any other arrangement entered into with the WeWork Obligor and/or SBG in connection with or to facilitate the entry into the Fifth Amendment, the Permitted SVF Amendment (as defined in Section 13.1 herein) or any Credit Document by the applicable SVF Parties.
9.20No Material Modifications.
(a)     Each of the SVF Obligor, the Jersey General Partner and the Manager agrees that it shall not agree to or permit any amendment to or waiver or other modification of the terms or provisions of the LP Agreement, the LPA Amendment Agreement, the Subscription Agreement, the Security Capital Call Notice, the Jersey Security Agreement, the Investment Management Agreement, any side letters or agreements relating to any of the foregoing or other documents related thereto that could:
(i)    materially adversely affect the ability of the SVF Obligor to incur or be liable for Senior Tranche Obligations or the ability of SBG to incur or be liable for its obligations under the Parent Indemnity;

(ii)    reduce, increase or affect in a similar manner any debt limitations currently specified therein, in each case, in a manner materially adverse to the Senior Tranche Administrative Agent or any Senior Tranche Secured Party;
(iii)    materially and adversely affect the ability of the SVF Obligor, the Jersey General Partner, or the Manager (as applicable) to exercise its rights with respect to the Security Capital Call or the Security Capital Commitments or materially adversely affect the obligations of SBG to make the Security Capital Commitments, or fund the Security Capital Call or meet any demand under the Parent Indemnity and/or the Security Capital Call Notice;
(iv)    suspend, reduce or terminate the Security Capital Commitments or the obligations to the make the Security Capital Call, or change the date that the Security Capital Call is payable or the amount of Security Capital Call payable (it being understood and agreed that supplementary notices to SBG in respect of the Security Capital Commitments and reductions of the Security Capital Commitments corresponding to amounts funded thereunder to the Pledged CCP Account to fund Reimbursement Capital Contributions in accordance with this Agreement or to fund Senior Cash Posting Amounts in accordance with this Agreement shall be permitted so long as the amount of the Security Capital Commitments and the Security Capital Call is at all times at least equal to the Required Amount); or
(v)    materially and adversely affect SBG’s, the SVF Obligor’s, the Jersey General Partner’s, or the Manager’s (as applicable): (i) duties, obligations and liabilities, or the rights, titles, security interests, liens, powers and privileges of the SVF Obligor, the Jersey General Partner, or the Manager or the Senior Tranche Administrative Agent, in any case, relating to the Jersey Security Agreement, the Parent Indemnity, Security Capital Call Notice or Security Capital Commitments; (ii) obligations to make the Security Capital Call; or (iii) obligations to fund under the Parent Indemnity; or (iv) otherwise be materially adverse to the SVF Collateral or the rights, titles, first priority security interests and liens, and powers and privileges of the Senior Tranche Administrative Agent under the LPA Amendment Agreement, the LP Agreement, Security Capital Call Notice or Jersey Security Agreement with respect to the Security Capital Call Notice, Security Capital Commitments or SBG’s obligations to fund the Security Capital Call.
(b)    Notwithstanding anything in this Agreement, in any Credit Document or in the LPA Amendment Agreement to the contrary:
(1)     neither the cancellation or reduction of Uncalled Capital Commitments, which is not prohibited by the LPA Amendment Agreement or this Agreement, nor the increase of Capital Commitments, shall be materially adverse to the Senior Tranche Administrative Agent or the Senior Tranche Secured Parties; and
(2)     any amendment to or waiver or other modification of the terms or provisions of the LP Agreement, the LPA Amendment Agreement, the Jersey Security Agreement, the Security Capital Call, the Investment Management Agreement, any side letters or agreements relating to any of the foregoing or other documents related thereto to reflect a replacement of the Jersey General Partner and/or Manager pursuant to the LP Agreement and the LPA Amendment Agreement with a wholly-owned affiliate of SBG shall be permitted provided that it satisfies the requirements set out in Section 9.17 and Section 9.18, as applicable.
9.21Merger, Consolidation. No SVF Party (whichever is applicable, the “Subject SVF Party”) shall directly or indirectly: (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Subject SVF Party, in one or more related transactions, to another Person, unless:

(a)    (i)     in the case of the SVF Obligor, it is the surviving entity, and
(ii)    in the case of the Jersey General Partner or the Manager, either:
(A)     the Subject SVF Party is the surviving entity; or

(B)     the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition has been made meets the following conditions:
(1)     the Person formed by or surviving any such consolidation or merger or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Subject SVF Party under the Credit Documents, the LP Agreement and the LPA Amendment Agreement by operation of law or pursuant to agreements reasonably satisfactory to the Senior Tranche Administrative Agent; and

(2)    the Replacement GP/Manager Additional Conditions Precedent are satisfied with respect thereto;

(b)    immediately after such transaction, no Default or Event of Default exists;

(c)    each of the representations and warranties made by the SoftBank Obligor or any SVF Party in the Credit Documents and the LPA Amendment Agreement or any notice or certificate delivered in connection therewith (other than the representations and warranties contained in Section 4.1, which shall be true and correct in all respects as of the Closing Date (or in the case of Section 4.13, on the Fifth Amendment Effective Date)) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date;

(d)    the Subject SVF Party shall have delivered to the Senior Tranche Administrative Agent a certificate of a Responsible Officer of the Subject SVF Party stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with this Agreement and the other Credit Documents; and

(e)     each of the Senior Tranche Administrative Agent, Senior Tranche Issuing Creditors and Senior Tranche L/C Participants shall have received notice of the proposed transaction at least fifteen Business Days prior to the consummation thereof.

SECTION 10.WEWORK OBLIGOR NEGATIVE COVENANTS
Until the Date of Full Satisfaction, the WeWork Obligor hereby agrees, for the benefit of each Applicable Agent, the Issuing Creditors and the L/C Participants, that it shall not and shall not permit each other WeWork Group Member (subject to the last sentence of Section 8.10(a)) to:
10.1Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:
(a)(i) Liens created under or purported to be granted by the Credit Documents and (ii) Liens on cash or deposits to cash collateralize the letters of credit listed on Schedule 10.1(a); provided that Schedule 10.1(a) may be updated on the Closing Date in a manner mutually agreed as between the Obligors and the Senior Tranche Administrative Agent.

(b)Liens created or deemed to be created in respect of Factoring Assets or other Excluded Property sold, pledged or otherwise transferred in connection with a Factoring Disposition;
(c)so long as any of the Existing Senior Notes Indentures is in effect, any Liens to the extent not prohibited under such Existing Senior Notes Indenture so long as the Existing 5.00% Senior Notes Indenture shall not have been amended, supplemented or otherwise modified to be more permissive in respect of Liens than the Existing 7.875% Senior Notes Indenture then in effect, in which case, this clause shall permit any Liens not prohibited by the 7.875% Senior Notes Indenture then in effect; and
(d)if none of the Existing Senior Notes Indentures are in effect, (i) any Liens to the extent not prohibited under the Existing Senior Notes Indentures as in effect as of the Closing Date, other than liens permitted under clauses (1) and (30) of the definition of “Permitted Liens” in the Existing 7.875% Senior Notes Indenture, and (ii) any other Liens so long as the aggregate outstanding principal amount of the obligations secured thereby at any one time does not exceed $3,300,000,000.
10.2Lines of Business. Engage to any material extent in any business other than businesses of the type conducted by the WeWork Obligor and its Subsidiaries on the Closing Date and businesses reasonably related, complementary or ancillary thereto or an extension or expansion thereof as determined by the WeWork Obligor in good faith.
10.3Disposition of Assets. Transfer or dispose of all or substantially all of the assets or business of the WeWork Obligor.
10.4Cash Management. In the event that contributions or loans of cash or Cash Equivalents made by the WeWork Obligor and Restricted WeWork Subsidiaries in joint ventures (other than any contributions or loans of cash or Cash Equivalents committed to in writing by the WeWork Obligor or any Restricted WeWork Subsidiaries to any joint ventures as of December 3, 2021), in the aggregate, after December 3, 2021 exceeds $75,000,000 (any such amount in excess of $75,000,000, the “Springing Liquidity Minimum”), permit the aggregate principal amount of all cash and Cash Equivalents deposited, credited to or pledged in Approved Accounts at any time to be less than the Springing Liquidity Minimum.
10.5Anti-Layering. Directly or indirectly, incur any Indebtedness that is contractually subordinated or junior in right of payment to the Senior L/C Tranche, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Junior L/C Tranche to the extent and in the same manner as such Indebtedness is subordinated to all other Indebtedness (including the Senior L/C Tranche) of the WeWork Obligor or such WeWork Guarantor, as the case may be (it being understood and agreed that Indebtedness shall not be considered junior in right of payment solely because it is unsecured or secured by Liens on separate assets). In addition to the foregoing, notwithstanding anything herein to the contrary, the WeWork Obligor shall not, and shall not permit any WeWork Guarantor to, directly or indirectly, incur any secured Indebtedness (other than the Junior Tranche Obligations) that is, by its express terms, subordinated as to rights to receive, or subject to turnover of, payments or proceeds of collateral to the Senior L/C Tranche or any other secured Indebtedness of the WeWork Obligor or any WeWork Guarantor secured in whole or in part by the same collateral as the Collateral (including any “first-loss” or “last-out” tranche under hereunder), unless such Indebtedness ranks junior in right of payment with the Junior L/C Tranche and the Liens securing such Indebtedness rank junior to the Liens securing the Junior L/C Tranche.
SECTION 11.EVENTS OF DEFAULT
11.1Events of Default. If any of the following events shall occur and be continuing:
(a)the Applicable Obligors shall fail to pay any Reimbursement Obligation or cash collateral or cash posting obligation within two Business Days of when due in accordance with the terms hereof; or the Applicable Obligors shall fail to pay any interest on any Reimbursement Obligation, or any other amount payable hereunder or under any other Credit Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)any representation or warranty made or deemed made by any Obligor Party or any SVF Party herein ~~or~~ ,in any other Credit Document or the LPA Amendment Agreement or that is contained in any certificate, document or financial statement furnished by it at any time under or in connection with this Agreement ~~or~~, any such other Credit Document or the LPA Amendment Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(c)(i) any WeWork Obligor Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 8.4(a) (with respect to the WeWork Obligor only), Section 8.7(a), Section 8.13 or Section 10 of this Agreement ~~or~~, (ii) the SoftBank Obligor shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 7.3(a), Section 7.4(a) or ~~Section 9~~Sections 9.1 through 9.8 of this Agreement, or (iii) any applicable SVF Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 7.7(a), Section 7.8(a), Section 7.9 or Sections 9.9 through 9.21 of this Agreement; or
(d)any Obligor Party or SVF Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section 11.1), and such default shall continue unremedied for a period of 30 days after notice to the Obligors from the Applicable Agent or the Applicable Required L/C Participants; or
(e)SBG, the SoftBank Obligor, the SVF Obligor, the WeWork Obligor or any Material WeWork Subsidiary (x) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any of its Material Indebtedness other than the Obligations, when and as the same shall become due and payable beyond any applicable grace period or (y) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after giving effect to any applicable grace period, the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or
(f)(i) a petition for suspension of payments, commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of company reorganization proceedings, commencement of special liquidation, or commencement of any other similar legal proceedings with respect to SBG, any SVF Party or the Soft~~b~~Bank Obligor is accepted or (ii) (A) any SVF Party, the WeWork Obligor or any Material WeWork Subsidiary shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; provided that, the occurrence of any such event specified in this Section 11.1(f)(ii)(A) as to the WeWork Obligor or any Material WeWork Subsidiary shall not constitute an Event of Default in respect of the Soft~~b~~Bank Obligor until such event shall have occurred and be continuing for five Business Days or (B) there shall be commenced against any SVF Party, the WeWork Obligor or any Material WeWork Subsidiary any case, proceeding or other action of a nature referred to in clause (A) above that (x) results in the entry of an order for relief or any such adjudication or appointment and (y) remains undismissed or undischarged for a period of 60 days; or (C) there shall be commenced against any SVF Party, the WeWork Obligor or any Material WeWork Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) any SVF Party, the WeWork Obligor or any Material WeWork Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or (E) WeWork Obligor or any group of Material WeWork Subsidiaries, taken together, for whom 10% or more of the amount of then outstanding Letters of Credit under this Agreement have been issued for the support of their obligations, in each case, (1) shall generally not, or shall be unable to, pay its debts as they become due for 30 continuous days (and such failure or inability to pay shall continue unremedied for a period of 60 days after notice to the Obligors from the Applicable Required L/C Participants, which notice may not be delivered until the failure or inability to pay shall have continued for 30 days) or (2) shall admit in writing its inability to pay its debts generally as they become due, or (3) make a general assignment for the benefit of its creditors; or
(g)Solely with respect to any WeWork Group Member (i) an ERISA Event and/or a Foreign Plan Event shall have occurred; (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan; (iii) the PBGC shall institute proceedings to terminate any Pension Plan; (iv) any WeWork Group Member or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan, a Foreign Benefit Arrangement, or a Foreign Plan, and in each case with respect to clauses (a), (b), (p) and (q) of the definition of ERISA Event and in each case in clause (v) above, such event or condition, together with all other events or conditions, if any, could reasonably be expected to result in a WeWork Material Adverse Change; and in each case with respect to clauses (c) through (o) and (r) of the definition of ERISA Event, with respect to whether a Foreign Plan Event shall have occurred and with respect to clauses (ii) through (iv) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Applicable Required L/C Participants, reasonably be expected to result in a WeWork Material Adverse Change; or
(h)one or more final judgments or decrees shall be entered against any WeWork Group Member (other than a WeWork Group Member that is not a Material WeWork Subsidiary, but only to the extent neither the WeWork Obligor nor any Material WeWork Subsidiary would be liable for any such judgment or decree) ~~or~~, SBG, the SoftBank Obligor or any SVF Party by a court or courts of competent jurisdiction involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of (i) with respect to SBG or the SoftBank Obligor in an aggregate amount exceeding, ¥15,000,000,000 ~~and~~, (ii) with respect to any SVF Party in an aggregate amount exceeding $150,000,000 and (iii) with respect to any WeWork Group Member in an aggregate amount exceeding, $50,000,000, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(i)(i) any of the WeWork Security Documents shall cease, for any reason, to be in full force and effect (other than due to the Shared Collateral Agent failing to maintain possession of certificates actually delivered to it representing Equity Interest pledged under the WeWork Security Documents or to file Uniform Commercial Code continuation statements), or any WeWork Obligor Party or any Affiliate of any Obligor Party shall so assert, or any Lien created by any of the WeWork Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, for any reason other than as a result of acts or omissions by the Shared Collateral Agent or any L/C Participant~~; or~~, or (ii) any of the SVF Security Documents, the Parent Indemnity, the LP Agreement or the LPA Amendment Agreement shall cease, for any reason, to be in full force and effect, or any SVF Party, SBG or any other Affiliate of the Partnership shall so assert, or any Lien created by any of the SVF Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, for any reason other than as a result of acts or omissions by the Senior Tranche Administrative Agent or any Senior Tranche L/C Participant; or
(j)the WeWork Subsidiary Guaranty shall cease, for any reason, to be in full force and effect or any WeWork Obligor Party or any Affiliate of any WeWork Obligor Party shall so assert; or
(k)(i) a substantial change is made to the composition of the shareholders of the SoftBank Obligor, which is deemed to result in ~~a SoftBank~~an SB Material Adverse Change ~~or~~with respect to the SoftBank Obligor, (ii) a WeWork Change of Control shall occur~~; or~~, (iii) the Jersey General Partner ceases to be the general partner of the Partnership and/or the Manager ceases to be the manager of the

Partnership, in each case, unless permitted pursuant to Section 9.17 or 9.18, or (iv) SBG in its capacity as the sole limited partner of the Partnership, withdraws or resigns as the limited partner of the Partnership or SBG otherwise ceases to be a limited partner of the Partnership; or
(l)the Liens securing Obligations or any Guarantee Obligations with respect thereto shall cease, for any reason, to rank (i) with the priority required by a Market Intercreditor Agreement with respect to the Permitted Senior Secured Debt or any provision thereof shall cease to be in full force and effect or (ii) with the priority required by any intercreditor agreement with respect to any other secured Indebtedness (which shall not be deemed to include any Factoring Obligations) secured pari passu or junior in right of security with the Facility or such intercreditor agreement or any provision thereof shall cease to be in full force and effect, other than, in each case, by the failure of the relevant collateral agent or secured party to take any action within their control; or
(m)(i) SBG shall fail to fund its Capital Call Obligations when due in an amount equal to the amount so requested or required to be funded or (ii) the Security Capital Call or the Security Capital Commitments fails to be fully enforceable against SBG for any reason; or
(n)(i) SBG shall Transfer (or any SVF Party shall approve or otherwise permit the Transfer of) any of the Security Capital Commitments to any Person (including to an Alternative Vehicle), (ii) SBG or any SVF Party shall repudiate, challenge, or declare unenforceable SBG’s obligation to make contributions to the capital of the SVF Obligor pursuant to the Security Capital Call, (iii) SBG shall otherwise cease to have Unfunded Capital Commitments (net of the amount of any Pending Capital Calls other than the Security Capital Call) of at least the Required Amount, and/or (iv) any SVF Party or SBG shall materially breach any terms of the LP Agreement (including the LPA Amendment Agreement);
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above (other than events as specified in clause (f)(ii)(E)(1)) with respect to the Obligors, automatically (x) the Total Commitment shall immediately terminate and (y) all amounts owing under this Agreement and the other Credit Documents (including all L/C Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable (provided that solely with respect to any such event specified in Section 11.1(f)(ii)(A) as to the WeWork Obligor or any Material WeWork Subsidiary, (1) such amounts referred to in this clause (y) shall become immediately due and payable with respect to the WeWork Obligor, and (2) if such event specified in Section 11.1(f)(ii)(A) as to the WeWork Obligor or any Material WeWork Subsidiary shall have occurred and be continuing for five Business Days, such amounts referred to in this clause (y) shall become immediately due and payable on the day immediately following such fifth Business Day with respect to ~~the Softbank~~each SB Obligor, and (B) if such event is any other Event of Default, either or both of the following actions may be taken with respect to the applicable L/C Tranche: (i) with the consent of the Applicable Required L/C Participants, the Applicable Agent may, or upon the request of the Applicable Required L/C Participants, the Applicable Agent shall, by notice to the Applicable Obligors, declare the Total Commitment under ~~the applicable~~such L/C Tranche to be terminated forthwith, whereupon the Total Commitment under such L/C Tranche shall immediately terminate; ~~and~~  (ii) with the consent of the Applicable Required L/C Participants, the Applicable Agent may, or upon the request of the Applicable Required L/C Participants, the Applicable Agent shall, by notice to the Applicable Obligors, declare all amounts owing under this Agreement and the other Credit Documents in respect of such L/C Tranche (including all applicable L/C Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder, and all applicable Reimbursement Obligations) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) with the consent of the Senior Tranche Required L/C Participants, the Senior Tranche Administrative Agent may, or upon the request of the Senior Tranche Required L/C Participants, the Senior Tranche Administrative Agent shall, by notice to the Senior Tranche Obligors exercise any right, privilege or power set forth in Section 11.4, including the initiation of the Capital Call Notices in respect of the Security Capital Commitments. After all such Letters of Credit shall have expired (without any pending drawing thereon) or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Obligors hereunder and under the other Credit Documents shall have been paid in full subject to Section 11.3, the balance, if any, in such cash collateral account shall be returned to the Applicable Obligors (or such other

Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Obligors.
~~The Softbank~~Each SB Obligor agrees that, as between ~~the Softbank~~such SB Obligor and the Creditor Parties, the obligations of ~~the Softbank~~each SB Obligor under this Agreement may be declared to be forthwith due and payable as provided in this Section 11.1 (or shall become automatically due and payable as provided in this Section 11.1) notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any WeWork Group Members and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the WeWork Group Members) shall forthwith become due and payable by ~~SoftBank~~such SB Obligor for purposes of this Section 11.1.
Upon an acceleration following an Event of Default, among other things, the Applicable Obligors will be required to immediately (1) reimburse all amounts drawn under any Letter of Credit, any Reimbursement Obligations and related fees, charges, interest (including default interest), cost and expenses that are outstanding under the applicable L/C Tranche and (2) fund an amount equal to 105% of the aggregate then outstanding amount of all Letters of Credit under the applicable L/C Tranche (clauses (1) and (2), collectively, the “Prepayment Amount”) as a prepayment of the Applicable Obligors’ obligations to reimburse amounts that may be drawn on such Letters of Credit, any Reimbursement Obligations and related fees, charges, costs and expenses that are or may become payable or reimbursable under the applicable L/C Tranche under this Agreement.  The Prepayment Amount with respect to each applicable L/C Tranche will be funded into an account in the name of the Applicable Agent and that is under the sole control of such Applicable Agent and in which the Applicable Obligors have no title, interest or rights (each such account, a “Cash Posting Account”). The Prepayment Amount shall be applied by the Applicable Agent to such amounts drawn under the Letters of Credit, ~~r~~Reimbursement ~~o~~Obligations and related fees, charges, costs and expenses that are or may become payable under the applicable L/C Tranche under this Agreement.  Upon the expiration with no pending drawings or termination of any Letter of Credit under the applicable L/C Tranche, the Applicable Agent will be obligated to release cash from the applicable Cash Posting Account to pay to the applicable Funding Obligor within five Business Days an amount equal to the amount, if any, by which (x) the amount then on deposit in such account exceeds (y) 105% of the aggregate amount of all then undrawn Letters of Credit under the applicable L/C Tranche plus the amount of any related fees, charges, costs and expenses that  are or may become payable with respect to such Letters of Credit. Such arrangements described in the foregoing paragraph, the “Cash Posting”; provided, that without otherwise impacting any obligations of the Applicable Obligors, the Applicable Agent shall have the right to demand which Applicable Obligor is required to pay the Prepayment Amount into the applicable Cash Posting Account (such Obligor, the “Funding Obligor”).
11.2Event of Default Cure. Notwithstanding anything to the contrary in this Agreement (including Section 11.1), upon the occurrence of any Event of Default other than as set forth in Sections 11.1(a) or (f), ~~the SoftBank~~each SB Obligor shall have the right at any time thereafter until the date that is 5 Business Days after the occurrence of such Event of Default to provide a Cash Posting in respect of the applicable L/C Tranche, and thereupon such Event of Default shall be deemed cured for all purposes under this Agreement. Notwithstanding anything herein to the contrary, upon the Applicable Agent’s receipt of a written notice from ~~the SoftBank~~such SB Obligor that ~~the SoftBank~~such SB Obligor intends to exercise its rights under this Section 11.2 until the 5th Business Day following the date on which such Event of Default occurred, (i) neither the Controlling Administrative Agent (nor any sub-agent therefor) nor any Creditor Party shall exercise any right to accelerate the Reimbursement Obligations or terminate the L/C Commitments, (ii) none of the Applicable Agent (nor any sub-agent therefor) nor any Creditor Party or Secured Party shall exercise any right to foreclose on or take possession of the WeWork Collateral or any other right or remedy under the Credit Documents solely on the basis of the relevant Event of Default and (iii) no Creditor Party shall be required to issue, amend, extend or increase any Letter of Credit from and after such time as the Applicable Agent has received such notice unless and until the Cash Posting pursuant to this Section 11.2 is actually made.

11.3Priority of Payments with Respect to the WeWork Collateral. Anything contained herein or in any of the Credit Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and any Secured Party is taking action to enforce rights in respect of any WeWork Collateral, or any distribution is made in respect of any WeWork Collateral in any Bankruptcy Event of any WeWork Group Members or any Secured Party receives any payment pursuant to any Credit Document (other than this Agreement (to the extent such payment represents an application of Proceeds made pursuant to this Section 11.3)) with respect to any WeWork Collateral, the proceeds of any sale, collection or other liquidation of any such WeWork Collateral by any Secured Party or received by any Secured Party pursuant to any such agreement with respect to such WeWork Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) (all proceeds of any sale, collection or other liquidation of any WeWork Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment in full in cash of all amounts owing to each Applicable Agent (each in its capacity as such) pursuant to the terms of the Credit Documents on a ratable basis, (ii) SECOND, to the payment in full of the Senior Tranche Obligations on a ratable basis, (iii) THIRD, to the payment in full of the Junior Tranche Obligations on a ratable basis and (iii) FOURTH, after payment of all Obligations, to WeWork Group Members or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 11.3, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 11.3, such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 11.03.
11.4SVF Collateral.
(a)Capital Call Notices. The Senior Tranche Administrative Agent is hereby authorized, in the name of the Senior Tranche Secured Parties or the name of the applicable SVF Party, upon an acceleration following an Event of Default, to notify any or all parties obligated to the SVF Obligor with respect to the Security Capital Commitments to make all payments due or to become due thereon with respect to the Security Capital Commitments directly to the Pledged CCP Account in order to pay the Obligations.
(b)Reliance on Security Capital Commitments. The Senior Tranche Obligors acknowledge and agree that Senior Tranche Administrative Agent and the Senior Tranche Secured Parties have entered into this Agreement and extended the Senior Tranche L/C Commitments and the amount of Issuing Commitments of the Senior Tranche Issuing Creditors hereunder and, at the extension of credit hereunder in respect of the Senior L/C Tranche, will be making such extension of credit, in each case, in reasonable reliance upon the obligations of SBG to fund its Security Capital Commitments and, accordingly, such Security Capital Commitments may be enforced by the Senior Tranche Administrative Agent notwithstanding any compromise thereof occurring after the date hereof unless such compromise has been approved by Senior Tranche Administrative Agent.
(c)Application of Proceeds. Anything contained herein or in any of the Credit Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and any Senior Tranche Secured Party is taking action to enforce rights in respect of any SVF Collateral or the payment of Indemnifiable Losses (as defined in the Parent Indemnity) under the Parent Indemnity, or any distribution is made in respect of any SVF Collateral or Indemnifiable Losses (as defined in the Parent Indemnity) in any Bankruptcy Event of SBG or the SVF Parties or any Senior Tranche Secured Party receives any payment pursuant to any Credit Document (other than this Agreement (to the extent such payment represents an application of SVF Proceeds made pursuant to this Section 11.4(c))) with respect to any SVF Collateral, the LPA Amendment Agreement or the Parent Indemnity, the proceeds of any sale, collection or other liquidation of any such SVF Collateral by any Senior Tranche Secured Party or received by any Senior Tranche Secured Party pursuant to any such agreement with respect to such SVF Collateral and proceeds of any such distribution or distribution or payment made pursuant to the LPA Amendment Agreement or the Parent Indemnity (subject, in the case of any such distribution, to the sentence immediately following) (all proceeds of any sale, collection or other liquidation of any SVF Collateral and all proceeds of any such distribution or distribution or payment made pursuant to the LPA Amendment Agreement or the Parent Indemnity being collectively referred to as “SVF Proceeds”), shall be applied (i) FIRST, to the payment in full in cash of all amounts owing to the Senior Tranche Administrative Agent (in its capacity as such) pursuant to the terms of the Credit Documents, (ii) SECOND, to the payment in full of the Senior Tranche Obligations on a ratable basis and (iii) after payment of all Senior Tranche Obligations, to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 11.4(c), any Senior Tranche Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Senior Tranche Obligations to which it is then entitled in accordance with this Section 11.4(c), such Senior Tranche Secured Party shall hold such payment or recovery in trust for the benefit of all Senior Tranche Secured Parties for distribution in accordance with this Section 11.4(c).
SECTION 12.THE AGENTS
12.1Appointment. Each L/C Participant and each Issuing Creditor hereby irrevocably designates and appoints the Applicable Agent as the agent of such L/C Participant or such Issuing Creditor under this Agreement, and each such L/C Participant or such Issuing Creditor irrevocably authorizes the Applicable Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and, in the case of the Senior Tranche Administrative Agent, the LPA Amendment Agreement and the SVF Security Documents, and to exercise such powers and perform such duties as are expressly delegated to the Applicable Agent by the terms of this Agreement, the LPA Amendment Agreement and such other Credit Documents, together with such other powers as are reasonably incidental thereto. Each L/C Participant, each Issuing Creditor and the Junior Tranche Administrative Agent hereby irrevocably designates and appoints the Senior Tranche Administrative Agent, in its capacity as “Administrative Agent” under WeWork Security Documents, WeWork Subsidiary Guaranty and each other Credit Document, including any Uniform Commercial Code financing statements, to serve as the collateral agent of such L/C Participant, Issuing Creditor or Junior Tranche Administrative Agent under the WeWork Security Documents, WeWork Subsidiary Guaranty and each other Credit Document (the Senior Tranche Administrative Agent, when acting in such capacity, the “Shared Collateral Agent” for the purposes of this Agreement; the Senior Tranche Administrative Agent shall continue in its capacity as “Administrative Agent” in the WeWork Security Documents, WeWork Subsidiary Guaranty and each other Credit Document) and each such L/C Participant, Issuing Creditor and the Junior Tranche Administrative Agent irrevocably authorizes the Shared Collateral Agent, in such capacity, to take such action on its behalf under the provisions of the WeWork Security Documents, WeWork Subsidiary Guaranty and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to the Shared Collateral Agent by the terms of this Agreement, the WeWork Security Documents, the WeWork Subsidiary Guaranty and each other Credit Document, together with such other powers as are reasonably incidental thereto. On and after the Fourth Amendment Effective Date, all possessory collateral held by the Existing Administrative Agent for the benefit of the Secured Parties shall be deemed to be held by the Existing Administrative Agent as agent and bailee for the Shared Collateral Agent for the benefit of the Secured Parties. Without limiting the generality of the foregoing; (i) any reference to the Existing Administrative Agent on any publicly or non-publicly filed document, to the extent such filing relates to the liens and security interests in the WeWork Collateral assigned hereby, shall, with respect to such liens and security interests, constitute a reference to the Existing Administrative Agent as collateral representative of the Shared Collateral Agent; (ii) any reference to the Existing Administrative Agent as an insured or additional insured and/or loss payee under any insurance required to be maintained pursuant to the Credit Documents shall constitute a reference to the Existing Administrative Agent as sub-agent of the Shared Collateral Agent; and (iii) any reference to the Existing Administrative Agent in any pledge agreement, security agreement, mortgage, intellectual property security agreement, deposit or securities account control agreement or other WeWork Security Document, in each case, with respect to the WeWork Collateral, shall, constitute a reference to the Existing Administrative Agent as sub-agent of the Shared Collateral Agent. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Applicable Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any L/C Participant or any Issuing Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Applicable Agent.
12.2Delegation of Duties. The Applicable Agent may execute any of its duties under this Agreement, the LPA Amendment Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Applicable Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Notwithstanding anything therein to the contrary, the parties hereto and the other Obligor Parties agree that any agreement relating to cash collateral required under any provision of this Agreement or any other Credit Document that is entered into by or on behalf of an L/C Participant or an Issuing Creditor shall, prior to the occurrence of the terminations described in Section 13.14(b), be for the benefit of the holders of the Obligations, and such L/C Participant or such Issuing Creditor shall, prior to the occurrence of the terminations described in Section 13.14(b), (i) be acting as gratuitous bailee and as a non-fiduciary agent of the Applicable Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 9-313(c), 9-104, 9-105 and 9-106 of the Uniform Commercial Code), with respect to any security interest granted therein and perfection thereof and (ii) hold such cash collateral and any applicable security interest therein for the benefit of the Applicable Agent as agent on behalf of the holders of the Obligations.
12.3Exculpatory Provisions.
(a)~~.~~ Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, the LPA Amendment Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own bad faith, gross negligence or willful misconduct) or (ii) responsible in any manner to any of the L/C Participants or Issuing Creditors for any recitals, statements, representations or warranties made by any Obligor Party or any officer thereof contained in this Agreement, the LPA Amendment Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Obligor Party a party thereto or an SVF Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any L/C Participant or any Issuing Creditor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the LP Agreement, the LPA Amendment Agreement or any other Credit Document, or to inspect the properties, books or records of any Obligor Party or any SVF Party.
(b)No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Senior Tranche Administrative Agent nor any other Senior Tranche Secured Party undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of SBG or the Investor. None of them shall have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call by SBG or use of the proceeds thereof.
(c)No Representations. Neither the Senior Tranche Administrative Agent nor any Senior Tranche Secured Party shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call nor shall the Senior Tranche Administrative Agent or the Senior Tranche Secured Parties be accountable for any SVF Party’s use of the proceeds of any Capital Contribution.
12.4Reliance by the Applicable Agent. Each Applicable Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Obligors), independent accountants and other experts selected by such Applicable Agent. Each Applicable Agent shall be fully justified in failing or refusing to take any action under this Agreement, the LPA Amendment Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Applicable Required L/C Participants (or, if so specified by this Agreement, the Required L/C Participants, all L/C

Participants or all Issuing Creditors) as it deems appropriate or it shall first be indemnified to its satisfaction by the applicable L/C Participants or the applicable Issuing Creditors against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Applicable Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the LPA Amendment Agreement and the other Credit Documents in accordance with a request of the Applicable Required L/C Participants (or, if so specified by this Agreement, the Required L/C Participants, all L/C Participants or all Issuing Creditors), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the applicable L/C Participants and applicable Issuing Creditors, as applicable.
12.5Notice of Default. Each Applicable Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Applicable Agent has received notice from an L/C Participant, Issuing Creditor, the other Applicable Agent or the Obligors referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that any Applicable Agent receives such a notice, such Applicable Agent shall give notice thereof to the L/C Participants and Issuing Creditors under the applicable L/C Tranche and the other Applicable Agent. Each Applicable Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Required L/C Participants (or, if so specified by this Agreement, the Required L/C Participants, all L/C Participants or all Issuing Creditors); provided that unless and until the such Applicable Agent shall have received such directions, such Applicable Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the applicable L/C Participants or applicable Issuing Creditors, as applicable.
12.6Non-Reliance on Agents and Other L/C Participants and Other Issuing Creditors. Each L/C Participant and each Issuing Creditor expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Obligor Party or any affiliate of a Obligor Party, shall be deemed to constitute any representation or warranty by any Agent to any L/C Participant or any Issuing Creditor. Each L/C Participant and Issuing Creditor represents to the Agents that it has, independently and without reliance upon any Agent or any other L/C Participant or any other Issuing Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligor Parties and their affiliates and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each L/C Participant and each Issuing Creditor also represents that it will, independently and without reliance upon any Agent or any other L/C Participant or any other Issuing Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligor Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the L/C Participants, the other Applicable Agent and Issuing Creditors by each Applicable Agent hereunder, each Applicable Agent shall not have any duty or responsibility to provide any L/C Participant or any Issuing Creditor or the other Applicable Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor Party or any affiliate of a Obligor Party that may come into the possession of such Applicable Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.
12.7Indemnification.
(a)Each L/C Participant severally agrees to indemnify each Applicable Agent and each Issuing Creditor, and their respective affiliates, and their respective affiliates’, officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), ratably according to its Applicable Percentage under the applicable L/C Tranche in effect on the date on which indemnification is sought under this Section 12.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the applicable L/C Commitments or the applicable Issuing Commitments, as applicable, this Agreement, any of the other Credit Documents, any Letter of Credit or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no L/C Participant shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.
(b)Each Issuing Creditor severally agrees to indemnify the Applicable Agent, and their respective affiliates, and their respective affiliates’, respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Administrative Agent Indemnitee”) (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), ratably according to its pro rata share of the applicable Issuing Commitments in effect on the date on which indemnification is sought under this Section 12.7 , from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against such Administrative Agent Indemnitee in any way relating to or arising out of, the applicable L/C Commitments or the applicable Issuing Commitments, as applicable, this Agreement, any of the other Credit Documents, any Letter of Credit or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Administrative Agent Indemnitee under or in connection with any of the foregoing; provided that no Issuing Creditor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Administrative Agent Indemnitee’s bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.
12.8Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor Party as though such Agent were not an Agent. With respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any L/C Participant or any Issuing Creditor and may exercise the same as though it were not an Agent, and the terms “L/C Participant” and “L/C Participants” shall include each Agent in its individual capacity.
12.9Successor Agents.
(a)Each Applicable Agent may resign as an Applicable Agent upon 10 days’ notice to the applicable L/C Participants, applicable Issuing Creditors and the Obligors. If any Applicable Agent shall resign as an Applicable Agent under this Agreement and the other Credit Documents, then the Applicable Required L/C Participants and the applicable Issuing Creditors shall appoint from among the applicable L/C Participants or applicable Issuing Creditors a successor agent for such L/C Participants and Issuing Creditors, which successor agent shall (unless an Event of Default under Section 11.1(a) or Section 11.1(f) with respect to the Obligors shall have occurred and be continuing) be (i) solely with respect to any Applicable Agent for the Senior L/C Tranche, a bank with an office in the United States and (ii) subject to approval by the Obligors (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the former Applicable Agent, and the term “Junior Tranche Administrative Agent”, “Senior Tranche Administrative Agent” and/or “Shared Collateral Agent” shall mean such successor agent, as applicable effective upon such appointment and approval, and the former Applicable Agent’s rights, powers and duties as such Applicable Agent shall be terminated, without any other or further act or deed on the part of such former Applicable Agent or any of the parties to this Agreement. If no successor agent has accepted appointment as the Applicable Agent by the date that is 10 days following a retiring Applicable Agent’s notice of resignation, the retiring Applicable Agent’s resignation shall nevertheless thereupon become effective, and the applicable L/C Participants and applicable Issuing Creditors shall assume and perform all of the duties of the former Applicable Agent hereunder until such time, if any, as the Applicable Required L/C Participants and applicable Issuing Creditors appoint a successor agent as provided for above. After any retiring Applicable Agent’s resignation as such Applicable Agent, the provisions of this Section 12 and of Section 13.5 shall continue to inure to its benefit.
(b)In addition, if at any time any Applicable Agent is (i) a Defaulting L/C Participant or Defaulting Issuing Creditor or an Affiliate of a Defaulting L/C Participant or a Defaulting Issuing Creditor or (ii) in the case of the Shared Collateral Agent, perceived, by the Junior Tranche Required L/C Participants, to be in an actual or perceived conflict of interest, such Applicable Agent may be removed by (x) the Applicable Required L/C Participants and (y) solely in the case of clause (i) above, the applicable Issuing Creditors, in each case upon ten (10) days written notice thereof to the Applicable Agent and the applicable L/C Participants and applicable Issuing Creditors, as the case may be. Upon receipt of such notice, the Applicable Required L/C Participants and applicable Issuing Creditors shall have the right to appoint a successor Applicable Agent pursuant to Section 12.9(a), which, solely with respect to any Applicable Agent for the Senior L/C Tranche, such successor Applicable Agent shall be a commercial or investment banking institution or trust company with an office in the United States.
12.10Arrangers, Documentation Agents and Syndication Agents. Neither the Arrangers, the Documentation Agents nor the Syndication Agents shall have any duties or responsibilities hereunder in their respective capacities as such.
12.11Erroneous Payments.
(a)If an Applicable Agent notifies an Issuing Creditor, L/C Participant or Secured Party, or any Person who has received funds on behalf of an Issuing Creditor, L/C Participant or Secured Party (any such Issuing Creditor, L/C Participant, Secured Party or other recipient, but in any event excluding the Obligors and their Affiliates, a “Payment Recipient”) that such Applicable Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from such Applicable Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Issuing Creditor, L/C Participant, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Applicable Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Applicable Agent, and such ~~Lender~~L/C Participant, Issuing Creditor or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Applicable Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Applicable Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Applicable Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Applicable Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Applicable Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Applicable Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Applicable Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Applicable Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Applicable Agent pursuant to this Section 12.11(b).
(c)Each Issuing Creditor, L/C Participant or Secured Party hereby authorizes the Applicable Agent to set off, net and apply any and all amounts at any time owing to such Issuing Creditor, L/C Participant or Secured Party under any Credit Document or otherwise payable or distributable by the Applicable Agent to such Issuing Creditor, L/C Participant or Secured Party from any source, against any amount due to the Applicable Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Applicable Agent for any reason, after demand therefor by the Applicable Agent in accordance with immediately preceding clause (a), from any Issuing Creditor or L/C Participant that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Applicable Agent’s notice to such L/C Participant or Issuing Creditor at any time, (i) such Issuing Creditor or L/C Participant shall be deemed to have assigned the Reimbursement Obligations owed to it (but not its L/C Commitments) or any other amounts due to it hereunder in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Applicable Agent may specify) (such assignment of the Reimbursement Obligations or any other amounts due to it hereunder (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with any applicable assignment fee to be waived by the Applicable Agent in such instance), and is hereby (together with the Obligors) deemed to execute and deliver any applicable Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Applicable Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (ii) the Applicable Agent as the assignee L/C Participant shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Applicable Agent as the assignee L/C Participant shall be deemed an L/C Participant or Issuing Creditor, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning L/C Participant or assigning Issuing Creditor shall be deemed to have waived its rights as an L/C Participant or Issuing Creditor, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning L/C Participant or assigning Issuing Creditor and (iv) the Applicable Agent may reflect in the register its ownership interest in the Letters of Credit subject to the Erroneous Payment Deficiency Assignment.
(e)The Applicable Agent may, in its discretion, sell any Reimbursement Obligations in respect of Letters of Credit or other monetary obligations of the Obligors hereunder acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable L/C Participant or Issuing Creditor shall be reduced by the net proceeds of the sale of such Reimbursement Obligations or other monetary obligations of the Obligors hereunder (or portion thereof), and the Applicable Agent shall retain all other rights, remedies and claims against such L/C Participant or Issuing Creditor (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the L/C Commitments of any L/C Participant or Issuing Creditor and such L/C Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Applicable Agent has sold Reimbursement Obligations or other monetary obligations of the Obligors hereunder (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the

Applicable Agent may be equitably subrogated, the Applicable Agent shall be contractually subrogated to all the rights and interests of the applicable Issuing Creditor, L/C Participant or Secured Party under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(f)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Obligors or any WeWork Guarantor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Applicable Agent from the Obligors or any WeWork Guarantor for the purpose of making such Erroneous Payment.
(g)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Applicable Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(h)Each party’s obligations, agreements and waivers under this Section 12.11 shall survive the resignation or replacement of the Applicable Agent, any transfer of rights or obligations by, or the replacement of, a L/C Participant or Issuing Creditor, the termination of the L/C Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
(i)Notwithstanding anything to the contrary herein or in any other Credit Document, neither any Obligor nor any of its respective Affiliates shall have any obligations or liabilities (including the payment of any assignment or processing fee payable to the Applicable Agent in connection therewith) directly or indirectly arising out of this Section 12.11 in respect of any Erroneous Payment (other than having consented to the assignment referenced in Section 12.11(d)(i) above).
12.12Actions and Matters Relating to the Collateral.
(a)With respect to any WeWork Collateral, (i) only the Shared Collateral Agent shall act or refrain from acting with respect to the WeWork Collateral (including with respect to any intercreditor agreement with respect to any WeWork Collateral), and then only on the instructions of the Controlling Administrative Agent, (ii) the Shared Collateral Agent shall not follow any instructions with respect to such WeWork Collateral from any Non-Controlling Administrative Agent (or any other Secured Party other than the Controlling Secured Parties) and (iii) neither the Non-Controlling Administrative Agent nor any other Secured Party shall or shall instruct the Shared Collateral Agent to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any WeWork Collateral (including with respect to any intercreditor agreement with respect to any WeWork Collateral), whether under any WeWork Security Document, applicable law or otherwise, it being agreed that only the Shared Collateral Agent acting in accordance with the applicable WeWork Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to WeWork Collateral. No Non-Controlling Administrative Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Shared Collateral Agent or the Controlling Secured Party or any other exercise by the Shared Collateral Agent, Controlling Administrative Agent or the Controlling Secured Party of any rights and remedies relating to the WeWork Collateral in accordance with the provisions of this Agreement.
(b)Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any L/C Tranche or any WeWork Security Document or the validity, attachment, perfection or priority of any Lien in favor of the Shared Collateral Agent under any WeWork Security Document or the validity or enforceability of the priorities, rights or duties established by this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the WeWork Collateral by the Shared Collateral Agent in accordance with the provisions of this Agreement, (iii) except as provided in Section 12.12(a), it shall have no right to (A) direct the Shared Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any WeWork Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Shared Collateral Agent or any other Secured Party of any right, remedy or power with respect to any WeWork Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Shared Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any WeWork Collateral, and none of the Shared Collateral Agent, Controlling Administrative Agent or any other Secured Party shall be liable for any action taken or omitted to be taken by the Shared Collateral Agent or other Secured Party with respect to any WeWork Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any WeWork Collateral or any part thereof marshalled upon any foreclosure or other disposition of such WeWork Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the Shared Collateral Agent or any other Secured Party to enforce this Agreement.~~.~~
(c)Each Secured Party hereby agrees that if it shall obtain possession of any WeWork Collateral or shall realize any proceeds or payment in respect of any such WeWork Collateral, pursuant to this Agreement or any WeWork Security Document or by the exercise of any rights available to it under applicable law or in connection with any Bankruptcy Event of the WeWork Group Members or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the full discharge and satisfaction of the Obligations, then it shall hold such WeWork Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Shared Collateral Agent, to be distributed in accordance with the provisions of Section 11.3. Any Secured Party acting under this Section 12.12(c) shall have no obligation to the Shared Collateral Agent or any other Secured Party to ensure that any WeWork Collateral is genuine or owned by any of the WeWork Group Members or to preserve rights or benefits of any Person except as expressly set forth in this Section 12.12(c). Each Secured Party acting under this Section 12.12(c) makes no representation or warranty as to whether the provisions of this Section 12.12(c) are sufficient to perfect the security interest in any WeWork Collateral in which such Secured Party has such possession or control.
(d)Each Secured Party agrees that the Shared Collateral Agent may enter into any amendment to any WeWork Security Document (including, without limitation, to release any Liens securing the Obligations) so long as the Shared Collateral Agent is acting at the direction of the Required L/C Participants (unless such amendment requires the consent of any additional L/C Participants or other party pursuant to Section 13.1) and/or has received a certificate of an officer of the WeWork Obligor stating that such amendment is permitted by the terms of each then extant Credit Document and such amendment is in accordance with the Credit Documents.
(e)As between the Secured Parties, the Shared Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting WeWork Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the WeWork Collateral; provided, that to the extent any other Applicable Agent receives proceeds of such insurance policy and such proceeds in respect of WeWork Collateral are not permitted or required to be returned to any Obligor or their respective subsidiaries under the applicable Credit Document, such proceeds shall be applied, or turned over to the Shared Collateral Agent for application, as provided in Section 11.3.
(f)So long as (i) the Senior Tranche Termination Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no WeWork Obligor Party shall have any right to create any Lien, on any assets of any WeWork Obligor Party securing any Junior Tranche Credit Document Obligations if these same assets are not subject to, and do not become subject to, one or more Liens securing the Senior Tranche Credit Document Obligations and (b) if any Junior Tranche Secured Party shall acquire or hold any Lien on any assets of any WeWork Obligor Party securing any Junior Tranche Credit Document Obligations which assets are not also subject to the first-priority Lien securing the

Senior Tranche Credit Document Obligations then such Junior Tranche Secured Party, upon demand by the Senior Tranche Administrative Agent, will without the need for any further consent of any other Junior Tranche Secured Party, notwithstanding anything to the contrary either (i) release such Lien or (ii) assign it to the Shared Collateral Agent, to hold as security for the benefit of all Secured Parties and (ii) the Junior Tranche Termination Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no WeWork Obligor Party shall have any right to create any Lien, on any assets of any WeWork Obligor Party securing any Senior Tranche Credit Document Obligations if these same assets are not subject to, and do not become subject to, one or more Liens securing the Junior Tranche Credit Document Obligations and (b) if any Senior Tranche Secured Party shall acquire or hold any Lien on any assets of any WeWork Obligor Party securing any Senior Tranche Credit Document Obligations which assets are not also subject to the second-priority Lien securing the Junior Tranche Credit Document Obligations then such Senior Tranche Secured Party, upon demand by the Junior Tranche Administrative Agent, will without the need for any further consent of any other Senior Tranche Secured Party, notwithstanding anything to the contrary either (i) release such Lien or (ii) assign it to the Shared Collateral Agent , to hold as security for the benefit of all Secured Parties.
(g)Each of the parties hereto acknowledge and agree that because of the differing rights of the Senior Tranche L/C Participants and the Junior Tranche L/C Participants in the WeWork Collateral the claims of the Senior Tranche L/C Participants with respect to the Senior Tranche Obligations and the claims of the Junior Tranche L/C Participants with respect to the Junior Tranche Obligations are fundamentally different and must be separately classified in any plan of reorganization proposed or adopted in any bankruptcy case. In the event that the claims of the Senior Tranche L/C Participants and Junior Tranche L/C Participants are classified in the same class in any plan of reorganization proposed or adopted in any bankruptcy case, then each of the parties hereto hereby acknowledges and agrees that: (i) the Senior Tranche L/C Participants shall not cast their votes in favor of such plan of reorganization unless such plan of reorganization has been approved by Junior Tranche L/C Participants holding at least two-thirds in amount and more than one-half in number of the claims with respect to the Junior Tranche Obligations, and (ii) the Junior Tranche L/C Participants shall not case their votes in favor of such plan of reorganization unless such plan of reorganization has been approved by Senior Tranche L/C Participants holding at least two-thirds in amount and more than one-half in number of the claims with respect to the Senior Tranche Obligations.
12.13Rights, Obligations and Protections of the Shared Collateral Agent.
(a)The Shared Collateral Agent and the Controlling Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the WeWork Security Documents. Without limiting the generality of the foregoing, the Shared Collateral Agent and the Controlling Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other WeWork Security Documents that the Shared Collateral Agent or Controlling Administrative Agent is required to exercise as directed in writing by the Controlling Secured Parties; provided that the Shared Collateral Agent or the Controlling Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Shared Collateral Agent or the Controlling Administrative Agent to liability or that is contrary to any WeWork Security Document or applicable law;
(iii)shall not, except as expressly set forth herein and in the other WeWork Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Obligors or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Shared Collateral Agent or Controlling Administrative Agent or any of their respective Affiliates in any capacity;

(iv)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Controlling Secured Parties or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the WeWork Obligor stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the Shared Collateral Agent and the Controlling Administrative Agent shall be deemed not to have knowledge of any Event of Default hereunder until notice describing such Event of Default is given to the Shared Collateral Agent or the Controlling Administrative Agent by an L/C Participant Issuing Creditor, Applicable Agent or the Obligors); and
(v)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other WeWork Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other WeWork Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the WeWork Security Documents, (v) the value or the sufficiency of any WeWork Collateral for the Obligations, or (v) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Shared Collateral Agent or Controlling Administrative Agent;
(vi)with respect to this Agreement and each WeWork Security Document, may conclusively assume that the WeWork Group Members have complied with all of their obligations thereunder unless advised in writing by the WeWork Obligor, an L/C Participant, an Issuing Creditor or an Administrative Agent to the contrary specifically setting forth the alleged violation; and
(vii)may conclusively rely on any certificate of an officer of the WeWork Obligor.
(b)Each Secured Party acknowledges that, in addition to acting as the initial Shared Collateral Agent, Goldman Sachs International Bank also serves as the Senior Tranche Administrative Agent and the initial Controlling Administrative Agent, and each Secured Party hereby waives any right to make any objection or claim against Goldman Sachs International Bank (or any successor or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Shared Collateral Agent also serving as the Senior Tranche Administrative Agent and Controlling Administrative Agent; provided that, the foregoing does not limit the rights of any Junior Tranche L/C Participant pursuant to Section 12.9(b)(ii) of this Agreement.
(c)The Shared Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Unless such statement is required by the terms of this Agreement or the WeWork Security Documents to be made in writing, the Shared Collateral Agent and Controlling Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Shared Collateral Agent and the Controlling Administrative Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Obligors, counsel for each Applicable Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 13.MISCELLANEOUS
13.1Amendments and Waivers.

(a)Subject to Section 2.7 and Section 13.1(b) below, neither this Agreement, any other Credit Document (other than the Fee Letters), the LPA Amendment Agreement, the Parent Indemnity, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Applicable Required L/C Participants and each Obligor Party and SVF Party party to the relevant Credit Document (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity may, or, with the written consent of the Applicable Required L/C Participants, the Applicable Agent and each Obligor Party and SVF Party party to the relevant Credit Document (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Credit Documents (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity for the purpose of adding any provisions to this Agreement or the other Credit Documents (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity or changing in any manner the rights or obligations of the L/C Participants under the applicable L/C Tranche or of the Obligor Parties or of the SVF Parties hereunder or thereunder, in each case that directly impacts only the rights and obligations of the L/C Participants under such L/C Tranche and does not adversely impact the rights and obligations of the L/C Participants under the other L/C Tranche or (b) waive, on such terms and conditions as the Applicable Required L/C Participants or the Applicable Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement ~~or~~, the other Credit Documents (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity or any Default or Event of Default and its consequences, in each case that directly only impacts the rights and obligations of the L/C Participants under such L/C Tranche and does not adversely impact the rights of obligations of the L/C Participants under the other L/C Tranche; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)(A) forgive or reduce any Reimbursement Obligation under such L/C Tranche, (B) extend the scheduled expiry date of any Letter of Credit or scheduled due date of any Reimbursement Obligation in each case, under such L/C Tranche, (C) reduce the stated rate of any interest, fee or premium payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Applicable Required L/C Participants)) or extend the scheduled date of any payment thereof in each case, under such L/C Tranche, (D) increase the amount or extend the expiration date of any L/C Participant’s L/C Commitment under such L/C Tranche, or (E) modify or waive any provision of Sections 2.2, 2.8, 11.3 and 12.12 in each case without the written consent of each L/C Participant under such L/C Tranche in respect of all of its L/C Commitment directly affected thereby;
(ii)(A) eliminate or reduce the voting rights of any L/C Participant under such L/C Tranche under this Section 13.1, (B) reduce any percentage specified in the definition of Senior Tranche Required L/C Participants or Junior Tranche Required L/C Participants, as applicable or modify the definitions of Required L/C Participants, Senior Tranche Required L/C Participants, Junior Tranche Required L/C Participants or Shared Collateral Agent, (C) consent to the assignment or transfer by the Obligors of any of its rights and obligations under this Agreement ~~and~~, the other Credit Documents (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity, in each case, in respect of such L/C Tranche, (D) release all or substantially all of the WeWork Collateral in respect of such L/C Tranche, (E) release all or substantially all of the WeWork Guarantors from their obligations under the WeWork Security Agreement in respect of such L/C Tranche, (F) release ~~the SoftBank~~either SB Obligor from its obligations hereunder in respect of such L/C Tranche, (G) subordination of the Liens on the WeWork Collateral securing such L/C Tranche to Liens securing any other Indebtedness or obligations of any Obligor, (H) subordination of any of the Obligations in contractual right of payment to any other Indebtedness or other obligation of any Obligor, (J) modify or waive any provision of Section 2.14(b) in respect of such L/C Tranche or (K) amend the proviso to this Section 13.1(a) in respect of such L/C Tranche, in each case, without the written consent of all L/C Participants under such L/C Tranche in respect of all of its L/C Commitment;

(iii)(A) amend, modify or waive any provision of Sections 2.3(b), 7.9, 7.10, 7.12, 9.13, 11.1(m) and 11.1(n) in a manner adverse to the Senior Tranche L/C Participants, (B) amend, modify or waive any provisions of the Parent Indemnity in a manner materially adverse to the Senior Tranche L/C Participants (it being understood that any amendments, modifications or waivers to the definitions of “Trigger Event” or “Indemnifiable Loss” (but excluding any amendments or modifications reasonably required (including an increase to the maximum liability under the Parent Indemnity) to implement the Permitted SVF Amendment) will be deemed materially adverse to the Senior Tranche L/C Participants), (C) release all or substantially all of the SVF Collateral in respect of the Senior L/C Tranche or (D) subordination of the Liens on the SVF Collateral securing the Senior L/C Tranche to Liens securing any other Indebtedness or obligations of any Obligor, in each case, without the written consent of all Senior Tranche L/C Participants in respect of all of its Senior Tranche L/C Commitment;
(iv)amend, modify or waive any provision of Sections 4.1 through 4.12, 7.1 through 7.5 and 9.1 through 9.8, and definitions, solely to the extent used in such sections and solely to the extent they relate to such sections, in each case, without the written consent of the Junior Tranche Required L/C Participants;
(v)amend, modify or waive any provision of Section 4.13 through 4.31, 7.6 through 7.8, 7.11, 9.9 through 9.12 and 9.14 through 9.21 and definitions, solely to the extent used in such sections and solely to the extent they relate to such sections, in each case, without the written consent of the Senior Tranche Required L/C Participants; and
(vi)~~(iii)~~  amend, modify or waive any provision of any Credit Document (other than the Fee Letters) that affects any Applicable Agent without the written consent of such Applicable Agent; and amend, modify or waive any Issuing Creditor’s rights or obligations under this Agreement without the written consent of such Issuing Creditor.
For the avoidance of doubt, to the extent that (a) any written amendments, supplements or modifications hereto and to the other Credit Documents (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity for the purpose of adding any provisions to this Agreement or the other Credit Documents (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity or changing in any manner the rights of the L/C Participants or of the Obligor Parties or of the SVF Parties hereunder or thereunder, in each case, directly impacts only one L/C Tranche and does not adversely impact the other L/C Tranche or (b) waive, on such terms and conditions, any of the requirements of this Agreement ~~or~~, the other Credit Documents (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity or any Default or Event of Default and its consequences, in each case, solely to the extent such amendments, supplements, modifications or waiver directly impact only one L/C Tranche and does not adversely impact the other L/C Tranche, then in the case of the preceding clauses (a) and (b), only the written consent of the Applicable Required L/C Participants of the L/C Tranche directly impacted by such amendment, supplement, modification or waiver shall be required and no written consent of the L/C Participants under the L/C Tranche not adversely impacted by such amendment, supplement, modification or waiver shall be required, it being understood that any extension of the Termination Date of an L/C Tranche does not adversely impact the L/C Participants under the other L/C Tranche. Notwithstanding the foregoing, (i) any increases to the Applicable Margin solely with respect to the Junior L/C Tranche within 30 days of the Fourth Amendment Effective Date shall not be deemed to adversely impact the Senior Tranche L/C Participants under the Senior L/C Tranche and (ii) the Junior Tranche Required L/C Participants shall be permitted to amend the Applicable Margin with respect to the Junior L/C Tranche pursuant to certain flex provisions as set out in the Junior Tranche Fee Letter without the consent of any other party hereto within 30 days of the Fourth Amendment Effective Date.
Any such waiver and any such amendment, supplement or modification under an L/C Tranche shall apply equally to each of the L/C Participants only under such L/C Tranche and shall be binding upon the Obligor Parties, the SVF Parties, the applicable L/C Participants and the Applicable Agent (including, if applicable, the Shared Collateral Agent). In the case of any waiver, the Obligor Parties, the SVF Parties, the applicable L/C Participants under the applicable L/C Tranche and the Applicable Agent (including, if applicable, the Shared Collateral Agent) shall be restored to their former position and rights hereunder and under the other Credit Documents (other than the Fee Letters), the LPA Amendment or the Parent Indemnity, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
~~Notwithstanding the foregoing, Sections 4, 7 and 9 and definitions, solely to the extent used in such sections and solely to the extent relate to such sections, may be amended solely by the consent of the SoftBank Obligor and L/C Participants that collectively hold commitments or Reimbursement Obligations that represent an amount greater than 50% of the Total Commitments; provided that any such amendment that adversely affects any one L/C Tranche disproportionately relative to the other L/C Tranche, shall require the consent of such other L/C Tranche, voting as a separate class, in accordance with the other provisions of this Section 13.1(a).~~
Notwithstanding anything to the contrary in this Section 13.1(a) or in any other Credit Document, it is understood and agreed that no provision of any Credit Document may be waived, amended, supplemented or modified in a manner that materially and adversely affects the WeWork Obligor without the written consent of the WeWork Obligor; provided that any such amendment, modification or waiver that has the effect of (A) reducing any of the Total Commitment, Senior Tranche Total Commitment, or Junior Tranche Total Commitment, (B) increasing the Benchmark, Applicable Margin, or any other amount payable by the WeWork Obligor pursuant to any Credit Document, or (C) modifying the Termination Date shall, in each case, be deemed to materially and adversely affect the WeWork Obligor.
Notwithstanding anything to the contrary herein, each Senior Tranche L/C Participant, each Senior Tranche Issuing Creditor and the Senior Tranche Administrative Agent hereby agree that this Agreement, the other Credit Documents, the LPA Amendment Agreement, and the Parent Indemnity may be amended to (x) replace the SoftBank Obligor with the SVF Obligor in respect of the Junior L/C Tranche and to permit the Junior L/C Tranche to receive the benefit of the SVF Collateral on a pari passu basis with the Senior L/C Tranche and (y) extend the Junior Tranche Termination Date; provided that such amendments (i) shall be consented to by such number or percentage of the Junior Tranche L/C Participants and the Junior Tranche Administrative Agent as shall be required by the Amended Credit Agreement, (ii) shall be consented to by the Senior Tranche Required L/C Participants and the Senior Tranche Administrative Agent, (iii) shall require that the amount of the Capital Call Obligations subject to the Security Capital Call Notice, the amount of Capital Commitments that are Security Capital Commitments, the amount of the Security Capital Call, the amount of the Required Amount and the maximum liability under the Parent Indemnity shall, in each case, be increased by 166.67% of the amount of the Junior Tranche Reimbursement Obligations and L/C Exposure in respect of the Junior Tranche (which may be effectuated either as (x) an increase to the existing Capital Call Obligations subject to the Security Capital Call Notice, the amount of Capital Commitments that are Security Capital Commitments, the amount of the Security Capital Call, the amount of the Required Amount and the maximum liability under the Parent Indemnity or (y) separate documentation of the same type as those listed in clause (x)), (iv) shall not increase the aggregate amount of Junior Tranche Total Commitments, Junior Tranche Reimbursement Obligations and L/C Exposure in respect of the Junior Tranche to exceed $500,000,000, and (v) shall include any other modifications reasonably required to implement the foregoing, including any increase in pricing or fees however structured (such amendment, the “Permitted SVF Amendment”).
Notwithstanding the foregoing, for the purposes of consenting to any amendment, supplement, modification or waiver hereunder or in respect of any other Credit Document (other than the Fee Letters), the LPA Amendment Agreement or the Parent Indemnity, each L/C Participant shall be permitted to consent (or decline to consent) to such amendment, supplement, modification or waiver in respect of all, or less than all (as specified in a written notice by such L/C Participant to the Applicable Agent), of its L/C Commitment under an L/C Tranche (and in the absence of such notice in respect of such amendment, supplement, modification or waiver, L/C Participant shall be deemed to have so granted or consented in respect of all of its L/C Commitment under such L/C Tranche).
(b)Furthermore, notwithstanding the foregoing, the Applicable Agent, with the consent of each other Applicable Agent and the Obligors, may amend, modify or supplement any Credit Document, the LPA Amendment Agreement or the Parent Indemnity without the consent of any L/C Participant or any Applicable Required L/C Participants in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Credit Document (other than the Fee Letters).
13.2Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Obligors and the Applicable Agent, and as set forth in an administrative questionnaire delivered to the Applicable Agent in the case of the Issuing Creditors or the L/C Participants, or to such other address as may be hereafter notified by the respective parties hereto:

SoftBank Obligor:
SoftBank Group Corp.
1-7-1, Kaigan
Minato-ku, Tokyo, 105-7537
Japan
Attention: Mr. Ippei Mimura, Head of Group Management, Managing Director
Telephone: +81-3-6889-2280
Email:    SBGRP-we-lc-sbg@g.softbank.co.jp

SVF Obligor:	SoftBank Vision Fund II-2 L.P. c/o SB Global Advisers Limited 69 Grosvenor Street, London, W1K 3JP United Kingdom Attention: Legal Department Telephone: +44 0207 629 0431 Email: legal@softbank.com
Manager:	SB Global Advisers Limited 69 Grosvenor Street, London, W1K 3JP United Kingdom Attention: Legal Department Telephone: +44 0207 629 0431 Email: legal@softbank.com
Jersey General Partner:	SVF II GP (Jersey) Limited 47 Esplanade, St Helier, Jersey, JE1 0BD Attention: Crestbridge Fund Administrators Limited Telephone: +44 1534 835600 Email: SVFII.GRP@crestbridge.com

WeWork Obligor:
WeWork Companies LLC
~~115 W 18th Street~~
75 Rockefeller Plaza, 10th floor
New York, ~~New York~~NY 1001~~1~~9
Attention:  ~~Arthur Minson~~Andre Fernandez, Chief Financial Officer and Treasurer
Email:  ~~aminson@wework.com~~andre.fernandez@wework.com; legal@wework.com

With a copy to:

WeWork Companies LLC
~~222 Broadway~~
75 Rockefeller Plaza, 10th floor
New York, ~~New York~~NY 10019
Attention:  ~~Tim Fetten,~~Matt Vierling, Assistant Treasurer
Telephone: 646-~~5~~396~~4~~-3~~12~~673
Email:  ~~tim.fetten@wework.com~~matt.vierling@wework.com; legal@wework.com

Senior Tranche Administrative Agent and Shared Collateral Agent:	Goldman Sachs International Bank c/o Goldman Sachs Loan Operations Attention: Loan Operations –IBD Agency 2001 Ross Avenue, 29th Floor Dallas, Tx 75201 Email: gs-dallas-adminagency@gs.com

Junior Tranche Administrative Agent:	Kroll Agency Services Limited Attention: Kroll Agency and Trustee Services Limited The News Building, Level 6 3 London Bridge, London, SE1 9SG Email: deals@ats.kroll.com
With a copy to: Brookfield Asset Management 181 Bay Street, Toronto, ON Toronto, ON M5J 2T3 Attention: Tom Corbett Email: bamtransactions@brookfield.com provided that any notice, request or demand to or upon the Applicable Agent or the L/C Participants shall not be effective until received.
Notices and other communications to the Issuing Creditors or L/C Participants hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Applicable Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Applicable Agent and the applicable Issuing Creditor or L/C Participant. The Applicable Agent or the Obligors may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
13.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Applicable Agent, Issuing Creditor or any L/C Participant, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
13.4Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the extensions of credit hereunder.
13.5Payment of Expenses. The Obligors agree (a) to pay or reimburse each Applicable Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary external counsel to each Applicable Agent, and one additional primary external counsel to the Junior Tranche L/C Participants, one regulatory counsel and one local counsel as reasonably necessary in each relevant jurisdiction, and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Obligors prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Applicable Agent and the Junior Tranche Required L/C Participants shall deem appropriate, (b) to pay or reimburse each Issuing Creditor, L/C Participant and each Applicable Agent for all its costs and reasonable documented out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the fees and disbursements of one primary external counsel for each Applicable Agent and one additional primary external counsel for the Junior Tranche L/C Participants (in each case, including one regulatory counsel and one local counsel as reasonably necessary in each relevant jurisdiction (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction corresponding to each primary external counsel)) for the affected Issuing Creditors or L/C Participants similarly situated and each Applicable Agent, (c) to pay, indemnify, and hold each Issuing Creditor, L/C Participant and Applicable Agent harmless from, any and all recording and filing fees, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each L/C Participant, each Issuing Creditor and Applicable Agent, their respective affiliates, and their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Obligors, their equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Letters of Credit (including any refusal by the Issuing Creditor to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or for any other reasons specified in this Agreement) or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any WeWork Group Member or any of the Properties and the reasonable fees and expenses of one primary external legal counsel, one regulatory counsel and one local counsel as reasonably necessary in each relevant jurisdiction (and, in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) in connection with claims, actions or proceedings by any Indemnitee against any Obligor Party and SVF Party under any Credit Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Obligors shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, and provided, further, that this Section 13.5(d) shall not apply with respect to claims brought by an Indemnitee against another Indemnitee (provided that such claims do not arise from any act or omission by the Obligors or any of its affiliates), other than claims brought against the Applicable Agent in its capacity or in fulfilling its role as Applicable Agent. Without limiting the foregoing, and to the extent permitted by applicable law, the Obligors agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to

Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except for any such rights that arise solely or directly from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and non-appealable judgment. No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any indirect, special, exemplary, punitive or consequential damages in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby. This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. All amounts due under this Section 13.5 shall be payable not later than ten days after written demand therefor. Statements payable by the Obligors pursuant to this Section 13.5 shall be submitted to the Chief Financial Officer (with a copy to the General Counsel), at the address of the Obligors set forth in Section 13.2, or to such other Person or address as may be hereafter designated by the Obligors in a written notice to the Applicable Agent. The agreements in this Section 13.5 shall survive the termination of this Agreement and the repayment of all amounts payable hereunder.
13.6Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Creditor or L/C Participant that issues any Letter of Credit), except that (i) the Obligors may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each applicable L/C Participant and each applicable Issuing Creditor (and any attempted assignment or transfer by the Obligors without such consent shall be null and void) and (ii) no Issuing Creditor or L/C Participant may assign or otherwise transfer its rights or obligations hereunder except to an Issuing Creditor Assignee or L/C Participant Assignee in accordance with this Section 13.6.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below and in Section 13.22, any L/C Participant may assign to one or more L/C Participant Assignees, all or a portion of its rights and obligations under this Agreement (including all or a portion of its L/C Commitments and Junior Tranche Reimbursement Obligations) with the prior written consent of:
(A)the Applicable Obligors (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Applicable Obligors shall be required for an assignment (i) to an L/C Participant, an Affiliate of an L/C Participant, an Approved Fund (as defined below), (ii) in the case of the Junior L/C Tranche, to an Affiliate of a Junior Tranche L/C Participant or by a Junior Tranche L/C Participant which is a trustee for a reinsurance counterparty (or which is the reinsuring party) to such reinsurance counterparty or (iii) if an Event of Default has occurred and is continuing, to any other Person; and provided, further, that the Applicable Obligors shall be deemed to have consented to any such assignment unless ~~an~~the Applicable Obligors shall object thereto by written notice to the Applicable Agent within ten Business Days after having received notice thereof;
(B)the Applicable Agent (which, for the avoidance of doubt, shall not include the Shared Collateral Agent) (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Junior Tranche Administrative Agent (or the Shared Collateral Agent) shall be required for an assignment of Junior Tranche Reimbursement Obligations to an Affiliate of a Junior Tranche L/C Participant or by a Junior Tranche L/C Participant which is a trustee for a reinsurance counterparty (or which is the reinsuring party) to such reinsurance counterparty and
(C)each Issuing Creditor (in each case, such consent not to be unreasonably withheld conditioned or delayed); provided that (i) no consent of the Junior Tranche Issuing Creditor shall be required for any assignments of any Junior Tranche Reimbursement Obligations or any other rights and obligations of L/C Participants under the Junior L/C Tranche and (ii) each Issuing Creditor shall be deemed to have consented to any such assignment unless such Issuing Creditor shall object thereto by written notice to the Applicable Agent within five Business Days after having received notice thereof;
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to an L/C Participant, an Affiliate of an L/C Participant or an Approved Fund or an assignment of the entire remaining amount of the assigning L/C Participant’s L/C Commitments or Junior Tranche Reimbursement Obligations under the Facility, the amount of the L/C Commitments or Junior Tranche Reimbursement Obligations of the assigning L/C Participant subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Applicable Agent) shall not be less than $5,000,000 unless each of the Applicable Obligors and the Applicable Agent otherwise consent, provided that (1) no such consent of the Applicable Obligors shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each L/C Participant and its Affiliates or Approved Funds, if any;
(B)the assigning L/C Participant shall have paid in full any amounts owing by it to the Applicable Agent; and
(C)the L/C Participant Assignee, if it shall not be an L/C Participant, shall deliver to the Applicable Agent an administrative questionnaire in which the L/C Participant Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligors and their Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the L/C Participant Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 13.6, “Approved Fund” means any Person (other than a natural person or a U.S. Person (as defined in Regulation S)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) an L/C Participant, (b) an affiliate of an L/C Participant or (c) an entity or an affiliate of an entity that administers or manages an L/C Participant.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the L/C Participant Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations

(including providing forms pursuant to Section 2.10(f)) of an L/C Participant under this Agreement, and the assigning L/C Participant thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning L/C Participant’s rights and obligations under this Agreement, such L/C Participant shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10 and 13.5). Any assignment or transfer by an L/C Participant of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such L/C Participant of a participation in such rights and obligations in accordance with paragraph (c) of this Section 13.6.
(iv)The Applicable Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices located in the United States or United Kingdom, respectively, a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the L/C Participants, and the L/C Commitments of, and principal amount (and stated interest) of the L/C Exposure owing to, each L/C Participant pursuant to the terms hereof from time to time (the “L/C Participant Register”). The entries in the L/C Participant Register shall be conclusive, absent manifest error, and the Obligors, the Applicable Agent and the L/C Participants shall treat each Person whose name is recorded in the L/C Participant Register pursuant to the terms hereof as an L/C Participant hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The L/C Participant Register shall be available for inspection by the Obligors and any L/C Participant, at any reasonable time and from time to time upon reasonable prior notice (it being understood that no L/C Participant shall be entitled to view any information in the L/C Participant Register except such information contained therein with respect to the L/C Commitments of, and principal amount (and stated interest) of the L/C Exposure owing to such L/C Participant). This Section 13.6(b)(iv) shall be construed so that all L/C Commitments are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations).
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning L/C Participant and an L/C Participant Assignee, the L/C Participant Assignee’s completed administrative questionnaire (unless the L/C Participant Assignee shall already be an L/C Participant hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 13.6 and any written consent to such assignment required by paragraph (b) of this Section 13.6, the Applicable Agent shall accept such Assignment and Assumption and record the information contained therein in the L/C Participant Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the L/C Participant Register as provided in this paragraph.
Any L/C Participant under an L/C Tranche may, without the consent of the Obligors or any Applicable Agent, sell participations to a Participant in all or a portion of such L/C Participant’s rights and obligations under this Agreement (including all or a portion of its L/C Commitment or Junior Tranche Reimbursement Obligations); provided that (i) such L/C Participant’s obligations under this Agreement shall remain unchanged, (ii) such L/C Participant shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Applicable Obligors, the Administrative Agent and the other L/C Participants shall continue to deal solely and directly with such L/C Participant in connection with such L/C Participant’s rights and obligations under this Agreement. Any agreement pursuant to which an L/C Participant sells such a participation shall provide that such L/C Participant shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such L/C Participant will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of such L/C Participant with respect to the following matters, in each case, as applicable to such L/C Tranche: (a) increases in L/C Commitments or Junior Tranche Reimbursement Obligations participated to such Participant or changes in currency of such L/C Commitment, (b) reductions or waivers of Reimbursement Obligations, interest (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Applicable Required L/C Participants)) or fees, (c) extensions of the Termination Date or the due date of any interest or fee payment, (d) releases of the guarantees of all or substantially all WeWork Guarantors or all or substantially all of the WeWork Collateral, (e) release ~~the SoftBank~~either SB Obligor of its Applicable Obligations hereunder, (f) modify or waive any provision of Section 2.8, (g) subordination of payment or lien priority of the obligations (h) any other matters set forth in Section 13.1(a)(ii) and (i) changes in voting threshold of the foregoing clauses. Each L/C Participant that sells a participation agrees, at the Applicable Obligor~~’~~s’ request and expense, to use reasonable efforts to cooperate with ~~the~~such Applicable Obligors to effectuate the provisions of Sections 2.11 and 2.12 with respect to any Participant. Subject to each L/C Participant’s compliance with the provisions of this Section 13.6(c), the Obligors agree that each Participant shall be entitled to the benefits of Sections 2.9 and 2.10 (subject to the requirements and limitations therein, including the requirements under Section 2.10(f) (it being understood that the documentation required under Section 2.10(f) shall be delivered to the participating L/C Participant)) to the same extent as if it were an L/C Participant and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.9 and 2.10 as if it were an L/C Participant; and (B) shall not be entitled to receive any greater payment under Section 2.9 or Section 2.10, with respect to any participation, than its participating L/C Participant would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.7(b) as though it were an L/C Participant, provided such Participant shall be subject to Section 13.7(a) as though it were an L/C Participant. Each L/C Participant that sells a participation shall, acting solely for this purpose as an agent of the Applicable Obligors, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Credit Documents (the “Participant Register”). Each Obligor and the Applicable Agent may from time to time request inspection of the Participant Register, at reasonable times and from time to time upon reasonable prior notice; provided that no L/C Participant shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any L/C Commitments, Junior Tranche Reimbursement Obligations, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such L/C Commitment, Junior Tranche Reimbursement Obligations, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such L/C Participant shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Applicable Agent (in its capacity as such Applicable Agent) shall have no responsibility for maintaining a Participant Register. This Section 13.6(c) shall be construed so that all L/C Commitments and Junior Tranche Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations).
(c)Any L/C Participant may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such L/C Participant, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release an L/C Participant from any of its obligations hereunder or substitute any such pledgee or L/C Participant Assignee for such L/C Participant as a party hereto.
(d)Any Issuing Creditor may resign upon (i) 30 days prior written notice to the Obligors and the Applicable Agent and (ii) obtaining the written consent of the Applicable Obligors and the Applicable Agent to such resignation. From and after the effective date of such resignation, references herein to the term “Issuing Creditor” shall be deemed to refer to any successor or to a resigned Issuing Creditor, as the context shall require. After the resignation of an Issuing Creditor pursuant to this clause (d), the resigned Issuing Creditor shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Creditor under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to extend existing Letters of Credit or issue additional Letters of Credit.
(e)(i) Subject to the conditions set forth in paragraph (e)(ii) below and in Section 13.22, any Issuing Creditor may assign to one or more Issuing Creditor Assignees, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Issuing Commitments) with the prior written consent of:
(A)the Applicable Obligors (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Applicable Obligors shall be required for an assignment to an Issuing Creditor, an Affiliate of an Issuing Creditor, or, if an Event of Default has occurred and is continuing, any other Person; and provided, further, that the Applicable Obligors shall be deemed to have consented to any such assignment unless ~~an~~the Applicable Obligors shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
(B)the Applicable Agent (such consent not to be unreasonably withheld, conditioned or delayed); and
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to an Issuing Creditor, an Affiliate of an Issuing Creditor or an assignment of the entire remaining amount of the assigning Issuing Creditor’s Issuing Commitments under the Facility, the amount of the Issuing Commitments of the assigning Issuing Creditor subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Applicable Obligors and the Applicable Agent otherwise consent, provided that (1) no such consent of the Applicable Obligors shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of Issuing Creditors and its Affiliates, if any;
(B)the assigning Issuing Creditor shall have paid in full any amounts owing by it to the Applicable Agent; and
(C)the Issuing Creditor Assignee, if it shall not be an Issuing Creditor, shall deliver to the Applicable Agent an administrative questionnaire in which the Issuing Creditor Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligors and their Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Issuing Creditor Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (e)(iv) below, from and after the effective date specified in each Assignment and Assumption the Issuing Creditor Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations (including providing forms pursuant to Section 2.10(f)) of an Issuing Creditor under this Agreement, and the assigning Issuing Creditor thereunder shall subject to the next sentence, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Issuing Creditor’s rights and obligations under this Agreement, such Issuing Creditor shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10 and 13.5). After the assignment by an Issuing Creditor pursuant to this clause (e), the assignor Issuing Creditor shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Creditor under this Agreement with respect to Letters of Credit issued by it prior to such assignment, but shall not be required to extend existing Letters of Credit or issue additional Letters of Credit.
(iv)The Applicable Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices located in the United States a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Issuing Creditor, and the Issuing Commitments of each Issuing Creditor pursuant to the terms hereof from time to time (the “Issuing Creditor Register”). The entries in the Issuing Creditor Register shall be conclusive, absent manifest error, and the Obligors, the Applicable Agent and the Issuing Creditors shall treat each Person whose name is recorded in the Issuing Creditor Register pursuant to the terms hereof as an Issuing Creditor hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Issuing Creditor Register shall be available for inspection by the Obligors and any Issuing Creditor, at any reasonable time and from time to time upon reasonable prior notice (it being understood that no Issuing Creditor shall be entitled to view any information in the Issuing Creditor Register except such information contained therein with respect to the Issuing Commitments of such Issuing Creditor). This Section 13.6(e)(iv) shall be construed so that all Issuing Commitments are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations).
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Issuing Creditor and an Issuing Creditor Assignee, the Issuing Creditor Assignee’s completed administrative questionnaire (unless the Issuing Creditor Assignee shall already be an Issuing Creditor hereunder), the processing and recordation fee referred to in paragraph (e) of this Section 13.6 and any written consent to such assignment required by paragraph (e) of this Section 13.6, the Applicable Agent shall accept such Assignment and Assumption and record the information contained therein in the Issuing Creditor Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Issuing Creditor Register as provided in this paragraph.
13.7Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular L/C Participant or to the L/C Participants, if any L/C Participant (a “Benefitted L/C Participant”) shall receive any payment of all or part of the Obligations owing to it in respect of an L/C Tranche (other than in connection with an assignment made pursuant to Section 13.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other L/C Participant under such L/C Tranche, if any, in respect of the Obligations owing to such other L/C Participant, such Benefitted L/C Participant shall purchase for cash from such other L/C Participants a participating interest in such portion of the Obligations owing to each such other L/C Participant, or shall provide such other L/C Participants with the benefits of any such collateral, as shall be necessary to cause such Benefitted L/C Participant to share the excess payment or benefits of such collateral ratably with each of the L/C Participants; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted L/C Participant, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided, further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any WeWork Guarantor shall be applied to any Excluded Swap Obligations of such WeWork Guarantor.
(b)In addition to any rights and remedies of each of the L/C Participants and Issuing Creditors provided by law, each L/C Participant and Issuing Creditor shall have the right, without notice to the Obligors, any such notice being expressly waived by the Obligors to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Obligors (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such L/C Participant or Issuing Creditor, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Obligor (other than, the extent applicable, solely with respect to the WeWork Collateral, Factoring Assets or other Excluded Property sold, pledged or otherwise transferred in connection with a Factoring Disposition); provided that if any Defaulting L/C Participant or Defaulting Issuing Creditor shall exercise any such right of setoff, (i) all amounts so set-off shall be paid over immediately to the Applicable Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting L/C Participant or Defaulting Issuing Creditor from its other funds and deemed held in trust for the benefit of the Applicable Agent, the L/C Participants and the Issuing Creditors, in each case, in respect of the applicable L/C Tranche and (ii) the Defaulting L/C Participant and the Defaulting Issuing Creditor shall provide promptly to the Applicable Agent a statement describing in reasonable detail the obligations owing to such Defaulting L/C Participant and Defaulting Issuing Creditor as to which it exercised such right of set-off. Each L/C Participant and Issuing Creditor agrees promptly to notify the Applicable Obligors and Applicable Agent after any such application made by such L/C Participant and Issuing Creditor, provided that the failure to give such notice shall not affect the validity of such application.
13.8Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Obligors and the Applicable Agent.
13.9Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.10Integration. This Agreement, the Fee Letters ~~and~~, the other Credit Documents, the LPA Amendment Agreement and the Parent Indemnity represent the entire agreement of the Obligors, the Applicable Agent, the Issuing Creditors and the L/C Participants with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Applicable Agent, any Issuing Creditor or any L/C Participant relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.11GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
13.12Submission To Jurisdiction; Waivers. The Obligors and each SVF Party hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided, that nothing contained herein or in any other Credit Document will prevent any L/C Participant, any Issuing Creditor or the Applicable Agent from bringing any action to enforce any award or judgment or exercise any right under the WeWork Security Documents or the SVF Security Documents or against any WeWork Collateral or SVF Collateral or any other property of any Obligor Party in any other forum in which jurisdiction can be established;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, (x) with respect to the WeWork Obligor, as the case may be at its address set forth in Section 13.2 ~~and~~, (y) with respect to the SoftBank Obligor to the SoftBank Process Agent in accordance with Section 13.24 and (z) with respect to the SVF Parties to the SVF Process Agent in accordance with Section 13.25;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.12 any indirect, special, exemplary, punitive or consequential damages.
13.13Acknowledgements. The Obligors hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Obligor Parties and the Creditor Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Credit Documents, irrespective of whether the Creditor Parties have advised or are advising the Obligor Parties on other matters, and the relationship between the Creditor Parties, on the one hand, and the Obligor Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Creditor Parties, on the one hand, and the Obligor Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Obligor Parties rely on, any fiduciary duty to the Obligor Parties or their affiliates on the part of the Creditor Parties, (c) the Obligor Parties are capable of evaluating and understanding, and the Obligor Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Credit Documents, (d) the Obligor Parties have been advised that the Creditor Parties are engaged in a broad range of transactions that may involve interests that differ from the Obligor Parties’ interests and that the Creditor Parties have no obligation to disclose such interests and transactions to the Obligor Parties, (e) the Obligor Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Obligor Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Credit Documents, (f) each Creditor Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Obligor Parties, any of their affiliates or any other Person, (g) none of the Creditor Parties has any obligation to the Obligor Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Credit Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Creditor Party and the Obligor Parties or any such affiliate and (h) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Creditor Parties or among the Obligor Parties and the Creditor Parties.
13.14Releases of Guarantees and Liens.

(a)Automatic Release. If any WeWork Collateral is the subject of a disposition (other than to another Obligor Party) that is not prohibited hereunder or becomes Excluded Property, the Liens in such WeWork Collateral granted under the Credit Documents shall automatically terminate and the WeWork Collateral will be free and clear of all such Liens. In addition, such liens on the WeWork Collateral shall be released at the request of the SoftBank Obligor in connection with any Factoring Disposition in connection with a securitization financing provided by a bona fide third party or an affiliate of the SoftBank Obligor or any company that the ~~SoftBank Vision Fund~~SVF Obligor owns 25% or more of the equity of, in each case, identified to the Senior Tranche Administrative Agent or any of such Person’s subsidiaries or affiliates prior to the Effective Date (including, without limitation, “factoring” arrangements, receivables financing or financing of contracted revenue).
(b)Written Release. The Controlling Administrative Agent is irrevocably authorized, without any consent or further agreement of the L/C Participants, to release of record, and shall release of record, any Liens encumbering any WeWork Collateral described in clause (a) above. To the extent the any Applicable Agent is required to execute any release documents in accordance with the immediately preceding sentence, such Applicable Agent shall do so promptly upon request of the WeWork Obligor and the Controlling Administrative Agent (subject to Section 13.5, at the cost of the WeWork Obligor) without the consent or further agreement of any L/C Participant. Any execution and delivery of documents pursuant to this clause (b) shall be without recourse to or warranty by the Applicable Agent.
(c)Authorized Release upon Date of Full Satisfaction. The Applicable Agent is irrevocably authorized by the L/C Participants, without any consent or further agreement of the L/C Participants, to release or assign, as applicable, the Shared Collateral Agent’s Liens and guarantees upon the Date of Full Satisfaction in accordance with Section 7.12(f) of the WeWork Security Agreement. All Liens in the WeWork Collateral and all guarantees granted under any Credit Document shall automatically terminate and be released on the later of (x) the Date of Full Satisfaction and (y) the Reimbursement Agreement Date of Full Satisfaction (as defined in the Reimbursement Agreement). All Liens in the SVF Collateral and all of the SVF Obligor’s obligations hereunder shall automatically terminate and be released on the Date of Full Satisfaction in respect of the Senior L/C Tranche. All of the SoftBank Obligor’s obligations hereunder shall automatically terminate and be released on the Date of Full Satisfaction in respect of the Junior L/C Tranche.
(d)Authorized Release of WeWork Obligor Party. If the Controlling Administrative Agent shall have received a certificate of a Responsible Officer of the WeWork Obligor requesting the release of a WeWork Obligor Party, certifying that the Controlling Administrative Agent is authorized to release such WeWork Obligor Party because either: (1) the Equity Interest issued by such WeWork Obligor Party or the assets of such WeWork Obligor Party have been disposed of to a non-Obligor Party, (2) such WeWork Obligor Party has been designated as an Unrestricted WeWork Subsidiary or has become an Excluded Subsidiary or (3) such WeWork Obligor Party has liquidated or dissolved in a transaction permitted by this Agreement; provided that no such release shall occur if such WeWork Obligor Party continues to be a guarantor in respect of any of the Existing Senior Notes or any Permitted Senior Secured Debt of any of the foregoing; then the Controlling Administrative Agent is irrevocably authorized by the L/C Participants to release the Liens granted to the Shared Collateral Agent to secure the Obligations in the assets of such WeWork Obligor Party and release such WeWork Obligor Party from all obligations under the Credit Documents. To the extent any Applicable Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Applicable Agent shall do so promptly upon request of the WeWork Obligor (at the sole expense of WeWork Obligor). Any execution and delivery of documents pursuant to this clause (d) shall be without recourse to or warranty by the Applicable Agent. Notwithstanding this clause (d), to the extent that any WeWork Guarantor becomes an Excluded Subsidiary solely as a result of becoming a Subsidiary that is no longer wholly owned and the primary purpose of such transaction was to release such subsidiary from its obligations as a WeWork Guarantor, guarantees by such WeWork Guarantor shall only be released with the consent of the Required L/C Participants. Notwithstanding this clause (d), to the extent that any WeWork Guarantor becomes an Excluded Subsidiary solely as a result of becoming a subsidiary that is no longer wholly owned and the primary purpose of such transaction was to evade the guaranty and collateral requirement in Section 8.9, guarantees by such WeWork Guarantor and Liens on the assets of such WeWork Guarantor constituting WeWork Collateral shall only be released with the consent of Required L/C Participants.
(e)Lien Subordination. The Shared Collateral Agent is irrevocably authorized to subordinate any Lien on any property in respect of the WeWork Collateral granted to or held by the Shared Collateral Agent under any Credit Document to the holder of any Lien on such property in respect of the WeWork Collateral that is permitted by Section 10.1. Any execution and delivery of documents pursuant to this clause (e) shall be without recourse or warranty by the Shared Collateral Agent.
13.15Intercreditor Matters. The Controlling Administrative Agent is authorized to and shall enter into any intercreditor arrangements in its capacity as the designated representative, including any Market Intercreditor Agreements required hereunder, on behalf of each Issuing Creditor and each L/C Participant, in each case, with respect to Indebtedness (including, without limitation, any Permitted Senior Secured Debt), that is secured by Liens permitted hereunder and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such intercreditor, subordination or collateral trust agreement (including any such Market Intercreditor Agreement), an “Additional Agreement”), and to take all actions (and execute all documents) required (or deemed advisable) by the Controlling Administrative Agent in accordance with the terms of the Additional Agreement. The parties hereto acknowledge that any Additional Agreement is binding upon them. Each L/C Participant (a) hereby agrees that it will be bound by, and will not take any action contrary to, the provisions of any Additional Agreement and (b) hereby authorizes and instructs the Agents to enter into any Additional Agreement and to subject the Liens on the WeWork Collateral securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the L/C Participants to extend credit to the WeWork Obligor, and the L/C Participants are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.
13.16Confidentiality. Each of the Applicable Agent and each Creditor Party agrees that it will use all confidential information provided to it by or on behalf of the Obligor Parties or any of their respective subsidiaries or affiliates hereunder solely for the purpose of providing Commitments or extending credit and shall treat confidentially all information provided to it by any Obligor Party, the Applicable Agent or any Creditor Party; provided that nothing herein shall prevent the Applicable Agent and each Creditor Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding as required by applicable law (in which case such Applicable Agent and each Creditor Party agrees to inform the Obligors promptly thereof to the extent lawfully permitted to do so), (b) upon the request or demand of any regulatory authority having jurisdiction over the Applicable Agent or any Creditor Party or any of their respective affiliates (in which case the Applicable Agent or such Creditor Party, to the extent permitted by law, agrees to inform the Obligors promptly thereof (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority)), (c) to the extent that such information is publicly available or becomes publicly available other than by reason of improper disclosure by the Applicable Agent or any Creditor Party or any of their respective affiliates in violation of any confidentiality obligations hereunder, (d) to the extent that such information is received by the Applicable Agent or any Creditor Party from a third party that is not, to the Applicable Agent or such Creditor Party’s knowledge, subject to confidentiality obligations owing to the Obligors or any of their respective affiliates or related parties, (e) to the extent that such information is independently developed by the Applicable Agent or any Creditor Party so long as not based on information obtained in a manner that would otherwise violate this provision, (f) to each of the Applicable Agent and Creditor Party’s affiliates and such Applicable Agent or Creditor Party’s and its affiliates’ respective officers, directors, partners, employees, advisors, legal counsel, independent auditors, insurers and reinsurers and other experts or agents (collectively, the “Representatives”) who need to know such information in connection with the transactions contemplated hereunder and are informed of the confidential nature of such information and who agree (which agreement may be oral or pursuant to company policy) to be bound by the terms of this paragraph (or language substantially similar to, or at least as restrictive as, this paragraph) (and each of us shall be responsible for our respective Representatives’ compliance with this paragraph), (g) to potential and prospective lenders, potential and prospective investors, participants and any direct or indirect contractual counterparties to any swap or derivative transaction relating to this Agreement, in each case, who are advised of the confidential nature of such Information and the confidentiality restrictions specified herein,

(h) if requested by the Applicable Agent, to ratings agencies in connection with obtaining ratings; provided that such information is limited to this Agreement and is supplied only on a confidential basis, (i) to market data collectors, similar services providers to the lending industry, and service providers to the Applicable Agent or any Creditor Party in connection with the administration and management of the Facility; provided that such information is limited to the existence of this Agreement and information about the Facility, (j) received by such person on a non-confidential basis from a source (other than the Obligors or any of their respective affiliates, advisors, members, directors, employees, agents or other representatives) not known by such person to be prohibited from disclosing such information to such person by a legal, contractual or fiduciary obligation, (h) for purposes of establishing a “due diligence” defense or (i) to the extent that such information was already in our possession prior to any duty or other undertaking of confidentiality entered into in connection with the Facility; provided that no disclosure of any information may be made to any Disqualified Institution (it being understood that this provision shall not have retroactive application with respect to previously disclosed information).
Each Creditor Party acknowledges that information furnished to it pursuant to this Agreement or the other Credit Documents may include material non-public information concerning the Obligors and their Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Obligors or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Credit Documents will be syndicate-level information, which may contain material non-public information about the Obligors and their Affiliates and their related parties or their respective securities. Accordingly, each Creditor Party represents to the Obligors and the Applicable Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
13.17WAIVERS OF JURY TRIAL. THE OBLIGORS, EACH APPLICABLE AGENT, THE ISSUING CREDITORS AND THE L/C PARTICIPANTS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
13.18Patriot Act and Beneficial Ownership Regulation. Each Creditor Party hereby notifies the Obligors that pursuant to the requirements of the Patriot Act and 31 C.F.R. §101.230 (as amended, the “Beneficial Ownership Regulation”), it is required to obtain, verify and record information that identifies the Obligors and each of the other Obligor Parties, which information includes the name and address of the Obligors and each of the other Obligor Parties and other information that will allow such Creditor Party to identify the Obligors and each of the other Obligor Parties in accordance with the Patriot Act and the Beneficial Ownership Regulation.
13.19Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of any payments made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if and when the Reimbursement Obligations and other obligations hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Obligors shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the L/C Participants, the Issuing Creditors and the Obligors to conform strictly to any applicable usury laws. Accordingly, if any L/C Participant contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such L/C Participant’s option be applied to the outstanding amount of the Reimbursement Obligations hereunder or be refunded to the Obligors.
13.20Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any party to any other party under or in connection with the Credit Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of any Credit Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
13.21Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Issuing Creditor or Defaulting L/C Participant shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
13.22Representation Regarding Regulation S. Notwithstanding anything to the contrary set forth herein or in any other Credit Document, each Creditor Party represents, warrants and agrees (as to itself only) to the SoftBank Obligor that (a) it is not a U.S. Person (as defined in Regulation S), (b) the L/C Commitments and Junior Tranche Reimbursement Obligations of such Creditor Party have not been and will not be offered, sold or assigned, and participations of the L/C Commitments and Junior

Tranche Reimbursement Obligations of such Creditor Party have not been and will not be offered or sold, by it within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S), (c) it has made the L/C Commitments, and purchased the Junior Tranche Reimbursement Obligations and will only offer, sell or assign, or offer or sell participations in, its rights and obligations under this Agreement, in each case, in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the L/C Commitments and Junior Tranche Reimbursement Obligations, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S, and (d) at or prior to completing an assignment or participation of L/C Commitments or Junior Tranche Reimbursement Obligations it will obtain representations, warranties and agreements consistent with the foregoing from the Issuing Creditor Assignee, L/C Participant Assignee or purchaser of the L/C Commitments. As used in this Section 13.22, the term “L/C Commitments” includes the obligations of ~~the SoftBank~~each SB Obligor under this Agreement.
13.23Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Applicable Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the applicable Obligor Party in respect of any such sum due from it to the Applicable Agent or any Creditor Party hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other any Alternative Currency, be discharged only to the extent that on the Business Day following receipt by the Applicable Agent or such Creditor Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Applicable Agent or such Creditor Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Agent or any Creditor Party from any Obligor Party in the Agreement Currency, each Obligor Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Agent or such Creditor Party, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Agent or any Creditor Party in such currency, the Applicable Agent or such Creditor Party, as the case may be, agrees to return the amount of any excess to the applicable Obligor Party (or to any other Person who may be entitled thereto under applicable law).
13.24Appointment of SoftBank Process Agent. The SoftBank Obligor hereby appoints, through the Date of Full Satisfaction in respect of the Junior L/C Tranche, Corporation Service Company (the “SoftBank Process Agent”), with an office on the date hereof at 1180 Avenue of the Americas, Suite 210, New York, New York, United States 10036, as its agent to receive on behalf of the SoftBank Obligor service of copies of the summons and complaint and any other notice, document or process which may be served in any legal action or proceeding relating to this Agreement and the other Credit Documents to which the SoftBank Obligor is a party. Such service may be made by mailing or delivering a copy of such process to the SoftBank Obligor in care of the Process Agent, and the SoftBank Obligor hereby authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the SoftBank Obligor also irrevocably consents to the service of any and all process in any such action, litigation or proceeding by the mailing of copies of such process to the address set forth in Section 13.2 (Notices).
13.25Appointment of SVF Process Agent. Each SVF Party hereby appoints, through the Date of Full Satisfaction in respect of the Senior L/C Tranche, SB Global Advisers (US) Inc. (the “SVF Process Agent”), with an office on the date hereof at 251 Little Falls Drive, Wilmington, DE 19808, as its agent to receive on behalf of such SVF Party service of copies of the summons and complaint and any other notice, document or process which may be served in any legal action or proceeding relating to this Agreement and the other Credit Documents to which the SVF Party is a party. Such service may be made by mailing or delivering a copy of such process to such SVF Party in care of the Process Agent, and each SVF Party hereby authorizes and directs the SVF Process Agent to accept such service on its behalf. As an alternative method of service, each SVF Party also irrevocably consents to the service of any and all process in any such action, litigation or proceeding by the mailing of copies of such process to the address set forth in Section 13.2 (Notices).

13.26Waiver of Jersey droits. Without limitation to the terms of this Agreement and without prejudice to the generality of any waiver granted in the Credit Documents, each Obligor Party and each other SVF Party irrevocably and unconditionally abandons and waives any right which it may have at any time under the existing or future laws of Jersey:

(a)    whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such Obligor Party or SVF Party in respect of the obligations or liabilities assumed by the Obligor Party or SVF Party under any document, including without limitation under any Credit Document; and

(b) whether by virtue of the droit de division or otherwise to require that any liability under any document, including without limitation any Credit Document, be divided or apportioned with any other person or reduced in any manner whatsoever.
13.27Limited Recourse as to the Manager and the Jersey General Partner. Notwithstanding anything in this Agreement, in the LPA Amendment Agreement or in the Credit Documents to the contrary:
(a)the obligations of the SVF Obligor under this Agreement, the LPA Amendment Agreement and the Credit Documents to which the SVF Obligor is a party are solely the corporate obligations of the SVF Obligor;
(b)the Senior Tranche Administrative Agent, the Senior Tranche L/C Participants and the Senior Tranche Issuing Creditors understand and agree that no Senior Tranche Secured Party shall have, assert, claim or be entitled to, make, take or enforce any right, power, remedy, proceeding or step in connection with (i) any obligations under this Agreement, the LPA Amendment Agreement or the other Credit Documents except as expressly stated herein or therein or in the Parent Indemnity in respect of SBG, the Manager and the Jersey General Partner and any of their employees, agents, partners, members, directors, officers or advisors (collectively, the “Non-Recourse Parties”) or (ii) all or any of the revenues or assets of any Non-Recourse Parties in respect of this Agreement, the LPA Amendment Agreement or the other Credit Documents except as expressly stated herein or therein; provided that, for the avoidance of doubt, the foregoing shall not restrict or limit any right, power, remedy, proceeding or step in with respect to the SVF Collateral granted hereunder or under the SVF Security Documents;
(c)the Senior Tranche Administrative Agent, the Senior Tranche L/C Participants and the Senior Tranche Issuing Creditors agree that each of the SVF Obligor, the Manager and the Jersey General Partner will be liable for its own direct obligations under this Agreement, the LPA Amendment Agreement and the other Credit Documents only and shall not be liable for any obligations of any other Person party hereto or thereto except as expressly set forth herein or therein;
(d)where a natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the SVF Obligor, the Manager or the Jersey General Partner pursuant to any provision of this Agreement or any Credit Document and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect;
(e)each of the Manager and the Jersey General Partner is party to this Agreement solely for the purposes of (i) taking any actions to be taken by the Manager or the Jersey General Partner on behalf or in respect of the Partnership pursuant to the Fund Documents or this Agreement, (ii) giving certificates on its own behalf and, if applicable, on behalf of the Partnership, (iii) giving the representations and warranties applicable to it pursuant to Sections 4.13 through 4.31, agreeing to the affirmative covenants applicable to it pursuant to Sections 7.6 through 7.12 and agreeing to the negative covenants applicable to it pursuant to Sections 9.9 through 9.21 and (iv) any other obligations of, representations by or covenants of it provided in its own right in connection with this Agreement, any Credit Document or the LP Agreement, including any amendment or waiver of this Agreement, any Credit Document or the LP Agreement; and

(f)nothing in this Agreement or any other Credit Document will be construed to result in any recourse to SBG hereunder or thereunder (other than in its capacity as the SoftBank Obligor in respect of the Junior L/C Tranche) or any of its Affiliates other than each SVF Party or in relation to the SVF Collateral; provided that the foregoing shall not be construed to limit recourse to SBG in respect of the Parent Indemnity, the LP Agreement and the LPA Amendment Agreement (including its obligation to fund the Security Capital Call and its other obligations, representations, agreements and acknowledgements thereunder).